                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]Confidential, for Use of the Commission Only
[_]Preliminary Proxy Statement (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EASTERN ENTERPRISES
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share, of Eastern Enterprises ("Eastern")
  (2) Aggregate number of securities to which transaction applies: 27,117,742 shares of Eastern Common Stock (issued and outstanding as of January 18, 2000)
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $64.00 per share of Eastern Common Stock, par value $1.00 per share
  (4) Proposed maximum aggregate value of transaction: $1,735,535,488.00
  (5) Total fee paid: $347,107.00

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                    [Eastern Enterprises Logo Appears Here]

                                                                  March 16, 2000

Dear Shareholders:

   You are cordially invited to attend the Annual Meeting of shareholders of Eastern Enterprises ("Eastern") to be held on April 26, 2000, at 10:00 a.m., local time, at the Auditorium of Fleet Boston, 100 Federal Street, Boston, Massachusetts. At this year's Annual Meeting, in addition to electing three Trustees, you will be asked to vote to approve an amendment to Eastern's Declaration of Trust that will authorize certain mergers, and to vote upon a merger that, if consummated, will result in you receiving $64.00 in cash per share for your shares of Eastern Common Stock, subject to your appraisal rights under Massachusetts law. You will be entitled to receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger (the "Increased Consideration"), less any per share increase in any dividend paid to shareholders attributable to the period in which any Increased Consideration accrues.

   If you approve the merger, ACJ Acquisition LLC, a newly-formed Massachusetts limited liability company and wholly-owned subsidiary of KeySpan Corporation (d/b/a KeySpan Energy) ("KeySpan"), a New York corporation, will be merged with and into Eastern with Eastern being the surviving entity in the merger. KeySpan is a publicly traded corporation with its shares listed on the New York and Pacific Stock Exchanges under the symbol "KSE."

   Eastern's Board of Trustees (the "Board") has unanimously voted in favor of the merger. In connection with the merger, Salomon Smith Barney, Eastern's financial advisor, delivered to the Board an opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Eastern Common Stock. The written opinion of Salomon Smith Barney, dated November 3, 1999, is attached as Appendix B to the enclosed proxy statement. The approval and determination of the Board was based on a number of factors, including the opinion of Salomon Smith Barney, all of which are described in the enclosed proxy statement.

   We cannot complete the merger unless the holders of at least a majority of the outstanding shares of common stock approve it. The accompanying proxy statement provides detailed information about the proposed merger, and it includes a copy of the merger agreement, as amended, attached as Appendix A.

   As more fully explained in the accompanying proxy statement, Eastern believes that before the merger can take place, Eastern's Declaration of Trust must be amended to include certain new provisions allowing the merger to be completed in the manner contemplated by the merger agreement. Under the merger agreement, approval of this amendment is a condition to consummation of the merger. Therefore, the Board unanimously recommends that you vote FOR approval of the amendment to Eastern's Declaration of Trust.

   The Board has determined that the merger and the amendment to the Declaration of Trust are advisable and fair to you and in your best interest. The Board therefore recommends that you approve and adopt both the amendment to the Declaration of Trust and the merger agreement.

   Please give all this information your careful attention. Approval of the merger and the amendment to the Declaration of Trust at the Annual Meeting will require the affirmative vote of the holders of a majority of the outstanding shares of Eastern Common Stock entitled to vote at the Annual Meeting.

   Whether or not you plan to attend, it is important that your shares are represented at the Annual Meeting. A failure to vote will count as a vote against the above matters. You are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend. This will not prevent you from voting your shares in person if you later choose to attend the Annual Meeting. If the merger is approved by Eastern's shareholders, you will receive instructions for surrendering your Eastern share certificates and a letter of transmittal to be used for this purpose. You should not submit your share certificates for exchange until you have received these instructions and the letter of transmittal.

   Thank you for your prompt attention to these matters.

                                          Sincerely,


                                          [signature of J. Atwood Ives appears
                                          here]
                                          J. Atwood Ives
                                          Chief Executive Officer and Chairman

   This proxy statement is dated March 16, 2000, and is first being mailed to Eastern's shareholders on or about March 16, 2000.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 16, 2000

To the holders of Common Stock of Eastern Enterprises:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Eastern Enterprises, a Massachusetts business trust ("Eastern"), will be held on April 26, 2000 at 10:00 a.m., local time, at the Auditorium of Fleet Boston, 100 Federal Street, Boston, Massachusetts. The purpose of the meeting is for you to:

     1. Amend Section 38 of Eastern's Declaration of Trust to authorize the merger of certain entities with and into Eastern;

     2. Consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of November 4, 1999, as amended, by and among Eastern, KeySpan Corporation ("KeySpan") and ACJ Acquisition LLC ("ACJ Acquisition"). Pursuant to the merger agreement, ACJ Acquisition, a newly-formed Massachusetts limited liability company and wholly-owned subsidiary of KeySpan, a New York corporation, will be merged with and into Eastern with Eastern being the surviving entity in the merger. Each outstanding share of Eastern Common Stock held by Eastern shareholders, other than shares held by Eastern shareholders who are entitled to and have perfected their dissenters' appraisal rights, will be converted into the right to receive $64.00 in cash, without interest. You will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which such additional amount accrues. Shares of Eastern held by Eastern, KeySpan and any wholly-owned subsidiaries of KeySpan will be canceled in the merger. A copy of the merger agreement is attached as Appendix A and is described in the accompanying proxy statement;

     3. Elect three Trustees to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified; and

     4. Consider and act upon any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

   Holders of shares of Eastern Common Stock at the close of business on March 7, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany and form a part of this notice.

   Shareholders who wish their stock to be voted by proxy are requested to date and sign the enclosed form of proxy and to return it in the enclosed envelope. A resolution adopted by the Board of Trustees (the "Board") of Eastern provides that shares voted by proxy shall be counted only if the proxy form has been presented for validation to the Secretary prior to the meeting or, if the meeting is adjourned to another day, prior to such adjourned session.

   Whether or not you are able to attend the Annual Meeting, please sign, date and return the accompanying proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Please do not send in any share certificates at this time.

   The merger has not been approved or disapproved by the Securities and Exchange Commission ("SEC"), nor has the SEC passed upon the fairness or merits of the merger or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

   If you believe that the $64.00 per share consideration is inadequate, you are entitled to dissent from the merger and elect to perfect dissenters' appraisal rights and receive payment of the "fair value" of your shares. To do so, you must comply with the procedures set forth in Sections 85 through 98 of Chapter 156B of the General Laws of Massachusetts. See "Appraisal Rights of Dissenting Shareholders" in the proxy statement that accompanies this notice and the full text of Sections 85 through 98 of Chapter 156B of the General Laws of Massachusetts, which is attached as Appendix C and is described in the accompanying proxy statement.

                                          By order of the Board of Trustees,

                                          [Signature of L. William Law, Jr.
                                          appears here]
                                          L. William Law, Jr.
                                          Secretary

                               TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION............... iii

QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY...................................................................   3
  Annual Meeting..........................................................   3
  Proposal 1--Amendment to Eastern's Declaration of Trust.................   3
  Proposal 2--The Merger..................................................   3
  Summary of the Transaction..............................................   4
  Opinion of Eastern's Financial Advisor..................................   5
  Material Federal Income Tax Consequences................................   5
  Potential Conflicts and Interests of Officers and Trustees in the
   Merger.................................................................   5
  Anticipated Accounting Treatment........................................   5
  Governmental and Regulatory Approvals...................................   5
  Appraisal Rights of Dissenting Stockholders.............................   5
  Historical Information..................................................   5
  Proposal 3--Election of Trustees........................................   5
  Other Information.......................................................   5

ANNUAL MEETING............................................................   6
  The Annual Meeting......................................................   6
  Matters to be Considered at the Annual Meeting..........................   6
  Proxy Solicitation......................................................   6
  Outstanding Shares and Voting Power.....................................   6
  Voting and Revocation of Proxies........................................   7

PROPOSAL 1: AMENDMENT TO EASTERN'S DECLARATION OF TRUST TO AUTHORIZE
 CERTAIN MERGERS..........................................................   8

PROPOSAL 2: THE MERGER....................................................   8
  GENERAL DESCRIPTION.....................................................   8
  BACKGROUND OF THE MERGER................................................   8
  THE BOARD'S RECOMMENDATION..............................................  10
    Eastern's Reasons for the Merger......................................  10
    KeySpan's Reasons for the Merger......................................  11
    Certain Benefits and Detriments of the Merger.........................  11
    Financing of the Merger...............................................  12
  OPINION OF EASTERN'S FINANCIAL ADVISOR..................................  12
    Historical Trading Analysis...........................................  13
    Public Market Valuation Analysis......................................  13
    Precedent Transactions Valuation Analysis.............................  15
    Discounted Cash Flow Analysis.........................................  16
    Present Value of Hypothetical Future Stock Price and Dividends
     Analysis.............................................................  17
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................  18
  POTENTIAL CONFLICTS AND INTERESTS OF OFFICERS AND TRUSTEES IN THE
   MERGER.................................................................  20
    General...............................................................  20
    Officer Change of Control Agreements..................................  20
    KeySpan Board Seat....................................................  21
    Supplemental Executive Retirement Plan................................  21
    1994 Deferred Compensation Plan.......................................  22
    1982 and 1995 Stock Option Plans......................................  22
    1992 Restricted Stock Plan............................................  22
    Deferred Compensation Plan for Trustees...............................  22
    1996 Non-Employee Trustees' Stock Option Plan.........................  23
    Restricted Stock Plan for Non-Employee Trustees.......................  23
    Officers' and Trustees' Indemnification Insurance.....................  23

  THE MERGER AGREEMENT......................................................  23
    General Description.....................................................  23
    Certain Terms of the Merger Agreement...................................  23
      Effective Time of the Merger..........................................  24
      General...............................................................  24
      Surrender and Exchange of Stock Certificates..........................  24
      Representations and Warranties........................................  24
      Conduct of Business Pending the Merger................................  26
      No Solicitation.......................................................  28
      Additional Agreements.................................................  29
      Conditions to the Merger..............................................  34
      Termination...........................................................  36
      Termination Fees and Expenses.........................................  37
      Amendment.............................................................  37
    Anticipated Accounting Treatment........................................  38
    Governmental and Regulatory Approvals...................................  38
      State Approvals and Related Matters...................................  38
      Public Utility Holding Company Act of 1935............................  38
      Antitrust Considerations..............................................  38
      General...............................................................  39
    Delisting and Deregistration of Common Stock............................  39
  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS...............................  39
  HISTORICAL INFORMATION....................................................  40
  HISTORICAL PER SHARE DATA.................................................  41
  COMPARATIVE DIVIDENDS AND MARKET PRICES...................................  42
  EASTERN COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION................  43
  NOTES TO EASTERN COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION.......  46

PROPOSAL 3: ELECTION OF TRUSTEES............................................  47
  INFORMATION WITH RESPECT TO THE BOARD.....................................  47
  INFORMATION WITH RESPECT TO NOMINEES AND TRUSTEES.........................  48
  STOCK OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS........................  51
  COMPENSATION OF EXECUTIVE OFFICERS........................................  52
  COMPENSATION OF TRUSTEES..................................................  56
  TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS..............  57
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  57
  COMPENSATION COMMITTEE REPORT.............................................  58

OTHER INFORMATION...........................................................  61
  PERFORMANCE GRAPH.........................................................  61
  CERTAIN TRANSACTIONS AND OTHER DISCLOSURES................................  62
  INFORMATION WITH RESPECT TO CERTAIN SHAREHOLDERS..........................  63
  INDEPENDENT AUDITORS......................................................  63
  SHAREHOLDER PROPOSALS.....................................................  63
  EXPENSES OF SOLICITATION..................................................  63
  WHERE YOU CAN FIND MORE INFORMATION.......................................  64
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  65

OTHER MATTERS...............................................................  65

INDEX OF DEFINED TERMS......................................................  66


APPENDICES

  APPENDIX A--The Agreement and Plan of Merger, as amended
  APPENDIX B--Salomon Smith Barney's Opinion
  APPENDIX C--Chapter 156B of the General Laws of Massachusetts Sections 85-
  98
  APPENDIX D--Amendment to Section 38 of the Declaration of Trust

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

   Eastern cautions you that this proxy statement, the information incorporated in this proxy statement by reference and other statements Eastern may make from time to time contain statements that may constitute "forward-looking statements."

   Those statements include statements regarding Eastern's intent, belief or current expectations, as well as the assumptions on which those statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to Eastern's management that could cause actual results that differ materially from those from forward-looking statements include, but are not limited to, those factors set forth from time to time in reports that Eastern has filed with the SEC. Except as required by law, Eastern undertakes no obligation to update or revise forward-looking statements to reflect changes and assumptions, the occurrence of unanticipated events or changes to future operating results over time. You are cautioned not to place too much reliance on such statements.

                              EASTERN ENTERPRISES
                               9 Riverside Road
                          Weston, Massachusetts 02493

                               ----------------

                                PROXY STATEMENT
                    For the Annual Meeting of Shareholders

                         To Be Held On April 26, 2000

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen in the merger?

A: In the merger, ACJ Acquisition will be merged with and into Eastern with Eastern being the surviving entity. If you are a shareholder of Eastern at the time of the merger, you will receive a $64.00 cash payment, without interest, for each of your outstanding shares of Eastern Common Stock, unless you exercise and perfect your dissenters' appraisal rights. You will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues. After the merger, Eastern will be owned by KeySpan, the sole shareholder of ACJ Acquisition, and you will no longer own stock in Eastern. To review the structure of the merger in greater detail, see pages 23 through 37.

Q: Why is it necessary to amend the Eastern Declaration of Trust prior to consummation of the merger?

A: The Eastern Declaration of Trust is being amended to allow Eastern to merge in the manner contemplated by the merger agreement. Under the merger agreement, approval of this amendment is a condition to the closing of the merger.

Q: What will I receive in the merger?

A: You will receive $64.00 in cash, without interest, for each share of Eastern Common Stock that you own, unless you exercise and perfect your dissenters' appraisal rights. You will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of
   (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues. This is the "Merger Consideration."

Q: Why is Eastern being merged?

A: Eastern's Board of Trustees (the "Board") believes that the merger of ACJ
   Acquisition into Eastern and the $64.00 per share you will receive in the merger are fair and are in your best interest. In approving the merger, the Board considered, among other things, the receipt by Eastern shareholders of a substantial premium over Eastern's market price at the time the merger agreement was signed. The Board approved the merger after exploring strategic alternatives and pursuing an extensive bid process. To review the background and reasons for the merger in greater detail, see pages 8 through 11.

Q: When do you expect the merger to be completed?

A: We are working to complete the merger sometime between June 2000 and October 2000, although it is possible that the merger will not be completed until 2001.

Q: What are the tax consequences of the merger to me?

A: Your receipt of the Merger Consideration will be a taxable transaction for federal income tax purposes. To review the federal income tax consequences to you in greater detail, see pages 18 through 19. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you in light of your personal situation.

Q: What am I being asked to vote upon?

A: You are being asked to approve and adopt both an amendment to Eastern's
   Declaration of Trust and the merger agreement, which provides for the merger of ACJ Acquisition into Eastern.

   The Board has unanimously approved both the amendment and the merger agreement. The Board recommends voting FOR both the amendment and approval and adoption of the merger agreement.

   You are also being asked to vote upon the election of Trustees to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified.

Q: What do I need to do now?

A: Simply indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the Annual Meeting. Approval of the amendment and the merger each requires the affirmative vote of the holders of a majority of the outstanding shares of Eastern Common Stock entitled to vote on the proposals.

   The three nominees for election as Trustees at the 2000 Annual Meeting who receive the greatest number of votes properly cast will be elected as Trustees.

Q: What happens if I don't return a proxy card?

A: The failure to return your proxy card will have the same effect as voting against the amendment to the Eastern Declaration of Trust and the merger. It will have no effect upon the outcome of the election of the Trustees.

Q: May I vote in person?

A: Yes. You may attend the Annual Meeting and vote your shares in person, whether or not you have signed and returned your proxy card.

Q: May I change my vote after I have voted my proxy?

A: Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting by following the instructions as detailed in "Voting and Revocation of Proxies" on page 7. Before your proxy is voted, you may submit a new proxy or you may attend the Annual Meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide him or her instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposals to amend the Declaration of Trust and to approve and adopt the merger agreement.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, Eastern will send you written instructions for exchanging your Eastern Common Stock certificates for the Merger Consideration.

Q: Who can help answer my questions?

A: If you have additional questions about the amendment to the Declaration of Trust or the merger, you should contact:

                              Corporate Relations
                              Eastern Enterprises
                                9 Riverside Road
                          Weston, Massachusetts 02493
                           Telephone: (781) 647-2300

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other available information referred to in "Where You Can Find More Information" on page 63.

Annual Meeting (See page 6)

   The Annual Meeting will be held on April 26, 2000 at 10:00 a.m., local time, at the Auditorium of Fleet Boston, 100 Federal Street, Boston, Massachusetts.

Proposal 1--Amendment to Eastern's Declaration of Trust (See page 8)

   In order to complete the merger, Eastern must amend its Declaration of Trust to allow ACJ Acquisition LLC ("ACJ Acquisition") to merge with and into Eastern, with Eastern being the surviving entity, as contemplated by the merger agreement. All amendments to Eastern's Declaration of Trust must be approved by the holders of a majority of the outstanding shares of Common Stock of Eastern.

Proposal 2--The Merger (See page 8)

   Eastern Enterprises ("Eastern") is a Massachusetts business trust established and existing under a Declaration of Trust. Eastern conducts its business through its operating subsidiaries.

   Eastern's principal operating subsidiaries are:

  . Boston Gas Company, a regulated utility that distributes natural gas in eastern and central Massachusetts, and also sells natural gas for resale in Massachusetts. Boston Gas has been wholly-owned by Eastern since 1929 and has been in business for 177 years, making it the second oldest gas company in the United States.

  . Colonial Gas Company, a regulated utility that distributes natural gas in Cape Cod and eastern Massachusetts. Colonial Gas has been in business for 150 years and was purchased by Eastern in August 1999.

  . Essex Gas Company, a regulated utility that distributes natural gas in eastern Massachusetts. Essex Gas has been in business for 146 years and was purchased by Eastern in September 1998.

  . Midland Enterprises Inc., which through its wholly-owned operating subsidiaries is the second largest independent operator of tow boats and barges on the nation's inland river system, principally on the Ohio River and Mississippi River and their tributaries, the Gulf Intracoastal Waterway and the Gulf of Mexico. Midland Enterprises has been wholly-owned by Eastern since 1961 and has been operating on the nation's inland waterways since 1925 and transports dry bulk commodities, a major portion of which is coal.

  . Transgas Inc., an unregulated energy trucking company, which provides over-the-road transportation of liquefied natural gas, propane and other commodities. Transgas is the nation's largest over-the-road transporter of liquefied natural gas.

  . ServicEdge Partners, Inc., which offers heating, ventilation and air conditioning services primarily to residential customers in eastern Massachusetts.

   Together, Boston Gas Company, Colonial Gas Company and Essex Gas Company are engaged in the purchase, transportation and sale of natural gas to more than 735,000 residential, commercial and industrial customers in Boston and 114 other communities in eastern and central Massachusetts, including Cape Cod. Eastern provides overall corporate management and certain staff services to Boston Gas Company, Colonial Gas Company, Essex Gas Company, Midland Enterprises Inc., Transgas Inc. and ServicEdge Partners, Inc.

   On July 14, 1999, Eastern entered into an agreement of merger with EnergyNorth, Inc., a New Hampshire corporation ("EnergyNorth") and parent company of EnergyNorth Natural Gas, Inc., a New Hampshire gas utility. This agreement was amended on November 4, 1999, the date on which Eastern and KeySpan Corporation ("KeySpan") entered into the merger agreement. The agreement between Eastern and EnergyNorth, as amended, provides that EnergyNorth will merge with Eastern's merger subsidiary and become a wholly-owned subsidiary of Eastern.

   If the KeySpan-Eastern merger agreement has not been terminated prior to the effective time of the Eastern-EnergyNorth merger, each share of EnergyNorth common stock will be converted into the right to receive $61.13 in cash. If the KeySpan-Eastern merger agreement has been terminated at the effective time of the Eastern-EnergyNorth merger, each share of EnergyNorth common stock will be converted into the right to receive cash or shares of Eastern Common Stock, or a combination of the two, with a value of $47.00, subject to adjustment as provided in the Eastern-EnergyNorth merger agreement.

   The Eastern-EnergyNorth merger will become effective following the approval of the merger by holders of a majority of the shares of EnergyNorth and satisfaction or waiver of all other conditions included in the Eastern-EnergyNorth merger agreement. These include approval of the New Hampshire Public Utilities Commission, approval by the SEC under the Public Utility Holding Company Act of 1935 and expiration or earlier termination of the applicable waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976. The parties anticipate that the Eastern-EnergyNorth merger will be completed concurrently with the merger of Eastern and KeySpan.

   Eastern's mailing address is 9 Riverside Road, Weston, Massachusetts 02493 and its general telephone number is (781) 647-2300.

   KeySpan is a publicly traded corporation listed on the New York and Pacific Stock Exchanges under the symbol "KSE." As a result of the merger, KeySpan will be the sole shareholder of Eastern. KeySpan provides a range of energy related services through subsidiaries operating in select areas of the energy industry. KeySpan's gas utility subsidiaries, Brooklyn Union Gas Company and KeySpan Gas East, together serve approximately 1.6 million customers in the New York City metropolitan area.

   KeySpan's mailing address is One Metrotech Center, Brooklyn, New York 11201-3850 and its general telephone number is (718) 403-1000.

   KeySpan currently owns 100% of the issued and outstanding membership interests of ACJ Acquisition, which will be merged with Eastern pursuant to the merger agreement. ACJ Acquisition is a Massachusetts limited liability company and was formed specifically for the purpose of consummating the merger. It is a wholly-owned subsidiary of KeySpan and will be merged out of existence at the effective time of the merger.

   ACJ Acquisition's mailing address is c/o KeySpan Corporation, One Metrotech Center, Brooklyn, New York 11201-3850 and its general telephone number is (718) 403-1000.

Summary of the Transaction (See page 23)

   The merger agreement is described herein under "The Merger Agreement" and a copy, as amended, is attached at the back of this proxy statement as Appendix
A. We encourage you to read the merger agreement as it is the legal document that governs the merger. In the proposed merger, ACJ Acquisition, KeySpan's merger subsidiary, will be merged with and into Eastern and, as a result, Eastern will become a wholly-owned subsidiary of KeySpan.

   In the merger, holders of Eastern Common Stock will receive $64.00 in cash, without interest, for each share held (other than shares in respect of which appraisal rights have been perfected), plus an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger, provided, however, that the aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues (the "Merger Consideration").

   The merger will become effective following the approval of the merger by the holders of a majority of the outstanding shares of Common Stock of Eastern, and, in addition, all other conditions to the merger must be satisfied or waived. These include approval of the New Hampshire Public Utilities Commission (which is required in connection with the acquisition of EnergyNorth), approval by the SEC under the Public Utility Holding Company Act of 1935, expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the filing of articles of merger with the Secretary of the Commonwealth of Massachusetts.

Opinion of Eastern's Financial Advisor (See page 12)

   In deciding to approve the merger, one of the factors Eastern's Board considered was the opinion from its financial advisor, Salomon Smith Barney Inc., that, as of November 3, 1999, the Merger Consideration was fair, from a financial point of view, to Eastern shareholders. This opinion is attached as Appendix B to this proxy statement. We urge you to read the opinion in its entirety. The opinion of Salomon Smith Barney is directed to the Board and does not constitute a recommendation to you as to how you should vote with respect to matters relating to the proposed merger.

Material Federal Income Tax Consequences (See page 18)

   The receipt of the Merger Consideration in the merger by Eastern shareholders will be a taxable transaction for federal income tax purposes.

Potential Conflicts and Interests of Officers and Trustees in the Merger (See page 20)

   Certain executive officers and certain Trustees of Eastern may be deemed to have interests in the merger that are in addition to their interests as shareholders of Eastern, and such interests are described in "Potential Conflicts and Interests of Officers and Trustees in the Merger."

Anticipated Accounting Treatment (See page 37)

   The merger will be accounted for as a purchase for accounting and financial reporting purposes.

Governmental and Regulatory Approvals (See page 37)

   The approvals of the SEC under the Public Utility Holding Company Act of 1935, the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of the New Hampshire Public Utilities Commission under New Hampshire law (which is required in connection with the acquisition of EnergyNorth) are required in order to complete the merger. As of the date of this Proxy Statement, none of the required regulatory approvals have been obtained.

Appraisal Rights of Dissenting Stockholders (See page 39)

   Holders of Eastern Common Stock who do not vote for the merger will be entitled to appraisal rights. More detailed information regarding the appraisal rights and the procedure to be followed for exercising them is provided under "Appraisal Rights of Dissenting Shareholders."

Historical Information (See page 40)

   Historical high and low prices of Eastern's stock and the amounts of dividends declared since January 1, 1997 may be found under "Comparative Dividends and Market Prices."

Proposal 3--Election of Trustees (See page 46)

   Information regarding the three nominees for re-election as Trustees, other Trustees, their levels of Eastern Common Stock ownership, and other benefits and compensation are described herein. Also described is information about executive officers and their compensation, as well as a report by the Compensation Committee under "Proposal 3: Election of Trustees."

Other Information (See page 60)

   A stock performance graph, information with regard to certain transactions and other disclosures, certain beneficial owners of Eastern stock, the independent auditors, shareholder proposals for the 2001 Annual Meeting and expenses of solicitation of this Proxy Statement may be found in "Other Information."

                                 ANNUAL MEETING

   The enclosed form of proxy has been prepared at the direction of Eastern's Board, 9 Riverside Road, Weston, Massachusetts 02493. Such proxy is solicited on behalf of, and the proxies named therein have been designated by, the Board. Giving the proxy will not affect your right to revoke the proxy prior to voting and vote in person should you decide to attend the Annual Meeting. Written notice of any such revocation may be addressed to the Secretary of Eastern. Shares represented by the enclosed form of proxy, when properly executed and presented, will be voted as directed therein.

   This Proxy Statement, the enclosed form of proxy and the Annual Report to Shareholders, including financial statements, were mailed together to shareholders on or about March 16, 2000.

The Annual Meeting

   The Annual Meeting will be held on April 26, 2000 at 10:00 a.m., local time, at the Auditorium of Fleet Boston, 100 Federal Street, Boston, Massachusetts.

Matters to be Considered at the Annual Meeting

   At the Annual Meeting, the Eastern shareholders will be asked to consider and vote upon a proposal to (1) amend Eastern's Declaration of Trust to authorize certain mergers and (2) approve and adopt an agreement and plan of merger dated November 4, 1999, as amended, among Eastern, KeySpan and ACJ Acquisition. Pursuant to the merger agreement, ACJ Acquisition will be merged with and into Eastern and each outstanding share of Eastern Common Stock held by Eastern shareholders will be converted into the right to receive $64.00 in cash, without interest, other than shares in respect of which appraisal rights have been perfected. Each shareholder will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues. Shares of Eastern common stock held by Eastern, KeySpan and any wholly-owned subsidiaries of KeySpan will be canceled in the merger. Upon consummation of the merger, the current shares of Eastern Common Stock will cease to represent ownership interests in Eastern.

   At the Annual Meeting, the Eastern shareholders will also be asked to elect three Trustees to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified.

   The Board is not aware of any other matter that will be brought before the Annual Meeting. If, however, other matters are presented, your proxy will be voted in the discretion of the holder of your proxy.

Proxy Solicitation

   Eastern is soliciting your proxy and will pay all expenses incurred in connection with the solicitation of the enclosed proxy. Officers, Trustees and regular employees of Eastern may solicit proxies in person or by telephone. They will receive no additional compensation for their services. Eastern has requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers, and Eastern will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 16, 2000.

Outstanding Shares and Voting Power

   At the close of business on March 7, 2000, the record date fixed by the Board for determining shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders, Eastern had outstanding 27,137,772 shares of Common Stock. Under Article 11 of the Declaration of Trust of Eastern, a quorum for the consideration of questions to be presented to the 2000 Annual Meeting of Shareholders shall consist of the holders of a majority of shares of Common Stock issued and outstanding, provided that less than a quorum may adjourn the meeting from time to time. Votes cast by proxy or in person at the 2000 Annual Meeting of Shareholders will be counted by persons appointed by Eastern to act as election inspectors for the meeting.

   Article 24 of the Declaration of Trust of Eastern provides that:

     "Shares of this trust which by the provisions of this Declaration are entitled to vote upon any question shall be entitled to one vote per share in person or by proxy, except that the election of Trustees by the Common Stock shall be by cumulative voting, namely, each holder of Common Stock will be entitled to as many votes as will equal the number of his shares multiplied by the number of Trustees to be elected, and he may cast all of such votes for a single candidate or distribute them among any two or more candidates as he shall elect."

   The three nominees for election as Trustees at the 2000 Annual Meeting who receive the greatest number of votes properly cast will be elected as Trustees. Proxies withholding authority to vote for one or more nominees will thus have no effect on the outcome of the election.

   The approval of the amendment to the Eastern Declaration of Trust and the merger agreement each requires the majority vote of the outstanding shares of Eastern Common Stock.

   If you fail to vote, or vote to abstain, it will have the same legal effect as a vote cast against the approval of the amendment to the Eastern Declaration of Trust and the merger agreement. Your broker and, in many cases, your nominee will not have discretionary power to vote on these proposals. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote will have the same effect as a vote against the approval of the amendment to the Eastern Declaration of Trust and the merger agreement.

   If there are insufficient votes to approve the merger agreement or the amendment to Eastern's Declaration of Trust at the Annual Meeting, your proxy may be voted by the persons named in the proxy to adjourn the meeting in order to solicit additional proxies in favor of approval of the above matters if you voted in favor of the above matters or gave no voting instructions. If the meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous meeting.

Voting and Revocation of Proxies

   You may revoke your proxy at any time before it is exercised by (i) filing with the Secretary of Eastern an instrument revoking it, (ii) submitting a properly executed proxy bearing a later date or (iii) voting in person at the meeting. Subject to this revocation, all of your shares represented by a properly executed proxy received by the Secretary of Eastern will be voted in accordance with your instructions. If a proxy is properly executed and received by the Secretary of Eastern, but no instructions are indicated, then the proxy will be voted to approve and adopt the above matters and in the manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

   Your shares will be voted by proxy at the Annual Meeting if your proxy card is properly signed, dated and presented for validation of the Secretary of Eastern prior to the meeting.

 I. PROPOSAL 1: AMENDMENT TO EASTERN'S DECLARATION OF TRUST TO AUTHORIZE CERTAIN MERGERS

   The Board recommends that you vote "FOR" the amendment to Eastern's Declaration of Trust as described in this proposal.

   Eastern is a Massachusetts business trust and not a corporation. Eastern is governed by a Declaration of Trust rather than an Articles of Organization. The proposed amendment to Section 38 of the Declaration of Trust would permit the form of merger contemplated by the merger agreement. The first clause of the revised Section 38 would read (with the amended language in italics) as follows:

   "Section 38. Voluntary Termination or Amendment of Trust. The Trustees may terminate this trust at any time, or may cause this trust to be merged into or consoldiated with another company or may cause or permit a Massachusetts limited liability company or any other company to merge into or consolidate with this trust under or pursuant to any state or federal statute, if such termination, merger or consolidation has been authorized by vote of at least a majority of the outstanding Common Stock;"

   The text of the existing Article 38 and the proposed language changes and the text of the proposed new Article 38 are included in Appendix D.

   To become effective, the proposed amendment to the Eastern Declaration of Trust must be approved by an affirmative vote of shareholders holding a majority of the outstanding shares. The Board has unanimously approved the amendment.

II.  PROPOSAL 2: THE MERGER

   The Board recommends that you vote FOR the approval and adoption of the merger agreement.

                              GENERAL DESCRIPTION

   At the effective date of the merger, ACJ Acquisition will be merged with and into Eastern. Eastern will be the surviving entity and will be a wholly-owned subsidiary of KeySpan. As a result of the merger, you will receive $64.00 in cash, without interest, for each share of Eastern Common Stock that you own, unless you are entitled to and have perfected your dissenters' appraisal rights. You will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues. Shares held by Eastern, KeySpan and any of KeySpan's wholly-owned subsidiaries will be canceled in the merger.

                            BACKGROUND OF THE MERGER

   During the past several years, the Board has regularly reviewed and evaluated Eastern's long-term objectives and strategy, particularly in light of the energy industry's trend toward deregulation and consolidation. That review and evaluation led Eastern previously to follow a strategy of remaining independent while acting as a consolidator of local gas distribution utility companies in New England. However, this process did not foreclose consideration of other strategic options designed to enhance shareholder value.

   At the request of Management, representatives of Salomon Smith Barney made a presentation to the Board on July 28, 1999 regarding various strategies for increasing shareholder value, as they had previously done in the summer of 1998. Following this presentation, and a discussion thereof by members of the Board and Eastern management, it was the conclusion of the Board that management should review the potential for enhancing shareholder value through a strategic transaction or other means and that Salomon Smith Barney should be retained to assist management in this review.

   Following the meeting, representatives of management conferred with Salomon Smith Barney to negotiate an engagement agreement pursuant to which Salomon Smith Barney would act as Eastern's financial adviser in connection with its review of strategic alternatives and as its exclusive adviser with respect to a possible sale of all or a portion of Eastern. This agreement was executed effective August 13, 1999.

   On August 16, 1999, Eastern issued a press release in which it announced that it was beginning the process of evaluating a number of strategic and financial alternatives to enhance shareholder value. The press release indicated that Eastern's strategic process would include an assessment of Eastern's then-current strategy of consolidating New England gas distribution utilities, as well as consideration of other strategic transactions, including joint ventures or a sale of all or a portion of Eastern. The press release noted that, "as a result of the dramatic changes taking place within the utility industry, Eastern's Board of Trustees and management believe now is a prudent time to undertake a review of all of Eastern's options."

   Following retention by Eastern, Salomon Smith Barney identified a number of potential strategic partners for Eastern and, after reviewing such potential partners with Eastern's management and Board, contacted these parties, including KeySpan, to determine their initial interest in a possible transaction.

   In order to proceed, all interested parties were required to sign confidentiality and standstill agreements and information concerning Eastern and its subsidiaries was furnished to such parties in early September 1999. Salomon Smith Barney provided progress updates to the Board at meetings held on September 22, 1999 and October 13, 1999. At the October 13, 1999 Board meeting, Salomon Smith Barney reported that a number of companies, including KeySpan, had submitted non-binding initial indications of interest in a strategic transaction with Eastern, including initial proposed pricing terms and proposed forms of consideration. Salomon Smith Barney also proposed a tentative timetable for completion of the strategic process.

   Salomon Smith Barney provided another update on the strategic process to the Board at an October 27, 1999 Board meeting. At this meeting, it was reported that a number of potential strategic partners had visited or were scheduled to visit Boston and had conducted or were scheduled to conduct due diligence reviews and had attended or were scheduled to attend management presentations regarding Eastern's businesses. Among these potential strategic partners was KeySpan, representatives of which had participated in due diligence reviews and attended management presentations in Boston on October 20 and 21, 1999.

   Salomon Smith Barney reported again to the Board at a telephonic meeting held on November 1, 1999. At this meeting, after reviewing the process that had been undertaken since they had been retained to assist Eastern in its review of strategies to enhance shareholder value, Salomon Smith Barney reported that two companies, including KeySpan, had recently provided to Salomon Smith Barney new unsolicited binding offers to acquire Eastern at prices significantly higher than those previously offered.

   Following this report, the Board, members of management and Eastern's financial and legal advisers reviewed the relative merits of the two offers that had been received. As a result of such review, it was determined by the Board that the two binding offers that had been received were at price levels and included transaction terms that were sufficiently attractive to cause the Board to amend and accelerate the strategic process and timetable previously being followed by Eastern. The Board instructed management to commence intensive negotiations with KeySpan and the other bidder. Additionally, representatives of management instructed Salomon Smith Barney to, and Salomon Smith Barney did, contact all the other parties who were actively participating in the process to inform them that certain developments had occurred that required the acceleration of the process.

   Pursuant to such instructions, members of Eastern's management, with assistance from their financial and legal advisers, met with representatives of KeySpan and the other bidder to attempt to negotiate acceptable terms of a merger agreement.

   Thereafter, at a meeting of the Board held on November 3, 1999, Eastern's management and its financial and legal advisers reported that discussions with KeySpan had resulted in an increase in KeySpan's offer price for Eastern and satisfactory resolution of other outstanding issues. Further, the Board was informed that although the offer prices in both bids was comparable, discussions with the other bidder had not resulted in an acceptable resolution of the key issues relating to such company's offer. Finally, it was reported that a third company had submitted a binding offer since the November 1, 1999 Board meeting, but that such binding offer was below the prices proposed in the offers from KeySpan and the other bidder.

   Following these reports, and a discussion thereon, Eastern's management indicated that it recommended that the Board accept the KeySpan offer as the superior offer, subject to negotiation of final language of the merger agreement. Eastern's legal advisors reviewed the key terms and conditions of the proposed transactions with KeySpan and the other bidder, including conditions to closing, limitations on Eastern's ability to consider alternative transactions and provisions regarding termination and termination fees, among others. In addition, Salomon Smith Barney representatives made a presentation concerning the proposed transaction with KeySpan and provided an oral opinion, which was subsequently confirmed in writing, to the effect that as of November 3, 1999, the Merger Consideration was fair from a financial point of view to Eastern's shareholders.

   Following these reports and deliberations thereon, the Board voted unanimously to accept the KeySpan proposal.

   Eastern signed the merger agreement with KeySpan and related documents shortly before 6:00 a.m. on November 4, 1999, and at 8:45 a.m. that morning, Eastern and KeySpan jointly announced that they had executed the merger agreement. The merger agreement was subsequently amended as of January 26, 2000 to require shareholder approval of the amendment to Eastern's Declaration of Trust in order to consummate the merger with KeySpan in the form set forth in the merger agreement.

                           THE BOARD'S RECOMMENDATION

   The Eastern Board has unanimously approved the merger agreement and recommends that the shareholders of Eastern approve the merger agreement. In approving the merger agreement, the Board has determined that the merger, the merger agreement and merger-related transactions are advisable, fair and in the best interests of Eastern and its shareholders.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Eastern's Reasons for the Merger

   The Board believes that the terms of the merger agreement and the merger are advisable, fair to and in the best interests of Eastern and its shareholders. In deciding to recommend the merger agreement, the Board considered a number of factors, including the following:

  . The Board considered the value of the consideration to be received by Eastern's shareholders in the merger. The Board considered historical market prices and trading information for Eastern's stock, the price per share offered by KeySpan, the certainty of value provided by the cash consideration and the fact that the Merger Consideration represents a significant premium over the market prices at which Eastern's Common Stock has previously traded, including, but not limited to, the fact that the $64.00 per share cash consideration represented a 24.9% premium over the $51.25 closing price on November 2, 1999, the last trading day before Eastern's Board approved the merger agreement, and a 62% premium over the closing price on August 13, 1999, the last trading day prior to Eastern's August 16, 1999 press release. The Board also took into account the "ticking fee" provided for in the merger agreement, which increases the amount paid for each Eastern share by $0.006 for each day the merger has not closed beginning on the later of (a) August 4, 2000 and (b) the date ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount, however, will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues.

  . The Board considered information (including the views of management) concerning Eastern's past, current and projected financial performance, financial condition, business operations and overall prospects.

  . The Board considered the limited closing conditions under the merger agreement and the relative likelihood that these conditions could be satisfied and KeySpan would be able to close the merger in a timely manner.

  . The Board considered the opinion of Salomon Smith Barney dated November 3, 1999, as to the fairness, from a financial point of view, of the Merger Consideration to Eastern shareholders, and further considered the related financial analysis performed by Salomon Smith Barney, as described under "Opinion of Eastern's Financial Advisor."

  . The Board considered the extensive transaction evaluation process Eastern had pursued with multiple potential merger partners and the resulting offers it received from other potential acquirors.

   The Eastern Board also considered potential negative aspects of the merger agreement, including the following:

  . The Board considered restrictive provisions of the merger agreement, including the restrictions relating to solicitation of third party proposals and the termination provisions. Although the Board determined that the terms of the merger agreement were favorable to Eastern's shareholders, the Board recognized that the provisions limiting Eastern from soliciting alternative proposals and the provisions requiring Eastern to pay KeySpan up to $65 million as a termination fee would decrease the likelihood that a third party would offer to acquire Eastern. Nonetheless, the Board believed that such provisions were in the best interests of Eastern's shareholders because they induced KeySpan to enter into the merger agreement and enhanced the likelihood that the merger would be accomplished, providing Eastern's shareholders with the benefits of the Merger Consideration. The Board also noted that termination fee provisions are customary in merger agreements, particularly when the target company has the right, as does Eastern, to terminate the merger agreement if its Board, in the exercise of its fiduciary duties, decides termination is required because of another acquisition proposal. The Board determined that the amount of the termination fee and the circumstances under which it would be paid were customary in transactions of the size and nature of this merger and would not preclude the unsolicited submission of an alternative proposal.

  . The Board considered the risk that the Merger Consideration is fixed and will not be adjusted in the event of an increase or decrease in the market price of Eastern's Common Stock or the value of Eastern's business. The Board recognized that fixed Merger Consideration in a transaction such as this merger is not unusual and that the fixed Merger Consideration, while creating some risk to Eastern's shareholders, could also operate to benefit Eastern's shareholders.

   The above discussion of factors considered by the Board is not exhaustive, but Eastern believes it includes the material factors considered by the Board. The Board did not quantify or otherwise attempt to assign relative weights to the special factors the Board considered in reaching its decision to recommend the merger. The Board's position and recommendation are based on the total information presented to and considered by it.

KeySpan's Reasons for the Merger

   The purpose of KeySpan engaging in the merger transaction is to acquire 100% ownership of Eastern. KeySpan formed ACJ Acquisition solely for this purpose.

Certain Benefits and Detriments of the Merger

   As a result of the merger, all equity interests in Eastern will be owned by KeySpan through its ownership of ACJ Acquisition. After the merger is complete, you will no longer have any interest in and will not be shareholders of Eastern, and, therefore, will not participate in Eastern's future earnings and potential growth. Instead, you will have the right to receive $64.00 in cash, without interest, for each share held (other than shares in respect of which appraisal rights have been perfected). Each shareholder will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues.

   As a result of the merger, the Eastern Common Stock will no longer be traded on the New York Stock Exchange, Boston Stock Exchange or Pacific Stock Exchange and price quotations for sales of shares in the public market will no longer be available. The registration of the Eastern Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will terminate, and Eastern will no longer file periodic or annual reports.

Financing of the Merger

   The total amount of funds required by KeySpan to complete the merger, including fees and expenses incurred in connection therewith, is expected to be approximately $1,708,700,000. ACJ Acquisition expects to obtain such funds from KeySpan.

                     OPINION OF EASTERN'S FINANCIAL ADVISOR

   Eastern engaged Salomon Smith Barney to act as its exclusive financial advisor in connection with the merger. On November 3, 1999, Salomon Smith Barney delivered an oral opinion (confirmed in writing in an opinion dated the same date) to the effect that, as of such date, the Merger Consideration was fair, from a financial point of view, to the Eastern shareholders.

   The full text of the written opinion of Salomon Smith Barney dated November 3, 1999 is attached as Appendix B to this proxy statement and explains the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Salomon Smith Barney. You are urged to read the Salomon Smith Barney opinion in its entirety. The Salomon Smith Barney opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Eastern Common Stock and does not constitute a recommendation as to how you should vote at the Annual Meeting. The summary of the opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion, which is attached hereto as Appendix B and is incorporated into this proxy statement by reference.

   In connection with rendering its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following:

  .  a copy of a draft of the merger agreement dated November 3, 1999;

  . certain publicly available information concerning Eastern, including its Annual Reports on SEC Form 10-K for each of the years in the three-year period ended December 31, 1998;

  . internal information prepared by Eastern, primarily financial in nature, including projections, concerning the business and operations of Eastern and its operating subsidiaries, furnished to Salomon Smith Barney by Eastern for purposes of its analysis;

  . publicly available information concerning the trading of, and the trading market for, Eastern Common Stock;

  . publicly available information with respect to certain other companies that Salomon Smith Barney considered relevant to its inquiry and the trading markets for certain of those other companies' securities; and

  . publicly available information concerning the nature and terms of other transactions that Salomon Smith Barney considered relevant to its inquiry.

   Salomon Smith Barney also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney also met with officers and employees of Eastern to discuss the foregoing as well as other matters that it believed relevant to its inquiry.

   In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. Salomon Smith Barney has not attempted independently to verify and has not assumed any responsibility for verifying any of that information. Further it has relied upon the assurances of the management of Eastern that they are not aware of any facts that would make any of that information inaccurate or misleading. Salomon Smith Barney has not conducted a physical inspection of any of the properties or facilities of Eastern. In addition, it has not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any properties or facilities, nor has it been furnished with any such evaluations or appraisals of those properties or facilities.

   With respect to financial projections, Salomon Smith Barney has been advised by the management of Eastern and has assumed that the financial projections were reasonably prepared and reflect the then best available estimates and judgment of the management of Eastern, as to the future financial performance of Eastern. Salomon Smith Barney expresses no view with respect to such projections or the assumptions on which they were based. Salomon Smith Barney has also assumed that the merger will be completed in a timely manner and in accordance with the terms of the merger agreement.

   In conducting its analysis and arriving at its opinion as expressed in this proxy statement, Salomon Smith Barney has considered such financial and other factors as it deemed appropriate under the circumstances. Salomon Smith Barney has also taken into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. In arriving at its opinion, Salomon Smith Barney has not ascribed a specific consolidated range of values to Eastern. Salomon Smith Barney has not been asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for Eastern. Salomon Smith Barney's opinion necessarily is based upon conditions as they exist and can be evaluated as of the date of the opinion, and Salomon Smith Barney assumes no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of the opinion. Its opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to holders of Eastern Common Stock and does not address Eastern's underlying business decision to effect the merger or constitute a recommendation of the merger to Eastern.

   In connection with its opinion, Salomon Smith Barney performed various financial analyses, which it presented to and discussed with the Board on November 3, 1999. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion are summarized below.

Historical Trading Analysis

   Salomon Smith Barney reviewed information regarding historical stock price performance for Eastern Common Stock. Salomon Smith Barney noted that for the 52-week period beginning on November 1, 1998 and ending on November 1, 1999, the range for Eastern Common Stock was from a daily closing price low of $33.50 to a daily closing price high of $51.19. Salomon Smith Barney also noted that during the period beginning November 1, 1998 and ending on August 13, 1999 (the trading day immediately prior to the announcement that Eastern was exploring its strategic alternatives) the daily closing price high for Eastern Common Stock was $44.00.

Public Market Valuation Analysis

   Using publicly available information, Salomon Smith Barney performed a public market valuation analysis for Eastern's gas utility segment which is comprised of Boston Gas Company, Colonial Gas Company, Essex

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

Gas Company, EnergyNorth, Inc., Eastern's utility-related non-regulated businesses (which include ServicEdge Partners, Inc., Transgas, Inc., AMR Data Corporation, EnergyNorth Natural Gas, Inc., EnergyNorth Propane, Inc. and ENI Mechanicals, Inc.) (EnergyNorth, Inc. and its subsidiaries were included in the analysis as if Eastern's pending acquisitions of EnergyNorth, Inc. was consummated as of the first day of the relevant period) and Eastern's headquarters. This analysis was based on a selected range of multiples derived from the following group of companies that Salomon Smith Barney determined to be comparable to Eastern's gas utility segment:

 Gas Utility Comparable Companies

  .  AGL Resources Inc.

  .  Atmos Energy Corporation

  .  New Jersey Resources Corporation

  .  Nicor, Inc.

  .  ONEOK, Inc. (pro forma for its proposed merger with Southwest Gas
     Corporation)

  .  Peoples Energy Corporation

  .  Piedmont Natural Gas Company, Inc.

  .  Washington Gas Light Company

   Salomon Smith Barney's analysis of Eastern's gas utility comparable companies resulted in the following selected reference ranges of multiples:

  . a range of multiples of common stock price to earnings per share ("P/E multiples") based on estimated 1999 and 2000 earnings per share figures of 14.5x to 17.0x and 13.5x to 15.0x, respectively;

  . a range of multiples of price per share to book value per share as of June 30, 1999 of 1.7x to 2.0x;

  .  a range of dividend yields of 5.0% to 4.0%;

  . a range of multiples of firm value to EBITDA (earnings before interest, taxes, depreciation and amortization) for the latest twelve months as of June 30, 1999 ("LTM") of 7.5x to 8.5x; and

  . a range of multiples of firm value to LTM EBIT (earnings before interest and taxes) of 10.5x to 12.5x.

   Salomon Smith Barney applied these selected reference ranges of multiples to Eastern's gas utility segment's estimated 1999 pro forma earnings per share figure, estimated 2000 pro forma earnings per share figure, pro forma June 30, 1999 book value per share figure, dividend yield figure, pro forma LTM EBITDA and pro forma LTM EBIT (the pro forma figures factor in the pro forma impact of the Colonial Gas and EnergyNorth acquisitions as if they were consummated on the first day of such period, and as if the EnergyNorth acquisition were consummated in accordance with the terms of the merger agreement between Eastern and EnergyNorth dated July 14, 1999, without giving effect to changes to such terms related to the proposed KeySpan merger).

   Using publicly available information, Salomon Smith Barney also performed a public market valuation analysis for Eastern's inland marine transportation segment which is comprised of Midland Enterprises Inc. and its subsidiaries. This analysis was based on a selected range of multiples derived from the following group of companies that Salomon Smith Barney determined to be comparable to Eastern's inland marine transportation segment:

 Inland Marine Transportation Comparable Companies

  .  Kirby Corporation

  .  Alexander & Baldwin, Inc.

  .  OMI Corporation

  .  Maritrans Inc.

  .  Burlington Northern Santa Fe Corporation

  .  Union Pacific Corporation

  .  Norfolk Southern Corporation

  .  CSX Corporation

  .  Canadian National Railway Company

   Salomon Smith Barney's analysis of Eastern's inland marine transportation comparable companies resulted in the following selected reference ranges of multiples:

  .  a range of multiples of firm value to LTM EBITDA of 6.5x to 7.5x;

  .  a range of firm value to 1999 EBITDA multiples of 6.0x to 7.0x;

  .  a range of multiples of firm value to LTM EBIT of 11.5x to 15.0x; and

  . a range of P/E multiples based on estimated 1999 and 2000 earnings per share figures of 12.5x to 15.5x and 11.0x to 14.0x, respectively.

   Salomon Smith Barney applied these selected reference ranges of multiples to Eastern's inland marine transportation segment's LTM EBITDA, 1999 EBITDA, LTM EBIT and estimated 1999 and 2000 earnings per share figures.

   Estimated 1999 and 2000 earnings per share figures for Eastern's two business segments were based on forecasts provided by Eastern's management. Estimated 1999 and 2000 earnings per share figures for the gas utility comparable companies and inland marine transportation comparable companies were based on consensus estimates published by First Call Corporation.

   Based on the analyses described above, Salomon Smith Barney derived an implied equity value range per share of Eastern Common Stock of $38.00 to $44.00.

Precedent Transactions Valuation Analysis

   Using publicly available information, Salomon Smith Barney performed an analysis of (i) selected acquisition transactions in the gas utility industry announced since 1997 and (ii) selected acquisition transactions in the inland marine transportation industry announced since 1998.

 Gas Utility Precedent Transactions

   Salomon Smith Barney used the following transactions in the gas utility industry as precedents:

  .  Southern Union Company's acquisition of Fall River Gas Company

  . SEMCO Energy, Inc.'s acquisition of ENSTAR Natural Gas Company and Alaska Pipeline Company

  .  Eastern's acquisition of EnergyNorth, Inc.

  .  Energy East Corporation's acquisition of CTG Resources, Inc.

  .  Wisconsin Energy Corporation's acquisition of WICOR, Inc.

  .  Northeast Utilities' acquisition of Yankee Energy System, Inc.

  .  Southern Union Company's acquisition of Pennsylvania Enterprises, Inc.

  . Energy East Corporation's acquisition of Connecticut Energy Corporation

  . SCANA Corporation's acquisition of Public Service Company of North
    Carolina, Incorporated

  . ONEOK Corporation Inc.'s acquisition of Southwest Gas Corporation

  . Carolina Power& Light Company's acquisition of North Carolina Natural Gas
    Corporation

  . Eastern's acquisition of Colonial Gas Company

  . Eastern's acquisition of Essex County Gas Company

  . NIPSCO Industries Inc.'s acquisition of Bay State Gas Company

   Salomon Smith Barney's analysis of precedent transactions in the gas utility industry resulted in the following selected reference ranges of multiples:

  . a range of P/E multiples based on estimated 1999 and 2000 earnings per share figures of 21.0x to 25.0x and 20.0x to 23.0x, respectively;

  . a range of multiples of price per share to book value per share of 2.4x to 2.8x;

  . a range of multiples of firm value to LTM EBITDA of 9.5x to 11.5x; and

  . a range of multiples of firm value to LTM EBIT of 14.0x to 18.0x.

   Salomon Smith Barney applied these selected reference ranges of multiples to Eastern's gas utility segment's estimated 1999 pro forma earnings per share figure, estimated 2000 pro forma earnings per share figure, pro forma June 30, 1999 book value per share figure, pro forma LTM EBITDA and pro forma LTM EBIT (the pro forma figures factor in the pro forma impact of the Colonial Gas and EnergyNorth acquisitions as if they were consummated on the first day of such period, and as if the EnergyNorth acquisition was consummated in accordance with the terms of the merger agreement between Eastern and EnergyNorth dated July 14, 1999, without giving effect to changes to such terms related to the proposed KeySpan merger).

 Inland Marine Transportation Precedent Transactions

   Salomon Smith Barney used the following transactions in the inland marine transportation industry as precedents:

  . Investor Group (National Marine Inc.)'s acquisition of American
    Commercial Lines LLC

  . Kirby's acquisition of Hollywood Marine, Inc.

   Salomon Smith Barney's analysis of precedent transactions in the inland marine transportation industry resulted in the following selected reference ranges of multiples:

  . a range of multiples of firm value to LTM EBITDA of 6.5x to 8.0x;

  . a range of firm value to 1999 EBITDA multiples of 6.5x to 8.0x;

  . a range of multiples of firm value to LTM EBIT of 11.0x to 13.0x; and

  . a range of firm value to 1999 EBIT multiples of 11.0x to 13.0x.

   Salomon Smith Barney applied these selected reference ranges of multiples to Eastern's inland marine transportation segment's LTM EBITDA, 1999 EBITDA, LTM EBIT and 1999 EBIT.

   Based on the analyses described above, Salomon Smith Barney derived an implied equity value range per share of Eastern Common Stock of $54.00 to $62.50.

Discounted Cash Flow Analysis

   Salomon Smith Barney performed a discounted cash flow analysis of Eastern to estimate a range of values for the Eastern Common Stock. The discounted cash flow analysis for Eastern was based upon certain financial forecasts for each of Eastern's gas utility segment and inland marine transportation segment, for the years ended December 31, 2000 through December 31, 2004, prepared by the management of Eastern. The forecasts for Eastern's gas utility segment assume that the EnergyNorth acquisition will be consummated in accordance with the terms of the merger agreement between Eastern and EnergyNorth dated July 14, 1999, without giving effect to changes to such terms related to the proposed KeySpan merger. In order to value the cash flows generated beyond 2004, Salomon Smith Barney calculated a terminal year value for Eastern by applying (i) a range of P/E multiples of 15.5x to 16.5x to terminal year net income for Eastern's gas utility segment, and then added to those values the outstanding debt (net of cash) as of the end of the terminal year, and (ii) a range of EBITDA multiples of 6.0x to 7.0x to terminal year EBITDA for Eastern's inland marine transportation segment. The unleveraged free cash flow amounts for the years ended December 31, 2000 to December 31, 2004, plus the terminal values, were then discounted to the present using a range of discount rates of 7.25% to 8.25% for Eastern's gas utility segment and 8.0% to 9.0% for Eastern's inland marine transportation segment, based upon an analysis of the weighted average cost of capital for Eastern's gas utility segment and inland marine transportation segment, respectively. Analysis of the forecasts for Eastern, without considering any benefits derived from the merger, indicated an implied equity value range per share of Eastern Common Stock of $47.75 to $54.75.

Present Value of Hypothetical Future Stock Price and Dividends Analysis

   Salomon Smith Barney calculated hypothetical Eastern Common Stock prices in 2004 based on Eastern management's 2004 earnings per share estimates and a range of P/E multiples of 15.0x to 17.0x. Salomon Smith Barney then calculated the net present values of these hypothetical future stock prices and the dividends projected to be paid through 2004, assuming dividends at present levels through 2004 and using a 10% discount rate. Based on this analysis, Salomon Smith Barney derived a range of $49.00 to $54.75 for the present value of Eastern's future stock price and dividends.

   The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the Eastern Board. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analysis or summary descriptions. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion. In addition, no company used in the public market valuation analysis summarized above is identical to Eastern or any of its business segments and no transaction used in the precedent transactions valuation analysis summarized above is identical to the KeySpan merger. In addition, Salomon Smith Barney may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Salomon Smith Barney's view of the actual value of Eastern. Accordingly, an analysis of the data described above is not purely mathematical, but necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Eastern or any of its business segments and other facts that could affect the public trading value or the acquisition value of the companies to which it is being compared.

   In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Eastern. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the Merger Consideration to holders of Eastern Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its businesses might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, the opinion of Salomon Smith Barney and Salomon Smith Barney's presentation to the Eastern Board were among the many factors taken into consideration by the Eastern Board in making its determination to approve the merger.

   Pursuant to an engagement letter dated August 13, 1999, Eastern agreed to pay to Salomon Smith Barney:

  (1) a retainer fee of $250,000, which was payable upon execution of the engagement letter;

  (2) a fee of $1,750,000, payable following the execution of the merger agreement;

  (3) a fee of $1,750,000, payable following shareholder approval of the merger; and

  (4) a transaction fee equal to 0.71% of the transaction value (which is defined in the engagement letter to be the per share proceeds to be received by the Eastern common shareholders multiplied by the number of fully-diluted shares outstanding at the time of closing) of the merger, payable upon consummation of the merger.

   The fee described in clause (4) above is payable less any fees previously paid under clauses (1), (2) and (3). Eastern also agreed, subject to certain limitations, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, and agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, relating to or arising out of its engagement, including liabilities under the federal securities laws.

   Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of Eastern and KeySpan for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   In addition, Salomon Smith Barney and its affiliates have rendered certain investment banking and financial advisory services to Eastern and KeySpan for which Salomon Smith Barney received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc.) may have other business relationships with Eastern, KeySpan and their affiliates. Salomon Smith Barney acted as financial advisor to Colonial Gas Company and EnergyNorth in connection with their sale to Eastern. The Eastern Board retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the merger.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes the material United States federal income tax considerations relevant to the merger that are generally applicable to the holders of Eastern Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Eastern Common Stock as described herein. This summary is limited to United States Persons (as defined below) who hold their Eastern Common Stock as a capital asset, and whose functional currency is the United States dollar. This discussion does not address the United States federal income tax consequences to certain persons subject to special treatment under the federal income tax law, including, but not limited to, tax-exempt organizations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, financial asset securitization investment trusts, financial institutions, persons subject to alternative minimum tax, insurance companies, persons holding their stock as a part of a hedging, conversion, short sale or integrated transaction or a straddle, or holders who acquired their Eastern Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, this summary does not discuss the tax consequences of the merger under state, local or foreign law.

   "United States Person" means:

  . a citizen or resident of the United States,

  . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate that is subject to United States federal income taxation without regard to the source of its income,

  . a trust that is subject to the supervision of a court within the United
    States and the control of one or more United States persons, or

  . a trust that has a valid election in effect under applicable United
    States Treasury Regulations to be treated as a United States person.

   The receipt of the Merger Consideration in the merger by holders of Eastern Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Eastern Common Stock will be equal to the difference between the holder's tax basis in that particular share of the Eastern Common Stock and the amount of cash received therefor. Such gain or loss generally will be a capital gain or loss assuming the Eastern Common Stock is held as a capital asset at the effective time of the merger. In the case of individuals, trusts and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Eastern Common Stock held for more than one year prior to the date of disposition.

   Unless a holder of Eastern Common Stock complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, cash payments in exchange for such holder's Eastern Common Stock in the merger may be subject to "backup withholding" at a rate of 31% for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

   The foregoing tax discussion is included for general information only and is based upon present law. The foregoing discussion does not discuss tax consequences under the laws of states or local governments or any other jurisdiction or of tax consequences to categories of shareholders that may be subject to special rules. Each holder of Eastern Common Stock should consult such holder's own tax advisor concerning the specific tax consequences of the merger to such holder, including the application and effect of federal, state, local and other tax laws and the possible effect of changes in such tax laws.

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

                      POTENTIAL CONFLICTS AND INTERESTS OF
                      OFFICERS AND TRUSTEES IN THE MERGER

General

   The executive officers of Eastern and members of the Board may be deemed to have interests in the merger that are in addition to their interests as shareholders of Eastern generally. The Board was aware of these interests, summarized below, and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

Officer Change of Control Agreements

   Eastern is party to change of control agreements (each, a "COC Agreement") with each of Messrs. Ives, Raskin, Flaherty, Cook, Law and Messer, the executive officers of Eastern (each an "Executive" and collectively, the "Executives"), which were amended and restated effective September 22, 1999. Each Executive's employment under the COC Agreement runs for a period beginning on the earlier of (1) the date Eastern enters into a definitive agreement, the transactions contemplated by which will, when consummated, constitute a Change of Control (as defined therein) or (2) the date which precedes the Change of Control by six months (the "Effective Date"), and ending 24 months after the Change of Control. Pursuant to each COC Agreement, in the event of a Change of Control, each Executive will be immediately vested in all shares of restricted stock of Eastern awarded to such Executive and in all stock options held by such Executive under Eastern's 1982 or 1995 Stock Option Plans (each described below). Additionally, if, during the term of the Executive's employment under the COC Agreement, the Executive terminates his employment for Good Reason or Eastern terminates the Executive's employment other than for Cause (in the case of Mr. Messer, if Boston Gas terminates his employment other than for Cause and in the case of Mr. Cook, if Midland Enterprises terminates his employment other than for Cause), Eastern will provide to the Executive the severance payments and benefits described below.

   The consummation of the transactions contemplated by the merger agreement will constitute a Change of Control. Accordingly, if an Executive's employment is terminated as described above prior to the Change of Control or within 24 months thereafter, the Executive will be entitled to receive: (1) a lump sum cash payment equal to three times the annual rate at which the Executive was being paid his base salary immediately prior to such termination or immediately prior to the Effective Date, whichever is greater; (2) a lump sum cash payment equal to three times the Executive's total target benefit(s) or the equivalent as specified in the COC Agreement under the annual bonus or incentive plan in which the Executive was participating for the period including the date of termination or three times the Executive's total target benefit(s) or the equivalent as specified in the COC Agreement under the annual bonus or incentive plan in which the Executive was participating for the period including the Effective Date, whichever is greater; (3) a lump sum cash amount equal to the product of the Executive's total target benefit(s) or the equivalent as specified in the COC Agreement for the period including the date of termination times a fraction, the numerator of which is the number of days elapsed in such bonus or incentive period prior to the date of termination, and the denominator of which is 365; (4) any salary, bonuses, or other payments earned by the Executive but not yet paid as of the date of termination; (5) for a period of 36 months following termination (or until at least equivalent benefits are made available by another employer), medical, dental, life-insurance, disability and other welfare benefits plans and programs at a level of benefits at least as favorable to the Executive and the Executive's family as those available to the Executive and the Executive's family immediately prior to termination or immediately prior to the Effective Date (whichever is more favorable to the Executive and the Executive's family); (6) if the Executive would have satisfied any service requirement for retiree benefits assuming continued service for the 36-month period and if at the end of that period the Executive would be at least age 52, retiree health, dental, life and other retiree benefits (upon termination of the benefits provided under subsection (5) above) that are not less favorable (and on terms not less favorable) to the Executive and the Executive's family than those available to eligible retirees and their families under the retiree benefit program of similar type as in effect immediately prior to the date of termination or the Effective Date, if more favorable; (7) the right to purchase the automobile, if any, supplied to the Executive by Eastern or its subsidiaries in connection with the Executive's employment (or any automobile substituted therefor) at its "blue book" value (in the case of Mr. Raskin, he has use of his company automobile for 24 months following termination and then the option to purchase such automobile); (8) payment for the costs of an out-placement service (in the case of Mr. Cook, Midland Enterprises pays this benefit and in the case of Mr. Messer, Boston Gas pays this benefit); and (9) the reimbursement of costs and expenses, including reasonable attorney's fees, incurred by the Executive in disputes with respect to benefits or matters under the COC Agreement. Except in the case of Mr. Ives, each COC Agreement provides that benefits will be supplemented by an additional payment to "gross up" the Executive for any excise tax under the "golden parachute" tax provisions of the Code, unless a reduction in the Executive's cash benefits of not more than 10% would result in elimination of the excise tax (in which case the Executive's cash benefits will be so reduced). Under the terms of his COC Agreement, Mr. Ives' employment will be deemed to be terminated, without cause, upon the closing of the merger and he will be entitled to the benefits described above. However, Mr. Ives' COC Agreement does not provide for the gross-up payment described above; instead, Mr. Ives' benefits are subject to a cap to avoid the excise tax. If the merger were to close on August 1, 2000, the Executives could receive cash and benefits valued at approximately the following amounts in respect of items 1 through 6 described above, plus the tax "gross up" amounts, if such officers were terminated or were deemed to be terminated (under the circumstances described above) in connection with the merger: Mr. Ives, $3,632,925; Mr. Raskin, $4,534,693; Mr. Messer, $1,588,203; Mr. Flaherty, $3,030,115; Mr. Cook,
$2,248,276; and Mr. Law, $1,742,192.

   Eastern has established a trust to make payments to certain officers of Eastern and its subsidiaries under Eastern's Supplemental Executive Retirement Plan ("SERP"), its 1994 Deferred Compensation Plan for officers and its Supplemental Retirement Plan for Certain Officers and payments to Trustees under Eastern's former Retirement Plan for Non-Employee Trustees and its Deferred Compensation Plan for Non-Employee Trustees, and makes contributions to such trust from time to time. Such Plans provide that upon a change of control (as defined therein, which includes the closing of the merger), Eastern is obligated to fund such trust fully by depositing therein sufficient funds to pay the present value of all benefits to those who have retired prior to the change of control, plus the present value of all retirement benefits that would be payable if all eligible officers and Trustees had retired prior thereto, plus the aggregate of the account balances under such deferred compensation plans. As of January 31, 2000, the balance held in such trust was approximately $13 million.

KeySpan Board Seat

   Pursuant to the merger agreement, Mr. Ives will become a member of KeySpan's Board of Directors upon consummation of the merger.

Supplemental Executive Retirement Plan

   Under the terms of the SERP, each Executive is entitled to receive an annuity commencing at retirement at or after age 55 (the "Retirement Benefit"). Each Executive's Retirement Benefit is based on his age upon termination of employment and is generally equal to a percentage (based on service) of his average compensation for those five years in which his compensation was highest (selected from among the prior ten years), minus offsets for certain other retirement benefits. The age 55 eligibility requirement is waived in connection with a Change of Control; however, payments for officers under 55 years of age will not commence until such Executives reach the age of 55. Also, an Executive entitled to severance under a COC Agreement will be credited for SERP purposes with an additional three years of pay and deemed service under the COC Agreement. As of August 1, 2000, the following Executives could receive approximately the following incremental monthly SERP amounts (assuming a 50% joint and survivor annuity) if such officers were terminated or retired for good reason under circumstances entitling them to enhanced SERP benefits after the merger: Mr. Ives, $0; Mr. Raskin, $17,093; Mr. Messer, $1,166; Mr. Flaherty, $10,601; Mr. Cook, $0; and Mr. Law, $870. Mr. Ives' benefit does not increase because he has reached the maximum benefit level under the plan. Mr. Cook receives no SERP benefit because he does not have sufficient years of service with Eastern to qualify. The increases in benefits to Messrs. Raskin and Flaherty reflect the fact that these Executives would have no SERP benefit prior to age 55 absent the Change of Control.

1994 Deferred Compensation Plan

   The Eastern Enterprises 1994 Deferred Compensation Plan provides that each participant may elect to defer up to 20% of his base salary and up to all of his cash bonuses. Eastern also matches a portion of the base salary that a participant has elected to defer, subject to certain limitations in the plan. A participant may elect, subject to certain conditions, to have his or her account distributed upon termination of employment in annual installments or in a lump sum. Executives' balances under the Plan as of December 31, 1999 are as follows: Mr. Ives, $660,636; and Mr. Messer, $141,139.

1982 and 1995 Stock Option Plans

   Pursuant to the COC Agreements described above, the options granted to the Executives under the 1982 and 1995 Stock Option Plans will accelerate and become immediately exercisable in connection with the merger, regardless of the availability of KeySpan options. Pursuant to the merger agreement, each option that is vested and exercisable on or before the merger may be exchanged for the difference between (a) the Merger Consideration and (b) the exercise price per share of such option. All options not cashed out will be assumed by KeySpan and become exercisable for shares of KeySpan common stock. Based on accelerated vesting and assuming each Executive elects to receive cash for all accelerated options, as described above, the following Executives will be entitled to receive the following amounts of cash based upon unvested options outstanding on February 25, 2000: Mr. Ives, $921,465; Mr. Raskin, $1,093,896; Mr. Messer,
$500,197; Mr. Flaherty, $730,272; Mr. Cook, $397,875; and Mr. Law, $509,078.

1992 Restricted Stock Plan

   Under the terms of the 1992 Restricted Stock Plan, participants may be granted shares of Eastern Common Stock which, prior to vesting, may not be transferred and are subject to forfeiture if employment with Eastern terminates for any reason. Mr. Cook is the only Executive with outstanding restricted stock. Pursuant to the COC Agreements described above, upon the merger all outstanding shares of restricted stock awarded to the Executives will become free of the transfer and forfeiture provisions. Based on accelerated vesting and conversion upon the merger of the restricted stock held on February 25, 2000, Mr. Cook will be entitled to receive $153,600.

Deferred Compensation Plan for Trustees

   The Eastern Deferred Compensation Plan for Trustees provides that each non-employee Trustee may elect to defer cash retainers or meeting fees. Accounts are payable following departure from the Board either in installments or in a lump sum. Deferred amounts may be held in a Cash Account and/or in a Share Unit Account (each as defined in the plan). Former officers and employees of Eastern and its subsidiaries are not eligible to participate in this plan. Prior to a Change of Control, amounts credited to the Cash Account earn interest and amounts credited to the Share Unit Account are notionally invested in shares of Eastern Common Stock. In connection with a Change of Control, pursuant to a plan amendment adopted in October 1999, Cash Accounts and Share Unit Accounts may be invested in mutual fund vehicles. All distributions under the plan are in cash. All shares of restricted stock held by the Trustees under the Eastern Restricted Stock Plan for Non-Employee Trustees, except for 400 of such shares held by Mr. Stone, were relinquished in exchange for vested Share Units under the terms of a December 1999 amendment to the Deferred Compensation Plan for Trustees. The account balances of eligible Trustees under the Plan would be worth the following amounts if the merger had closed February 25, 2000: Mr. Barker, $130,579; Mr. Curtin, $239,977; Mr. Frankenheim, $702,812; Mr. Jaskol, $370,138; Mr. Knox, $178,759; Ms. Spence, $207,379; and Mr. Stone, $242,662.
Mr. Ives had an account balance of $193,916 as of December 31, 1999 for fees he earned as a Trustee prior to becoming an Executive of Eastern.

1996 Non-Employee Trustees' Stock Option Plan

   Under the terms of the 1996 Non-Employee Trustees' Stock Option Plan and as a result of action taken by the Board, all outstanding options under the plan will become exercisable 20 days prior to the closing of the merger. Former officers and employees of Eastern or its subsidiaries are not eligible to participate in this plan. Pursuant to the merger agreement, each option that is exercisable on or before the merger may be exchanged for the difference between the Merger Consideration and the exercise price per share. Options not cashed out will be assumed by KeySpan and become exercisable for shares of KeySpan common stock. If the merger closed on February 25, 2000, and assuming each Trustee had elected to receive cash for all accelerated options as described above, he or she would be entitled to receive the following amounts of cash, based on the number of unvested options outstanding on such date: Mr. Barker, $58,055; Mr. Curtin, $58,055; Mr. Frankenheim, $58,055; Mr. Jaskol, $58,055;
Mr. Knox, $58,055; Ms. Spence, $58,055; and Mr. Stone, $58,055.

Restricted Stock Plan for Non-Employee Trustees

   Under the Restricted Stock Plan for Non-Employee Trustees (the "Trustee RS Plan"), Trustees have been awarded restricted shares that contain transfer restrictions and are subject to forfeiture in the case of a Trustee who resigns or declines to stand for re-election, except under certain circumstances. In the event of a Change of Control (including the merger), all outstanding shares of restricted Common Stock held by Trustees will become free of the transfer restrictions and forfeiture provisions. Mr. Stone holds 400 restricted shares of Eastern stock. All other Trustees who previously held shares of restricted stock under this plan have elected to relinquish their shares of restricted stock in exchange for vested Share Units under the terms of a December 1999 amendment to the Deferred Compensation Plan for Trustees as described above.

Officers' and Trustees' Indemnification Insurance

   The merger agreement provides that after the effective time, the surviving corporation will indemnify the present and former officers, Trustees, directors and employees of Eastern and its subsidiaries from liabilities arising out of actions or omissions in their official capacity prior to the effective time of the merger, to the full extent permitted under Massachusetts law or as provided in Eastern's or its subsidiary's organizational documents. In addition, the surviving entity will maintain Trustees' and officers' insurance coverage for six years after the effective time on terms no less favorable to such indemnified parties than existing insurance coverage to the extent such coverage may be purchased for an amount equal to or less than 200% of the current premium being paid by Eastern.

                              THE MERGER AGREEMENT

General Description

   At the effective time of the merger, ACJ Acquisition will be merged with and into Eastern. Eastern will be the surviving corporation and will continue under the name "Eastern Enterprises." As a result of the merger, you will receive $64.00 in cash, without interest, for each share of Eastern Common Stock that you own, unless you are entitled to and have perfected your dissenters' appraisal rights. You will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or
(b) ninety days after the State of New Hampshire gives final regulatory approval of the merger. This aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues. Shares held by Eastern, KeySpan and any of KeySpan's wholly-owned subsidiaries will be canceled in the merger.

Certain Terms of the Merger Agreement

   The following describes the material terms of the merger agreement, as amended and in effect on the date of this proxy statement. The full text of the merger agreement is attached to this proxy statement as Appendix A and is incorporated herein by reference. Eastern encourages you to read the entire merger agreement.

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

   Effective Time of the Merger. The merger agreement provides that the closing of the merger will take place on the second business day immediately following the satisfaction or waiver of the conditions to the merger or at such other time, date and place as Eastern and KeySpan shall mutually agree. At the closing, the necessary documents will be filed with public officials to complete the merger. Eastern expects that, if all conditions to the merger have been satisfied or waived, the effective time could occur between June and October 2000, although in the event of regulatory or other delays, the effective time could occur as late as 2001.

   General. The merger agreement provides that, subject to satisfaction of several conditions, ACJ Acquisition will be merged with and into Eastern, and that following the merger, the separate existence of ACJ Acquisition will cease and Eastern will continue as the surviving entity. At the effective time, and subject to the terms and conditions set forth in the merger agreement:

  . the shareholders of Eastern will receive $64.00 in cash, without interest, for each share of Eastern Common Stock that they own, other than shares held by shareholders who are entitled to and have perfected their dissenters' appraisal rights. Eastern Shareholders will also receive an additional $0.006 per share for each day the merger has not closed beginning on the later of (a) August 4, 2000 or (b) ninety days after the State of New Hampshire gives final regulatory approval of the merger (provided, however, that the aggregate additional amount will be reduced by the aggregate amount of any per share increase in any dividend actually paid that is attributable to any period in which the additional amount accrues). Shares held by Eastern, KeySpan and any of KeySpan's wholly-owned subsidiaries will be canceled in the merger; and

  .  the Eastern Common Stock will no longer be publicly traded.

   Surrender and Exchange of Stock Certificates. As soon as practicable after the effective time of the merger, the surviving entity will deposit with BankBoston, the exchange agent, an amount of cash equal to the aggregate amount of Merger Consideration to be paid to holders of Eastern Common Stock. Promptly after the effective time of the merger, KeySpan's transfer agent and registrar, as paying agent, will send to each holder of record of Eastern Common Stock certificates a letter of transmittal containing instructions for use in effecting the exchange of such holder's Eastern Common Stock certificates for the Merger Consideration payable to such holder. Upon surrender to the paying agent of an outstanding certificate or certificates which represent Eastern Common Stock, together with the duly executed letter of transmittal and other documents the paying agent may require, the holder of such certificate will be entitled to receive the amount of Merger Consideration owed to the holder pursuant to the merger agreement. In the event the Merger Consideration is to be delivered to any person who is not the registered holder of the relevant surrendered certificate, all documents required to evidence and effect such transfer and prove all applicable transfer taxes have been paid must also be delivered to the paying agent. No interest will be paid or accrue on any cash payable to any holder of Eastern Common Stock certificates.

   Any portion of the Merger Consideration payable to holders of Eastern Common Stock certificates which remains undistributed for one year after the effective time shall be delivered to the surviving corporation. After that period of time, any holder of Eastern Common Stock certificates who has not previously exchanged his certificates may only look to KeySpan as a general creditor for payment of that portion of the Merger Consideration owed to him or her under the merger agreement.

   If you do not have your Eastern Common Stock certificate, you may make an affidavit of that fact. In addition, the surviving entity may require that you post a bond in a reasonable amount determined by the surviving corporation with respect to the missing stock certificate. Upon receipt of the affidavit and any required bond, the exchange agent will issue the Merger Consideration payable to you.

   Representations and Warranties. The merger agreement contains customary representations and warranties of Eastern relating to various aspects of its business, financial statements and other matters, including, among other things:

  . its organization, qualification, good standing, authority and corporate power,

  .  its Declaration of Trust and bylaws,

  .  its capital structure,

  .  its subsidiaries,

  . its authority to enter into and the validity and effectiveness of the merger agreement,

  . the execution of the merger agreement and consummation of the transactions contemplated therein will not result in conflicts, violations, breaches or defaults under its Declaration of Trust, bylaws, any statute or law and other material agreements to which it, its subsidiaries or any of its joint ventures is a party or to which they are subject (subject to receipt of identified statutory and shareholder approvals),

  . the consents and approvals required of certain governmental entities relating to the merger,

  . the documents and reports filed with the SEC and the accuracy and completeness of the information contained therein,

  .  its compliance with applicable laws,

  .  the absence of certain changes since December 31, 1998,

  .  the absence of undisclosed liabilities,

  .  litigation,

  . pension and benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974,

  .  taxes,

  . this proxy statement and the accuracy and completeness of the information contained herein,

  .  environmental matters,

  . the applicability of regulations under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Natural Gas Act and state utility laws,

  . the inapplicability or waiver of anti-takeover laws and anti-takeover provisions of its Rights Agreement (as defined in the merger agreement),

  . the shareholder vote required to amend the Declaration of Trust and to approve the merger,

  .  that it does not beneficially own any shares of KeySpan stock,

  .  its receipt of a fairness opinion from Salomon Smith Barney, and

  .  its year 2000 compliance.

   The merger agreement also contains customary representations and warranties of KeySpan relating to various aspects of its business, including among other things:

  . its organization, qualification, standing, authority and corporate power,

  . its authority to enter into and the validity and effectiveness of the merger agreement,

  . the absence of conflicts, violations or defaults under its organizational documents, any laws or statutes and other material agreements, subject to receipt of identified statutory approvals,

  . the consents and approvals required of certain governmental entities relating to the merger,

  .  its compliance with applicable laws,

  .  activities of ACJ Acquisition, its merger subsidiary,

  . this proxy statement and the accuracy and completeness of the KeySpan information contained herein,

  . the applicability of regulations under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Natural Gas Act and state utility laws,

  . that it has or will have available prior to the effective time of the merger sufficient cash in immediately available funds to pay the Merger Consideration, and

  .  the absence of beneficial ownership of shares of Eastern.

   Many representations and warranties expire at the effective time of the merger, or upon the termination of the merger agreement in accordance with its terms. However certain agreements shall survive the effective time of the merger as described in the merger agreement.

   Conduct of Business Pending the Merger. Eastern has agreed that prior to the merger, it and its subsidiaries will operate their respective businesses in the ordinary course consistent with past practices and will use commercially reasonable efforts to preserve intact their respective business organizations, retain the services of their respective current officers and employees, preserve the good will and relationships with customers and suppliers and maintain their respective properties and assets.

   In addition, the merger agreement places specific restrictions on the ability of Eastern and its subsidiaries to:

  . declare or pay any dividends or other distributions in respect of its capital stock other than:

   .  dividends paid by any subsidiary to Eastern or KeySpan,

   . regular quarterly dividends on Eastern Common Stock that do not exceed current regular dividends except that if the merger has not occurred on or before November 4, 2000, it can increase annual dividends by not more than $0.04 per share on an annual basis, or

   . a special dividend payable on Eastern Common Stock if the effective time does not occur between a record date and payment date of a regular dividend not to exceed the amount specified in the merger agreement;

  . split, combine, subdivide or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, recapitalization, restructuring or other reorganization, or repurchase, redeem or otherwise acquire any shares of capital stock;

  . issue, agree to issue, sell, deliver, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities convertible into or exchangeable for, or any rights, warrants or options to acquire such capital stock or equivalents other than the issuance of Eastern Common Stock upon the exercise of outstanding rights under option plans or stock purchase plans and dividend reinvestment plans, or, in the case of subsidiaries, the issuance of capital stock to Eastern or another subsidiary, or as may be required by Eastern's Rights Agreement;

  . amend its Declaration of Trust, its subsidiaries' articles of organization or bylaws (or other governing documents);

  . acquire or agree to acquire any business or any corporation, partnership, association or business organization or division thereof, whether by merger or consolidation or by purchasing capital stock or assets, or by any other manner other than in the ordinary course of business and unless the aggregate acquisition consideration is not more than $5,000,000;

  . make capital expenditures in excess of 110% of the annual amount of capital expenditures budgeted by Eastern or its subsidiaries except as required by law or as reasonably deemed necessary following a catastrophic event;

  . sell, lease or otherwise dispose of any assets other than encumbrances or dispositions in the ordinary course of business consistent with past practice;

  . incur or guarantee any indebtedness for borrowed money or enter into any "keep well" or other agreement to maintain the financial statement condition of another person other than (1) short-term and other indebtedness and "keep well" assurances for the benefit of customers in the ordinary course of business consistent with past practice, (2) arrangements between Eastern and its subsidiaries or among subsidiaries or (3) in connection with refunding existing indebtedness at a lower cost of funds;

  . except as may be required by applicable law or as expressly provided in the merger agreement:

   . enter into, adopt or amend any employee benefit plan to increase the amount or accelerate the payment or vesting of any benefit or otherwise increase in any manner the compensation, incentive compensation opportunities or benefits of any Trustee, director, officer or employee except in accordance with any existing performance based compensation arrangements in the ordinary course of business consistent with past practice or normal increases in the ordinary course of business and consistent with past practice,

   . enter into or amend any employment, severance or similar agreement with any Trustee, director or officer or other employee other than in the ordinary course of business consistent with current industry practice;

  . change any accounting methods, except as required by law, rule, regulation or GAAP;

  . modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which it is a party or waive, release or assign its material rights or claims;

  . take any action that would cause the transactions contemplated by the merger agreement to be subject to any takeover law and take all steps necessary to exempt such transactions from any applicable takeover law;

  . terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party (and it is obligated to take all steps necessary to enforce the provisions of any such agreement);

  . amend, modify or waive any provision of the Rights Agreement, and take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the transactions contemplated by the merger agreement; and

  . terminate or amend the agreement with EnergyNorth, Inc. or waive any rights thereunder.

   Furthermore, the merger agreement requires Eastern and its subsidiaries to:

  . to the extent the following disclosures do not violate the Confidentiality Agreement (as defined in the merger agreement) or applicable law, confer on a regular basis with KeySpan to discuss material operational and business matters, promptly notify KeySpan of significant changes in its business, properties, assets, condition or results of operations, advise KeySpan of any change or event that could reasonably be expected to result in a Company Material Adverse Effect (as defined in the merger agreement) and provide KeySpan with copies of all filings with any governmental authority made in connection with the merger agreement;

  . discuss with KeySpan any changes in its regulated rates or charges, standards of service or accounting and consult with KeySpan prior to making any filing, agreement or consent with governmental regulators with respect thereto, and shall not make any filing to change its rates or charges on file that would have an adverse effect on the benefits associated with the merger or a Company Material Adverse Effect; and

  . maintain insurance in such amounts and against such risks and losses customary for companies engaged in gas utility and barge transportation industries.

   The merger agreement places certain restrictions on ACJ Acquisition with respect to its conduct of business. KeySpan must cause ACJ Acquisition to perform its obligations pursuant to the merger agreement and not to engage in activities or enter into agreements or be bound by any obligation that is inconsistent with the merger agreement.

   The merger agreement also prohibits KeySpan and its subsidiaries from acquiring or agreeing to acquire a substantial portion of the assets or equity of any business, corporation, partnership, association or other business organization or division thereof if entering into such acquisition could reasonably be expected to impose a material delay in obtaining, or materially increase the risk of not obtaining, any authorizations of any governmental authority necessary to complete the merger or adversely affect the ability of KeySpan to obtain financing necessary to complete the merger.

   No Solicitation. Pursuant to the merger agreement, Eastern has agreed that it and its subsidiaries:

  . will not, and will not authorize or permit any of its Trustees, officers, employees, directors and other representatives (including Salomon Smith Barney) to, directly or indirectly, encourage, solicit, initiate, request or take any other action to facilitate any inquiries or the making of any proposal or offer which constitutes and may reasonably be expected to lead to an Alternative Proposal from any person or participate in any discussions or negotiations regarding any Alternative Proposal or accept an Alternative Proposal;

  . will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and

  . will immediately notify KeySpan orally and in writing of the receipt of any such inquiry, offer or proposals and the identity of the person making it within 24 hours of its receipt and shall keep KeySpan informed as to the status and details of such inquiry, offer or proposal.

  . "Alternative Proposal" means a proposal or offer for a merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving Eastern or any of Eastern's significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) or any proposal or offer to acquire in any manner, directly or indirectly (x) ten percent or more of the outstanding Shares of Eastern, or (y) 50% or more of the outstanding capital stock of any significant subsidiary of Eastern, or (z) all or a substantial portion of the assets of Eastern or of any significant subsidiary.

   However, the merger agreement does not prohibit Eastern, at any time prior to the approval of the merger agreement by Eastern shareholders, from:

  . engaging in discussion or negotiations with a third party who, without solicitation, initiation, encouragement, discussion or negotiation by or with Eastern or its representatives, seeks to initiate discussions or negotiations and Eastern may furnish the third party information concerning it and its business, properties and assets, only to the extent that,

   . the third party has first made a bona fide written Alternative Proposal that, in the good faith judgment of a majority of the Board, is likely to be more favorable to Eastern's shareholders than the merger and as to which the Board has reasonably concluded that the third party will have adequate sources of financing to consummate such Alternative Proposal and a majority of the Board concludes in good faith, based upon the advice of outside counsel and such other matters as the Board deems relevant, that such actions are necessary for the Board to comply with its fiduciary duties to shareholders under applicable law, and

   . prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Eastern provides prompt notice to KeySpan to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, and of the identity of the person or group making the Alternative Proposal and the material terms thereof and receives from such person an executed confidentiality agreement in reasonably customary form on terms not, in the aggregate, more favorable to such third party than the terms contained in the confidentiality agreement entered into between Eastern and KeySpan;

  . complying with Rule 14e-2 under the Exchange Act with regard to a tender or exchange offer provided, further, that the Board shall not recommend that the shareholders of Eastern tender their shares of Common Stock in connection with any such tender or exchange offer unless a majority of the Board determines in good faith based on the advice of outside counsel that such action is necessary for the Board to comply with its fiduciary duties to shareholders under applicable law;

  . accepting an Alternative Proposal from a third party, provided it terminates the merger agreement pursuant to the applicable provisions therein; or

  . recommending an Alternative Proposal, in response to an unsolicited bona fide written Alternative Proposal from a third party which is likely to be more favorable to Eastern's shareholders than the merger and as to which the Board has reasonably concluded that the third party will have adequate sources of financing to consummate such Alternative Proposal or withdrawing or modifying in any adverse manner its approval or recommendation of the merger agreement if a majority of the Board determines in good faith based on the advice of outside counsel that such action is necessary for the Board to comply with its fiduciary duties to shareholders under applicable law.

   Nothing contained in the merger agreement gives KeySpan the right to control or direct Eastern's operations prior to the effective time of the merger.

   Additional Agreements. The merger agreement contains the following additional agreements:

  . Access to Information. Upon reasonable notice and during normal business hours, Eastern and its subsidiaries will afford to the officers, directors, employees, agents and accountants of KeySpan reasonable access, throughout the period prior to the effective time, to all of its properties, books, contracts, commitments and records to the extent that Eastern or any of its subsidiaries is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney-client privilege and does not unreasonably interfere with the business and operations of Eastern. During this period Eastern and its subsidiaries will furnish promptly to KeySpan (1) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Federal Energy Regulatory Commission ("FERC"), the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (2) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by KeySpan in connection with any filings, applications or approvals required or contemplated by the merger agreement. KeySpan and its subsidiaries and representatives will hold in strict confidence all evaluation material concerning Eastern furnished to it in connection with the transactions contemplated by the merger agreement in accordance with the confidentiality agreement entered into between Eastern (or its agent) and KeySpan, as it may be amended from time to time.

  . Proxy Statement. Eastern and KeySpan made certain agreements with respect to the preparation of this proxy statement.

  . Communication with Regulatory Authorities. Each party has agreed to promptly notify the other party of the receipt of any comments of any of the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission or requests for additional information and will promptly provide to the other party copies of all correspondence between such party or any of its representatives and such regulatory agency or commission with respect to the regulatory filings. Each party is required to consult with the other party regarding regulatory filings and have due regard to any comments the other party may make in relation to any such regulatory filings. Each party will give the other party and its counsel the opportunity to review all responses to requests for additional information by, and replies to comments of, any regulatory agency or communication before their filing with, or being sent to, such regulatory agency or commission.

  . Regulatory Matters. Each of KeySpan, Eastern and ACJ Acquisition is required to cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain no later than March 31, 2001, or September 30, 2001 in certain circumstances, all necessary permits, consents, approvals and authorizations of all governmental authorities and all other persons necessary or advisable to consummate the transactions contemplated by the merger agreement, including, without limitation, the statutory approvals that both Eastern and KeySpan are required to obtain.

  . Shareholder Approval. Eastern agreed to take all necessary steps to call, give notice of, convene and hold the meeting of its shareholders to which this Notice and Proxy Statement relates and recommend the approval of the merger and the amendment of the Declaration of Trust to the Eastern shareholders.

  . Trustees' and Officers' Indemnification. From and after the closing of the merger, KeySpan and Eastern (as the surviving entity) are required, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the closing of the merger, an officer, Trustee, director or employee of Eastern or any of its subsidiaries against (1) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the closing of the merger (and whether asserted or claimed prior to, at or after the closing) that are, in whole or in part, based on or arising out of the fact that such person is or was a Trustee, director, officer or employee of Eastern or a subsidiary of Eastern and (2) all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement. KeySpan has agreed to pay the reasonable fees and expenses of counsel to any indemnified parties pursuant to this section.

   . Insurance. For a period of six years after the closing of the merger, KeySpan will keep in effect policies of Trustees' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of Eastern on terms no less favorable than the terms of such current insurance coverage. KeySpan may substitute policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the closing of the merger to the extent such liability insurance can be maintained annually at a cost to KeySpan not greater than 200 percent of the current annual premiums of the policies currently maintained by Eastern for their Trustees' and officers' liability insurance. If such insurance cannot be maintained or obtained at such cost, KeySpan shall maintain or obtain a policy providing the best coverage available, for a premium not exceeding 200 percent of the aggregate annual premiums currently paid by Eastern for their Trustees' and officers' liability insurance and other indemnity agreements. Alternatively, KeySpan may provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the closing of the merger on terms no less favorable than the terms of such current insurance coverage.

   . Successors. If KeySpan or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of KeySpan shall assume the indemnity obligations described above.

   . Survival of Indemnification. After the closing of the merger, all rights to indemnification in favor of the employees, agents, Trustees, directors and officers of Eastern, and its subsidiaries with respect to their activities as such prior to the closing of the merger, as provided in its respective charter document, by-laws or otherwise in effect on the date of the merger agreement will survive the closing of the merger and will continue in full force and effect for a period of not less than six years from such closing.

   . Benefit. All indemnity provisions are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

  . Reasonable Best Efforts. Each party agrees to cooperate and use its reasonable best efforts to take, or cause to be taken, all necessary or appropriate action, and to do, or cause to be done, all things necessary, under applicable laws and regulations or otherwise to consummate and make effective the merger and all other transactions contemplated by the merger agreement including, without limitation, the execution of any additional instruments necessary to consummate the transactions contemplated by the merger agreement and seeking to lift, rescind or reverse any legal restraint imposed on the consummation of the transactions contemplated by the merger agreement. In case at any time after the closing of the merger, any further action is necessary or desirable to carry out the purposes of the merger agreement, the proper officers and directors of each party are required take all such necessary action.

  . Public Announcements. Eastern and KeySpan are required to cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the merger agreement or any of the transactions contemplated by it and may not issue any public announcement or statement with respect to the merger agreement without the prior consent of the other party (which consent shall not be unreasonably withheld).

  .  Employee Benefits Plans.

   . For a period of not less than twelve months immediately following the closing of the merger, KeySpan and Eastern (as the surviving entity) must provide or cause to be provided to those non-union employees of Eastern (and their family members, dependents and other beneficiaries) who continue to be employees of Eastern (as the surviving entity), KeySpan or their respective subsidiaries, coverages and benefits not less favorable and on terms that are not less favorable, in each case in the aggregate, than those provided or made available to these individuals immediately prior to the closing of the merger under Eastern's employee benefit plans.

   . KeySpan and Eastern (as the surviving entity) are required to give or cause to be given to each non-union employee who continues to be an employee of Eastern (as the surviving entity), KeySpan or their respective subsidiaries full credit for purposes of eligibility, vesting, benefit accrual (including without limitation benefit accrual under any defined benefit pension plans) and determination of the level of benefits, as applied to the employee benefit plans or arrangements maintained by KeySpan, Eastern (as the surviving entity) or their respective subsidiaries in which such non-union employee participates, for such employee's service with Eastern or any subsidiary of Eastern (or any prior employer) to the same extent recognized by the analogous Eastern employee benefit plan immediately prior to the closing of the merger and to the extent service with KeySpan or Eastern (as the surviving entity) is so recognized for other employees of KeySpan or Eastern (as the surviving entity) who participate in such plan.

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

   .  KeySpan and Eastern (as the surviving entity) are required to:

    --waive or cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the non-union employees who continue to be employees of Eastern (as the surviving entity), KeySpan or their respective subsidiaries and their family members and dependents under the welfare benefit plans maintained or continued by KeySpan, Eastern (as the surviving entity) or their respective subsidiaries, except to the extent such limitations or waiting periods were already in effect with respect to these employees and had not been satisfied as of the closing of the merger under the corresponding Eastern employee benefit plan that is a welfare plan maintained for these employees immediately prior to the closing of the merger, and

    --provide or cause to be provided to each non-union employee who continues to be an employee of Eastern (as the surviving entity), KeySpan or their respective subsidiaries credit for any co-payments and deductibles paid during the year of but paid prior to the closing of the merger in satisfying any applicable deductible or out-of-pocket requirements under the Eastern employee benefit plans that are welfare plans in which these employees are eligible to participate after the closing of the merger.

   . Subject to certain provisions contained in the merger agreement, KeySpan and Eastern (as the surviving entity) agree to honor and to cause their respective subsidiaries to honor, from and after the closing of the merger, in accordance with their terms: (1) all Eastern employee benefit plans, (2) all collective bargaining agreements and
     (3) all other contracts, plans, arrangements or commitments with or for the benefit of officers, Trustees, directors or employees. Any workforce reductions affecting employees of Eastern carried out within the twenty-four-month period following the closing of the merger by KeySpan or Eastern (as the surviving entity) or their respective subsidiaries must be done in accordance with the provisions of the merger agreement, all applicable collective bargaining and other agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any applicable state or local law.

   . Eastern and KeySpan agree to coordinate their executive incentive plans in order to assure that the officers and employees of Eastern and its subsidiaries entitled to participate in Eastern's incentive pay or other bonus plans receive on an equitable basis the benefits provided under such plan for the portion of the year in which the merger occurs during which they were officers or employees of Eastern or its subsidiaries.

  . Stock Options and Employee Benefits. As soon as practicable following the date of signing of the merger agreement, the Eastern Board (or if appropriate, any committee administering the Eastern stock option plans) must adopt resolutions or take other actions as may be required, if any, to effect the following:

   . In the case of each option outstanding immediately prior to the closing of the merger to purchase shares of Eastern Common Stock under the Eastern stock option plans, adjust the terms of these options to provide that, at the closing of the merger, it shall (except to the extent that KeySpan and the holder of these options otherwise agree in writing prior to the closing of the merger):

    --if such Eastern stock option is or becomes exercisable on or before the merger or as a consequence of the transactions contemplated by the merger agreement and the holder of these options shall have elected by written notice to KeySpan prior to the date 10 business days before the closing of the merger to receive the payment contemplated by this clause, be canceled in exchange for a payment from Eastern (as the surviving entity) equal to the product of (a) the total number of shares of Eastern Common Stock subject to the option and (b) the excess of the Merger Consideration over the exercise price per share of Eastern Common Stock subject to the option, payable in cash as soon as reasonably practicable following the closing of the merger; or

    --with respect to any option not canceled as discussed above, be assumed by KeySpan and thereby be deemed to constitute an option to acquire, on the same terms and conditions as were applicable immediately prior to the closing of the merger, KeySpan common stock, except that (a) each option will be exercisable for that number of whole shares of KeySpan common stock which equals (x) the number of shares of Eastern Common Stock subject to such option immediately prior to the closing of the merger multiplied by (y) the Option Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of KeySpan common stock, and (b) the per share exercise price for the shares of KeySpan common stock issuable upon exercise of such the assumed option will be equal to (x) the exercise price per share of Eastern Common Stock under the option divided by
     (y) the Option Exchange Ratio, rounded up to the nearest whole cent. The parties to the merger agreement shall cooperate in giving the holders of the options adequate notice and opportunity to exercise their rights. KeySpan must take all corporate action necessary to reserve for issuance of a sufficient number of shares of KeySpan common stock for delivery upon exercise of options assumed by KeySpan. As soon as practicable after the closing of the merger, KeySpan must deliver to each holder of an Eastern option assumed by KeySpan an appropriate notice setting forth such holder's rights pursuant thereto. The term "Option Exchange Ratio" is defined as the ratio obtained by dividing (1) the average of the closing prices of the shares of Eastern Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in The Wall Street Journal, for the twenty (20) trading days immediately preceding the second trading day prior to the closing of the merger by (2) the average of the closing prices of the shares of KeySpan common stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in the Wall Street Journal for the twenty (20) trading days immediately preceding the second trading day prior to the closing of the merger.

   . It is intended that the Eastern options assumed by KeySpan will qualify following the closing of the merger as incentive stock options as defined in Section 422 of the Code to the extent the Eastern options qualified as incentive stock options immediately prior to the closing of the merger. These provisions relating to stock options will be applied consistent with such intent, including any adjustment of the conversion formula as is necessary in good faith to comply with
      Section 422 and 424(a) of the Code.

   . Except as otherwise agreed to in writing by KeySpan and Eastern, Eastern must ensure that, to the extent consistent with applicable law (including, without limitation, the Code), following the closing of the merger, no holder of an Eastern option nor any participant in any Eastern stock option plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of Eastern or any subsidiary shall have any right under such plans to acquire equity securities of Eastern as the surviving entity.

   . KeySpan agrees to file a registration statement on Form S-8 for the shares of KeySpan common stock issuable with respect to assumed Eastern options as soon as reasonably practicable after the closing of the merger and must use its reasonable efforts to maintain the effectiveness of the registration statement thereafter for so long as any of the options or other rights remain outstanding.

  . Expenses. All costs and expenses incurred in connection with the merger agreement and the transactions contemplated by it shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing of this Proxy Statement, as well as the filing fee relating thereto, will be shared equally by Eastern and KeySpan.

  .  Further Assurances.

   . KeySpan, Eastern and their respective subsidiaries will execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the merger and the other transactions contemplated by the merger agreement, and to use their reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary under applicable laws, and regulations to consummate and make effective the merger and the other transactions contemplated by the merger agreement (subject to the vote of Eastern's shareholders), including fully cooperating with the other in obtaining the required statutory approvals of both KeySpan and Eastern and all other approvals and authorizations of any governmental authorities necessary to consummate the transactions contemplated by the merger agreement.

   . KeySpan and Eastern, respectively, are responsible for taking any action necessary to obtain the required statutory approvals for both KeySpan and Eastern, as the case may be. KeySpan and Eastern agree to cooperate in obtaining the necessary approvals from the SEC under the Public Utility Holding Company Act of 1935, the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and from the applicable state authorities under state "blue sky", securities or utility regulatory laws. KeySpan and Eastern will each provide the other with copies of any filings made with any governmental authorities in connection with the foregoing.

   . If the only conditions to the parties' obligations to consummate the merger that are not satisfied or waived are receipt of any one or more of the required consents or statutory approvals for either Eastern or KeySpan and the adoption of an alternative structure (that otherwise substantially preserves for Eastern and KeySpan the economic benefits of the merger and does not result in materially more burdensome regulatory requirements) would result in such conditions being satisfied or waived, then the parties are required to cooperate to effect a business combination among themselves by means of a mutually agreed upon structure other than the merger that so preserves such benefits. Prior to closing any such alternative transaction, all material third party and governmental authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination must be obtained and all other conditions to the parties' obligations to consummate the merger, as applied to such alternative business combination, shall have been satisfied or waived.

  . Corporate Offices. At and subsequent to the closing of the merger, the corporate headquarters of Eastern (as the surviving entity) shall be located in the greater Boston, Massachusetts area.

  . Involvement in the Community. After the closing of the merger, KeySpan will, or will cause Eastern (as the surviving entity) to make at least $1,000,000 per year in charitable contributions to the communities served by Eastern (as the surviving entity) and otherwise maintain a substantial level of involvement in community activities in such communities that is similar to, or greater than, the level of community development and related activities carried on by Eastern and is consistent with the activities and programs currently supported by Eastern.

  . Transition Steering Team. KeySpan and Eastern will create a special transition steering team, with representation from KeySpan and Eastern, that will develop recommendations concerning the future structure and operations of Eastern after the closing of the merger, subject to applicable law. The members of the transition steering team will be appointed by the Chief Executive Officers of KeySpan and Eastern. The functions of the transition steering team will include (1) to direct the exchange of information and documents between the parties and their subsidiaries and (2) the development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate.

  . Representation on KeySpan's Board. KeySpan is required to take such action as may be necessary to permit J. Atwood Ives to serve on KeySpan's Board and must elect Mr. Ives to serve as a director.

   Conditions to the Merger. The respective obligations of each party to complete the merger are subject to the satisfaction or waiver on or prior to the closing of the merger of the following conditions:

  .  amendment to Eastern's Declaration of Trust to permit the merger;

  . approval and adoption of the merger agreement and the amendment to the Declaration of Trust by the shareholders of Eastern;

  . termination or expiration of the applicable waiting period (and any extension of the waiting period) under the Hart-Scott-Rodino Act of 1976, as amended;

  . no temporary restraining order, preliminary or permanent injunction, judgment or other order by any federal or state court preventing the consummation of the merger will be in effect and the merger and related transactions have not been prohibited by law; and

  . all required statutory approvals are obtained and such approvals have become final orders that do not impose terms or conditions, which in the case of the State of New Hampshire approval, constitute a Company Material Adverse Effect and in the case of approval under the Public Utility Holding Company Act of 1935, constitute a Parent Material Adverse Effect.

  . "Company Material Adverse Effect" means any change, event or effect that is materially adverse to the business, properties, financial condition or results of operations of Eastern and its subsidiaries taken as a whole (other than changes, events or effects that are the effect of economic factors affecting the economy as a whole or that are the effect of factors generally affecting the specific industries or markets in which Eastern and its subsidiaries operate or compete); provided, however, that a Company Material Adverse Effect shall not include any adverse effect primarily arising out of or resulting primarily from actions contemplated by the parties in connection with, or that are primarily attributable to the announcement of, the merger agreement and the transactions contemplated thereby.

  . "Parent Material Adverse Effect" means anything which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of KeySpan to consummate the transactions contemplated by the merger agreement or materially delay consummation of such transactions.

   The obligation of KeySpan to effect the merger is further subject to the satisfaction or waiver on or prior to the closing of the merger of the following conditions:

  . Eastern will have performed the agreements and covenants required to be performed by it under the merger agreement at or prior to the closing date of the merger;

  . the representations and warranties of Eastern set forth in the merger agreement will be true and correct on and as of the closing date of the merger, except for any representations and warranties that address matters only as of a particular date and with respect to certain of the representations and warranties, except for failures which would not reasonably be expected to result in a Company Material Adverse Effect;

  . KeySpan shall have received a certificate signed by certain officers of Eastern certifying that conditions relating to the performance of obligations and representations and warranties have been satisfied;

  . subject to certain exceptions, there shall not exist any fact or circumstance that constitutes a Company Material Adverse Effect;

  . Eastern having obtained the consents required by the merger agreement if the failure to receive such consents would reasonably be expected to have a Company Material Adverse Effect; and

  . Eastern's acquisition of EnergyNorth, Inc. having been, or being simultaneously, consummated or Eastern shall have terminated the EnergyNorth acquisition agreement.

   The obligation of Eastern to effect the merger is subject to the satisfaction or waiver on or prior to the closing of the merger of, the following conditions:

  . KeySpan shall have performed all of its agreements and covenants required by the merger agreement;

  . the representations and warranties of KeySpan set forth in the merger agreement will be true and correct on and as of the closing date of the merger, except for any representations and warranties that address matters only as of a particular date and except for failures which would not reasonably be expected to result in a Parent Material Adverse Effect;

  . Eastern shall have received a certificate signed by certain officers of KeySpan certifying that conditions relating to the performance of obligations and representations and warranties have been satisfied; and

  . KeySpan will have obtained the consents required by the merger agreement if the failure to receive such consents would reasonably be expected to have a Parent Material Adverse Effect.

   Termination. The merger agreement may be terminated at any time prior to the closing of the merger as follows:

  .  by mutual written consent of the Boards of Eastern and KeySpan;

  .  by either KeySpan or Eastern:

   . by written notice, if the closing of the merger has not occurred by March 31, 2001. However, this right to terminate will not be available to any party whose failure to fulfill an obligation under the merger agreement has been the cause of or results in the failure of the closing of the merger to occur on the above date. The above date may be extended to September 30, 2001, if on March 31, 2001, the only conditions that must be satisfied are the obligations relating to the required statutory approvals;

   . if any state or federal law, order, rule or regulation is adopted or issued which has the effect of prohibiting the merger or any court of competent jurisdiction in the United States issues a final and nonappealable order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the merger;

  .  By Eastern:

   . upon five days prior notice to KeySpan if Eastern receives a bona fide written alternative acquisition proposal and a majority of its Board determines in good faith that the Alternative Proposal is more favorable to the shareholders of Eastern than the merger and the Board reasonably believes there is adequate financing to consummate such proposal and on the basis of advice from outside counsel, the Board determines that the termination of the merger agreement is necessary to comply with its fiduciary duties under applicable law. In order to so terminate the merger agreement, the Board must be advised by outside counsel that its fiduciary duties require it to reconsider the commitment it currently has to consummate the merger agreement and Eastern must cause its advisors to negotiate with KeySpan during a five-day notice period to make adjustments to the merger agreement as would enable Eastern to continue with the transactions contemplated by the merger agreement. Eastern's ability to terminate the merger pursuant to this provision is also conditioned on its payment of the termination fees owed to KeySpan (as described below); and

   . by written notice to KeySpan, if there are breaches of the representations and warranties of KeySpan which would or would reasonably be expected to result in a Parent Material Adverse Effect or there is a material breach of any agreement or covenant of KeySpan and such breach has not been remedied within 20 days after receipt by KeySpan of written notice from Eastern specifying the nature of the breaches and requesting that they be remedied;

  .  by KeySpan, by written notice to Eastern, if:

   . there are breaches of certain representations and warranties of Eastern which would or would reasonably be expected to result in a Company Material Adverse Effect or material breaches of certain other representations and warranties of Eastern and those breaches are not remedied within 20 days after receipt by Eastern of written notice from KeySpan specifying the nature of the breaches and requesting that they be remedied;

   . there is a material breach of any agreement or covenant of Eastern and the breach is not remedied within 20 days after receipt by Eastern of written notice from KeySpan specifying the nature of the breach and requesting that they be remedied;

   . the Eastern Board or any committee of the Board withdraws or modifies, in a manner adverse to KeySpan, its approval or recommendation of the merger agreement or the transactions it contemplates, fails to reaffirm such approval or recommendation upon KeySpan's request, approves or recommends or takes no position with respect to an Alternative Proposal or resolves to take any of the actions described in this paragraph; and

   . Eastern fails to obtain shareholder approval on or before June 30, 2000.

 Termination Fees and Expenses.

  . Eastern will be required to pay KeySpan's out-of-pocket expenses and fees (not to exceed $10 million) if Eastern terminates the merger agreement because in the good faith judgment of the Board, as advised by outside counsel, the Board determines termination is required due to a third party's acquisition proposal as discussed above or if KeySpan terminates the merger agreement due to Eastern's (1) failure to obtain shareholder approval by June 30, 2000, (2) breach of a representation or warranty which is likely to result in a Company Material Adverse Effect or breach of a material agreement or covenant or (3) Board or any committee of the Board withdrawing or modifying in any manner adverse to KeySpan, its approval of the merger or failing to reaffirm such approval or recommendation upon KeySpan's request or approving, recommending or failing to take a position regarding an Alternative Proposal as discussed above.

  . Eastern will be required to pay KeySpan a termination fee of $65 million if (i) the merger agreement is terminated by Eastern due to an Alternative Proposal as discussed above; (ii) the merger agreement is terminated by KeySpan because Eastern's Board has withdrawn, modified in any manner adverse to KeySpan or approved, recommended or failed to take a position on an Alternative Proposal as discussed above; or (iii) if an Alternative Proposal has been made to Eastern by a third party and
     (A)(1)Eastern has failed to obtain shareholder approval for the merger by June 30, 2000, (2) Eastern has breached a representation or warranty which is likely to result in a Company Material Adverse Effect or breach of a material agreement or covenant or (3) Eastern terminated the merger agreement because the merger has not occurred by March 31, 2001 and (B) a definitive agreement is signed or a transaction is consummated with an alternative acquiror.

  . The parties agree that the fees described above constitute liquidated damages and not a penalty. If any party is or becomes obligated to pay a termination fee pursuant to the first paragraph above, the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If the merger agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party, may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts thereunder. If one party fails to promptly pay to the other any fee or expense due under the paragraph above, in addition to any out-of-pocket fees paid or payable, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee.

   Amendment. The merger agreement may be amended by the Boards of Eastern or KeySpan, at any time before or after approval by the shareholders of Eastern and prior to the closing of the merger, but after approval by Eastern's shareholders only to the extent permitted by applicable law. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Anticipated Accounting Treatment

   The merger will be accounted for as a purchase for accounting and financial reporting purposes.

Governmental and Regulatory Approvals

   The following is a summary of the material regulatory requirements affecting the merger. Although Eastern and KeySpan have not yet filed for the required approvals from all of the agencies discussed, it is anticipated that all required regulatory approvals will be received by the middle of 2000.

   State Approvals and Related Matters. KeySpan, Eastern, EnergyNorth, Inc. and EnergyNorth Natural Gas, Inc. made a joint filing with the New Hampshire Public Utilities Commission on December 3, 1999, pursuant to applicable New Hampshire law regarding the proposed transaction between KeySpan and Eastern and Eastern's acquisition of EnergyNorth, Inc. Under the applicable statutes, the New Hampshire Public Utilities Commission must determine that the EnergyNorth acquisition will not have an adverse effect on rates, terms, service, or operation of EnergyNorth Natural Gas, Inc. and is lawful, proper and in the public interest. The New Hampshire Public Utilities Commission has, in prior cases, approved mergers where there is no net harm to the public as a result of the merger. In addition, New Hampshire law establishes a time-frame within which the New Hampshire Public Utilities Commission must take action regarding the proposed EnergyNorth acquisition. In accordance with that time frame, the New Hampshire Public Utilities Commission must issue a final order within approximately 180 days. The New Hampshire Public Utilities Commission has set May 1 as the expected date for the issuance of its order in this matter.

   Public Utility Holding Company Act of 1935. As a result of the merger, KeySpan will hold all of Eastern's Common Stock. Under the Public Utility Holding Company Act of 1935, KeySpan must obtain the approval of the SEC before acquiring the Eastern Common Stock and consummation of the merger is conditioned upon the receipt of SEC approvals. On March 6, 2000, KeySpan and ACJ Acquisition filed with the SEC an application requesting SEC approval to acquire the Eastern Common Stock. KeySpan will file additional applications with the SEC with respect to the SEC approvals required to consummate the merger.

   KeySpan is currently and will continue to be a "holding company" as defined in the Public Utility Holding Company Act of 1935, but is currently exempt from registration as a "holding company" and from most regulation under the Public Utility Holding Company Act of 1935 because, among other requirements for such exemption, KeySpan and its material utility subsidiaries are "predominantly intrastate in character". As a result of the acquisition of Eastern's Common Stock, KeySpan will likely no longer qualify for an exemption from registration, and KeySpan intends to register as a holding company under the Public Utility Holding Company Act of 1935.

   Antitrust Considerations. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules, and regulations adopted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be consummated until the requisite notifications and report forms have been filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the specified Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period requirements have been satisfied. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period is thirty days from the date both parties have filed their notification and report form unless terminated earlier or unless extended by the Federal Trade Commission or the Department of Justice issuing a request for additional information or documentary materials. Thereafter, the waiting period may be extended only by court order or with the parties' consent. The expiration or earlier termination of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period does not preclude the Department of Justice or the Federal Trade Commission from challenging the merger on antitrust grounds either before or after consummation of the merger. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances.

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

   If the merger is not consummated within twelve months after the expiration or earlier termination of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period, Eastern and KeySpan would be required to submit new filings to the Department of Justice and the Federal Trade Commission, and a new Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period would have to expire or be earlier terminated before the merger could be consummated. Eastern and KeySpan intend to file their pre-merger notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 at such time as they believe there is a high degree of certainty that the merger will be consummated within twelve months after the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Federal Trade Commission and the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the proposed transaction. Neither Eastern nor KeySpan believes that the merger will violate federal antitrust laws. Nevertheless, there can be no assurance that a challenge to the proposed transaction will not be made on antitrust grounds or, if such a challenge is made, what the result would be.

   General. Under the merger agreement, Eastern and KeySpan have agreed to use their reasonable best efforts to take or cause to be taken all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the merger and the other transactions contemplated by the merger agreement. Various parties may seek intervention in the proceedings associated with the regulatory approval process in an attempt to oppose the merger or to have conditions imposed upon the receipt of the necessary approvals. Although KeySpan and Eastern believe that they will receive the requisite regulatory approvals for the merger, the timing of their receipt cannot be determined. It is a condition to the consummation of the merger that final orders approving the merger be obtained from the various federal and state commissions described above.

Delisting and Deregistration of Common Stock

   If the merger is completed, the Common Stock will no longer be listed on the New York, Pacific and Boston Stock Exchanges and will be deregistered under the Exchange Act.

                  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

   Pursuant to the terms of Eastern's Declaration of Trust, you are entitled to appraisal rights under Sections 85 through 98 of Chapter156B of the General Laws of Massachusetts ("MGL"). Sections 85 through 98 of the MGL are reprinted in their entirety as Appendix C to this proxy statement. All references in Sections 85 through 98 of the MGL and in this summary to a "shareholder" are to the record holder or beneficial owner of shares of Eastern Common Stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of Eastern Common Stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect whatever appraisal rights you may have.

   The following discussion merely summarizes the law relating to appraisal rights; it is qualified in its entirety by reference to Appendix C. If you wish to exercise statutory appraisal rights or preserve your right to do so, you should review this discussion and Appendix C carefully to comply strictly with the procedures described or you may lose your appraisal rights.

   To claim appraisal rights, first you must file a written objection to the merger prior to the Annual Meeting, stating that you intend to demand payment for your shares of Eastern Common Stock if the merger is consummated, and second you must not vote your shares in favor of approval of the merger (i.e. not vote at all or vote against the merger). If you identify yourself as a dissenting shareholder by doing the aforementioned, you will receive correspondence from Eastern by registered or certified mail notifying you of the merger's effectiveness within 10 days of its approval by the shareholders and its consummation. You must then demand, in writing, payment for and an appraisal of the value of shares of Common Stock from Eastern within 20 days after you receive this correspondence from Eastern. You are advised that a vote against the merger will not satisfy the requirement that a written objection be filed with Eastern prior to the taking of the shareholder vote on the merger.

   Eastern is required to make payment of the fair market value of the shares of Common Stock owned by each dissenting shareholder within 30 days after the expiration of the 20-day period during which a demand of payment for shares may be made. But, if, during this 30-day period, Eastern and a dissenting shareholder disagree as to the fair value of such dissenting shareholder's shares, either Eastern or you, as a dissenting shareholder, may, within four months after the expiration of this 30-day period, request a court determination of the fair value of these shares by filing a bill in equity in the Superior Court of Middlesex County in the Commonwealth of Massachusetts. The cost of this action, other than counsel fees and fees of experts retained by a party, will be determined by the court and apportioned equitably by the court. All costs of giving notice to eligible dissenting shareholders will be paid by Eastern. The "fair value" of the Eastern Common Stock held by you will be determined as of the day preceding the date that the merger was approved by the shareholders, and will not include any element of value arising from the merger. After the court enters a decree determining the fair value, dissenting shareholders will transfer their stock certificates to Eastern and will receive payment, as ordered, from Eastern.

   If you wish to exercise the statutory appraisal rights summarized above, you should consult with counsel. You may lose your appraisal rights if you fail to follow precisely all of the steps required by Sections 85 through 98 of the MGL. Under Section 98 of the MGL, the enforcement by a dissenting shareholder of the right to receive payment for his or her or its shares of common stock is generally an exclusive remedy. As a dissenting shareholder, however, you retain the right to bring a proceeding to obtain relief on the ground that the merger is illegal or fraudulent to you.

                             HISTORICAL INFORMATION

   On November 3, 1999, the last trading day prior to announcement of the execution of the merger agreement, the high sales price per share of Eastern Common Stock as reported on the New York Stock Exchange was $52.5625 and the low sales price per share as reported on the New York Stock Exchange was $50.8125. Eastern urges you to obtain current market quotations before making any decision with respect to the merger.

   In the past, Eastern has regularly paid cash dividends on its Common Stock. Under the merger agreement, Eastern may continue to pay quarterly dividends on Eastern Common Stock prior to the closing of the merger which do not exceed the current regular dividends; however, Eastern may increase its dividends by up to $0.04 per year if the merger has not closed by November 4, 2000.

                           HISTORICAL PER SHARE DATA

   The following tables set forth certain unaudited historical per share data of Eastern and the combined per share data on an unaudited pro forma basis after giving effect to Eastern's acquisition of Colonial Gas using the purchase method of accounting for business combinations. This data should be read in conjunction with the selected financial data and the combined unaudited pro forma financial statements included elsewhere in this proxy statement and the separate historical financial statements of Eastern incorporated by reference herein. The pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been effective as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of Eastern or Colonial Gas. Pro forma information reflecting the completion of the pending Eastern-EnergyNorth merger has not been presented herein as this transaction is not considered material.

                                           Fiscal Year Ended Fiscal Year Ended
                                           December 31, 1998 December 31, 1999
                                           ----------------- -----------------
Eastern--Historical
Earnings per common share before
 extraordinary items:
  Basic...................................      $ 2.26            $ 2.28
  Diluted.................................        2.24              2.27
Cash dividends declared per share.........        1.65              1.69
Book value per share at period end........       24.24             27.83

                                           Fiscal Year Ended Fiscal Year Ended
                                           December 31, 1998 December 31, 1999
                                           ----------------- -----------------
Eastern/Colonial Gas--Pro Forma
 Combined(a)(b)
Earnings per common share before
 extraordinary items:
  Basic...................................      $ 2.06            $ 2.11
  Diluted.................................        2.04              2.10
Cash dividends declared per share.........        1.65              1.69
Book value per share at period end(c).....       27.36             27.83

--------
(a) Pro forma combined cash dividends declared per share represents the historical dividends of Eastern for all Eastern's current cash dividends declared per share is $0.43 per common share per quarter after giving effect to the number of shares outstanding after Eastern's acquisition of Colonial Gas, assuming an exchange ratio of .852, the pro forma payout ratio of the combined company is approximately 83%. Additionally, the equivalent cash dividend per share of Colonial Gas common stock based upon Eastern's current annual dividend policy is $1.44.

(b) Pro forma information reflecting the completion of the pending Eastern-EnergyNorth merger has not been presented herein as this transaction is not considered material.

(c) The book value per share information as of December 31, 1998 is calculated based on the Eastern balance sheet as of December 31, 1998 combined with the Colonial Gas balance sheet as of December 31, 1998 (assuming Eastern's merger with Colonial Gas had been effective as of December 31, 1998). The book value per share information as of December 31, 1999 is calculated based on the Eastern balance sheet as of December 31, 1999 (which reflects Eastern's acquisition of Colonial Gas).

                    COMPARATIVE DIVIDENDS AND MARKET PRICES

Eastern

   Eastern common stock is listed and principally traded on the New York Stock Exchange, the Boston Stock Exchange and the Pacific Stock Exchange under the symbol "EFU". The table below sets forth the dividends declared and the high and low sales prices of Eastern common stock for the fiscal periods indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.

   On March 7, 2000, the closing price of Eastern common stock was $57.8125.

                                                                  Price Range
                                                     Dividends -----------------
                                                     Declared    High     Low
                                                     --------- -------- --------
Year Ended December 31, 1997
  First Quarter.....................................      $.40 $36.375  $30.500
  Second Quarter....................................       .40  35.875   30.500
  Third Quarter.....................................       .40  38.188   34.750
  Fourth Quarter....................................       .41  45.375   36.750
Year Ended December 31, 1998
  First Quarter.....................................      $.41 $45.625  $40.375
  Second Quarter....................................       .41  44.750   37.625
  Third Quarter.....................................       .41  43.500   38.250
  Fourth Quarter....................................       .42  44.250   40.000
Year Ended December 31, 1999
  First Quarter.....................................      $.42 $44.000  $36.375
  Second Quarter....................................       .42  40.5625  33.500
  Third Quarter.....................................       .42  47.375   38.0625
  Fourth Quarter....................................       .43  57.4375  46.000
Year Ended December 31, 2000
  First Quarter (through March 7, 2000).............      $.43 $58.625  $56.25

           EASTERN COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION

   Eastern completed its acquisition of Colonial Gas Company on August 31, 1999 and is accounting for this transaction under the purchase method of accounting for business combinations.

   The Eastern combined unaudited adjusted pro forma statements of operations for the years ended December 31, 1999 and December 31, 1998 include the effect of this acquisition, as if such acquisition had occurred on January 1, 1998.

   The Eastern combined unaudited adjusted pro forma financial information is not necessarily indicative of the results of operations which would have been reported if the Colonial Gas acquisition had occurred on the indicated dates nor is it necessarily indicative of the future operating results of the combined company. Furthermore, the adjusted historical financial information does not give effect to the efficiencies that may be obtained by combining the operations of Eastern and Colonial Gas and the costs incurred for restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $5.0 million (net of tax of $3.4 million) which will be charged to income as incurred. In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

   The Eastern combined unaudited pro forma information should be read in conjunction with the historical consolidated financial statements of Eastern which are incorporated by reference into this proxy statement and the historical consolidated financial statements of Colonial Gas.

   Pro forma information reflecting the completion of the pending Eastern-EnergyNorth merger has not been presented herein as this transaction is not considered material.

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
                     (in thousands, except per share data)

                             Eastern           Colonial        Pro Forma     Pro Forma
                          As Reported(2) (As Reclassified)(2) Adjustments   Balances(1)
                          -------------- -------------------- -----------   -----------
Revenues................     $921,460          $187,517         $   --      $1,108,977
Operating costs and
 expenses:
  Operating costs.......      631,660           120,371                        744,007
  Selling, general and
   administrative
   expenses.............      113,654            23,435          (8,024)(4)    137,089
  Depreciation and
   amortization.........       74,608            17,644           2,580 (3)     94,832
                             --------          --------         -------     ----------
Operating earnings......      101,538            26,067           5,444        133,049
Other income (expense):
  Interest income.......        7,962               --           (5,945)(5)      2,017
  Interest expense......      (35,528)          (10,348)            --         (45,876)
  Other, net............        8,587               583             --           9,170
                             --------          --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........       82,559            16,302            (501)        98,360
Provision for income
 taxes..................       32,352             7,766           1,321 (6)     41,439
                             --------          --------         -------     ----------
Net earnings from
 continuing operations
 before extraordinary
 items..................     $ 50,207          $  8,536         $(1,822)    $   56,921
                             ========          ========         =======     ==========
Basic earnings per share
 from continuing
 operations(4):.........     $   2.21                                       $     2.11
                             ========                                       ==========
Diluted earnings per
 share from continuing
 operations(4):.........     $   2.20                                       $     2.10
                             ========                                       ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................       22,701                                           26,920
                             ========                                       ==========
  Diluted...............       22,844                                           27,063
                             ========                                       ==========

    See accompanying notes to Eastern Combined Unaudited Pro Forma Financial
                                  Information.

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          Year Ended December 31, 1998
                     (in thousands, except per share data)

                              Eastern            Colonial        Pro Forma     Pro Forma
                          (As Reported)(2) (As Reclassified)(2) Adjustments   Balances(1)
                          ---------------- -------------------- -----------   -----------
Revenues................      $935,264           $183,093         $   --      $1,118,357
Operating costs and
 expenses:
  Operating costs.......       640,792            111,705                        752,497
  Selling, general and
   administrative
   expenses.............       118,546             28,795          (3,681)(4)    143,660
  Depreciation and
   amortization.........        75,521             14,727           3,870 (3)     94,118
                              --------           --------         -------     ----------
Operating earnings......       100,405             27,866            (189)       128,082
Other income (expense):
  Interest income.......         7,582              2,360          (8,918)(5)      1,024
  Interest expense......       (33,584)           (10,861)                       (44,445)
  Other, net............         5,591                847                          6,438
                              --------           --------         -------     ----------
Earnings from continuing
 operations before
 income taxes...........        79,994             20,212          (9,107)        91,099
Provision for income
 taxes..................        29,166              7,910            (894)(6)     36,182
                              --------           --------         -------     ----------
Net earnings from
 continuing operations
 before extraordinary
 items..................      $ 50,828           $ 12,302         $(8,213)    $   54,917
                              ========           ========         =======     ==========
Basic earnings per share
 from continuing
 operations before
 extraordinary
 items(4):..............      $   2.26           $   1.40                     $     2.06
                              ========           ========                     ==========
Diluted earnings per
 share from continuing
 operations before
 extraordinary
 items(4):..............      $   2.24           $   1.40                     $     2.04
                              ========           ========                     ==========
Weighted average number
 of common
 shares outstanding:
  Basic.................        22,474              8,781                         26,693
                              ========           ========                     ==========
  Diluted...............        22,680              8,781                         26,899
                              ========           ========                     ==========

    See accompanying notes to Eastern Combined Unaudited Pro Forma Financial
                                  Information.

      NOTES TO EASTERN COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1) The Colonial Gas Company Acquisition

   The Colonial Gas Company acquisition was accounted for under the purchase method of accounting for business combinations. The adjusted historical financial information does not give effect to (a) the efficiencies that may be obtained by combining the operations of Eastern and Colonial Gas, (b) the costs incurred for restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $8.4 million ($5.0 million net of tax) which will be charged to income as incurred.

   On September 30, 1998, Eastern completed a merger with Essex Gas Company which was accounted for as a pooling-of-interests. Accordingly, the accompanying unaudited pro forma combined financial data include in Eastern the accounts of Essex Gas for all periods presented.

   Pro forma information reflecting the completion of the pending Eastern-EnergyNorth merger has not been presented herein as this transaction is not considered material.

(2) Reclassifications

   These columns represent historical results of operations and financial position of the respective companies. Certain reclassifications have been made to the historical balance sheet and statements of operations of Colonial Gas to conform with Eastern's historical financial statement presentation.

(3) Depreciation and Amortization

(a) A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect incremental amortization expense on the goodwill created by the Colonial Gas acquisition. Goodwill is principally amortized over a 40-year life.

(b) A pro forma adjustment has been made to reverse previously expensed depreciation for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998. These depreciation charges relate to assets not given value in purchase accounting on the date of the Colonial Gas acquisition.

(4) Selling, General and Administrative Expenses

(a) A pro forma adjustment has been made to reverse previously expensed transaction costs for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998. These costs are non-recurring and relate directly to the Colonial Gas acquisition.

(b) A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect recurring recoveries and expenses previously recorded through regulatory assets which were not given value as a direct result of the Colonial Gas acquisition.

(5) Interest Income

   A pro forma adjustment has been made to reflect reduced interest income resulting from the use of cash more fully described in 5(a) above as if such funding had occurred on January 1, 1998, assuming a weighted average annual interest rate of 5.5%.

(6) Income Taxes

   A pro forma adjustment has been made for the twelve months ended December 31, 1999 and the twelve months ended December 31, 1998 to reflect the tax effect of the pro forma adjustments using Eastern's incremental tax rate of 35%. Goodwill created by the Colonial Gas acquisition is nondeductible for tax purposes because the transaction is tax-free.

III. PROPOSAL 3: ELECTION OF TRUSTEES

   The Board recommends that you vote "FOR" the individuals nominated as Trustees in this proposal.

   The Board is divided into three classes having staggered terms of three years each. The Declaration of Trust of Eastern provides that the number of Trustees shall be fixed from time to time by the Trustees but shall not be less than three or more than twenty. The total number of Trustees to serve following the 2000 Annual Meeting is currently fixed at ten. Four of the Trustees now in office have terms expiring at the 2002 Annual Meeting, three have terms expiring at the 2001 Annual Meeting and three have terms expiring at the 2000 Annual Meeting. The three Trustees now in office having terms expiring at the 2000 Annual Meeting have been nominated by the Board for re-election at such meeting. Each Trustee elected at the 2000 Annual Meeting will be elected to hold office until the 2003 Annual Meeting, or until such Trustee's successor is elected and qualified.

                     INFORMATION WITH RESPECT TO THE BOARD

   The Board, which held 13 regularly scheduled meetings and took action two times by written consent in 1999, maintains a standing Audit Committee, Compensation Committee and Nominating Committee, each of which is comprised of Trustees who are not officers or employees of Eastern or any of its subsidiaries. The Board also maintains an Executive Committee which has substantially all of the powers and discretion of the full Board and is available to act when the Board is not in session. The Executive Committee took no action in 1999. Membership on the various committees is indicated in the biographical information which follows.

   It is Eastern's policy that a majority of the members of the Board be independent, non-management Trustees.

   The Audit Committee, which met five times in 1999, is responsible for reviewing the performance and recommending the engagement of Eastern's independent auditors, reviewing the scope of the audit and approving all fees paid to such auditors. The Audit Committee also reviews the adequacy of the Eastern's audit and accounting procedures, internal controls, financial reporting practices and annual and quarterly reports, and meets with, and reviews the audit plans of, Eastern's internal audit department.

   The Compensation Committee, which met five times and took action one time by written consent in 1999, is responsible for approving officer compensation arrangements, recommending Trustee compensation arrangements, administering stock option and other compensation and benefit plans, and reviewing major personnel policies and benefit programs of Eastern and its subsidiaries.

   The Nominating Committee, which met two times in 1999, is responsible for nominating Trustees, members of committees of the Board and officers of Eastern, reviewing management development and succession programs, and reviewing and making recommendations concerning Eastern's corporate governance policies. It will consider nominees for the Board recommended by shareholders of Eastern. Written recommendations together with supporting information should be directed to Eastern Enterprises, Attn: The Nominating Committee, 9 Riverside Road, Weston, Massachusetts 02493. Nominations for the election of Trustees at an annual meeting may be made by a shareholder only if written notice of such shareholder's intent to make such nomination has been given to the Secretary not later than forty-five days prior to the anniversary of the date of the immediately preceding annual meeting. Such notice shall set forth the information required by Article 6 of Eastern's Declaration of Trust.

   During 1999, each Trustee attended at least 75% of the aggregate of meetings of the Board and each committee on which he or she served.

   Eastern's by-laws provide that no one may be elected to serve as a Trustee after reaching age 68, unless that person resigns at the first annual shareholder meeting after reaching age 70. This policy, however, may be waived by a majority of the Trustees then in office. On February 25, 1998 and February 23, 2000, a majority of the Trustees voted to waive this policy as it applied to Mr. Stone.

               INFORMATION WITH RESPECT TO NOMINEES AND TRUSTEES

   It is the intention of the management proxies to vote for the election of the three nominees listed below. The management proxies will distribute the total number of votes to which the shareholder executing the proxy is entitled among the three nominees in such manner as such proxies in their discretion shall determine unless other instructions are given in the proxy by the shareholder executing it. If any nominee is not available as a candidate when the election occurs, discretionary authority is reserved to vote for a substitute. Management has no reason to believe that any nominee will not be available.

   The nominees for terms of office expiring at the 2003 Annual Meeting are as follows:


                RICHARD R. CLAYTON, former President and Chief Operating Officer of Eastern. Mr. Clayton is 61 years old and is a graduate of Purdue University. Mr. Clayton served as President and Chief Operating Officer of Eastern from 1991 to 1998. Prior to joining Eastern in 1987 as its Executive Vice President and Chief Administrative Officer, Mr. Clayton was Chairman and Chief Executive Officer of Vermont Castings, Inc.

[Picture]                                                     Trustee since 1993


                LEONARD R. JASKOL, former Chairman and Chief Executive Officer of Lydall, Inc., a manufacturing company. Mr. Jaskol is 63 years old and is a graduate of American University and City University of New York Graduate School of Business. Mr. Jaskol was an executive for 25 years at, and from 1988 to 1998 Mr. Jaskol served as Chairman and Chief Executive Officer of, Lydall, Inc. He is a Director of Rogers, Corp. and a Trustee of American University.


[Picture]

                                                             Trustee since 1994;
                                                  member, Compensation Committee


                DAVID B. STONE, Chairman of North American Management Corp., an investment management firm. Mr. Stone is 72 years old and is a graduate of Harvard University and Harvard Business School. Mr. Stone serves as Chairman and Trustee of Memorial Drive Trust; a Director or Trustee of several mutual funds advised by Massachusetts Financial Services Company; a Director of Boston Municipal Research Bureau; President of Stonetex Oil Corp.; and a Trustee of the New England Aquarium.

[Picture]

                                                             Trustee since 1995;
                         Chairman, Audit Committee; member, Nominating Committee

   The members of the Board of Trustees having terms of office expiring at the 2002 Annual Meeting of Shareholders are as follows:


                JOHN D. CURTIN, JR., Investor. Mr. Curtin is 67 years old and is a graduate of Yale College and Harvard Business School. From 1995 to 1998 Mr. Curtin served as Chairman and Chief Executive Officer of Aearo Corporation, a manufacturing company. From 1989 to 1995 he was Executive Vice President, from 1992 to 1995 he was a Director, and from 1989 to 1992 he was Chief Financial Officer, of Cabot Corporation, a global specialty chemicals, materials and energy company. Mr. Curtin is a Director of Aearo Corporation, Imperial Sugar Company and Pioneer Group, Inc.

[Picture]

                                                             Trustee since 1997;
                            member, Audit, Compensation and Executive Committees

                WENDELL J. KNOX, President and Chief Executive Officer of Abt Associates Inc., a global research and consulting firm. Mr. Knox is 52 years old and is a graduate of Harvard University. Mr. Knox is a Trustee of Brigham and Women's Hospital, the Greater Boston Chamber of Commerce and The Biomedical Sciences Career Project. Mr. Knox also serves as Chairman of the Board of Directors of The Partnership, Inc. and as a Director of United Way of Massachusetts Bay, Eastern Bank and Allmerica Financial Corporation, and serves on the Advisory Board to Commonwealth Capital Ventures.

[Picture]

                                                             Trustee since 1997;
                                                         member, Audit Committee


                FREDERIC L. PUTNAM, JR., former Chairman of the Board of Directors and Senior Executive Officer of Colonial Gas Company, a utility. Mr. Putnam is 75 years old and is a graduate of Harvard College and Harvard Law School. Mr. Putnam served Colonial Gas Company as Chairman of the Board of Directors from 1981, and Senior Executive Officer from February 1995, to August 1999. He also served as Chief Executive Officer of Colonial Gas Company from April 1984 to February 1995.

[Picture]                           Elected to Board of Trustees, September 1999



                RINA K. SPENCE, President of SpenceCare International LLC, a health care consulting company, and President and Chief Executive Officer of iemily.com, an internet company. Ms. Spence is 51 years old and is a graduate of Boston University and Harvard University, Kennedy School of Government. Ms. Spence has served as President of SpenceCare International LLC since 1998 and was acting President and Chief Executive Officer of Consensus Pharmaceuticals, Inc., a biopharmaceutical company, from 1998 to 1999. From 1994 to 1998 Ms. Spence served as President and Chief Executive Officer of RKS Health Ventures Corporation and Spence Centers for Women's Health, women's health services companies. From 1984 to 1994 Ms.Spence was President and Chief Executive Officer of Emerson Health System, Inc. and Emerson Hospital. Ms. Spence is a Trustee of the Wang Center for the Performing Arts, Boston and the Massachusetts Health and Education Facilities Authority and a Director of United Way of Massachusetts Bay. She is a Director of Berkshire Mutual Life Insurance Co. and Trustee of the State Street Master Trust.


[Picture]

                                                             Trustee since 1989;
               Chairperson, Compensation Committee; member, Nominating Committee

   The members of the Board of Trustees having terms of office expiring at the 2001 Annual Meeting of Shareholders are as follows:


                JAMES R. BARKER, Chairman and President of Interlake Steamship Company, Vice Chairman of Mormac Marine Group, Inc. and Moran Towing Company, marine transportation companies. Mr. Barker is also a principal owner and Director of Meridian Aggregates Company. Mr. Barker is 64 years old and is a graduate of Columbia University and Harvard Business School. He was formerly Chairman and Chief Executive Officer of Moore McCormack Resources, Inc. Mr. Barker co-founded Temple, Barker & Sloane, Inc., a management consulting firm. He is a Director of GTE Corporation and The Pittston Company; and a member of the Board of Trustees of Stamford (Connecticut) Hospital.


                                                             Trustee since 1995;
                                                  member, Compensation Committee

                SAMUEL FRANKENHEIM, Counsel, Ropes & Gray. Mr. Frankenheim is 67 years old and is a graduate of Cornell University and Cornell University Law School. Prior to joining Ropes & Gray in 1992, Mr. Frankenheim was Senior Vice President, General Counsel, Secretary and a member of the Office of the Chairman of General Cinema Corporation (now Harcourt General, Inc.) and of The Neiman Marcus Group, Inc. He is a Trustee of the Huntington Theatre Company, Boston; a Director (and formerly Chairman of the Board) of the International Alliance of First Night Celebrations; Member of the Corporation of Partners Healthcare System; and an Honorary Trustee of Newton-Wellesley Hospital.

[Picture]

                                                             Trustee since 1993;
          Chairman, Nominating Committee; member, Audit and Executive Committees


                J. ATWOOD IVES, Chairman and Chief Executive Officer of Eastern. Mr. Ives is 63 years old, is a graduate of Yale College and Stanford University Graduate School of Business, and is a certified public accountant. Prior to joining Eastern as Chairman and Chief Executive Officer in 1991, he was Vice Chairman, Chief Financial Officer and a member of the Office of the Chairman of General Cinema Corporation (now Harcourt General, Inc.) and of The Neiman Marcus Group, Inc. He is a Director or Trustee of several mutual funds advised by Massachusetts Financial Services Company; a Trustee of the Museum of Fine Arts, Boston; a Director of United Way of Massachusetts Bay and the Massachusetts Business Roundtable; and a member of the Corporate Advisory Board of the Stanford University Graduate School of Business and the Boston College Carroll School of Management.

[Picture]

                                                             Trustee since 1989;
                                                   Chairman, Executive Committee

               STOCK OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

   The following information is furnished as to the Common Stock of Eastern owned beneficially (as defined by Rule 13d-3 under the Exchange Act) as of February 28, 2000 by each Trustee and nominee, each executive officer named in the Summary Compensation Table on page 51, and the Trustees and executive officers of Eastern as a group. The information concerning beneficial ownership has been furnished by the persons listed below.

                             Amount and
                               Nature
                                 of                                   Percent
                             Beneficial                                  of
Name                        Ownership(a)                              Class(a)
----                        ------------                              --------
J. R. Barker...............     5,450(c)(d)                               *
R. R. Clayton..............    77,281(d)(e)                             0.3%
J. M. Cook.................     7,448(f)(g)                               *
J. D. Curtin, Jr...........     4,900(c)(d)                               *
W. J. Flaherty.............    58,680(f)                                0.2
S. Frankenheim.............     1,558(c)(d)                               *
J. A. Ives.................   378,895(e)(f)                             1.4
L. R. Jaskol...............     5,450(c)(d)                               *
W. J. Knox.................     2,900(c)(d)(h)                            *
L. W. Law, Jr..............    41,466(f)                                0.2
C. R. Messer...............    44,666(e)(f)                             0.2
F. L. Putnam, Jr.
  Individually.............    26,505(i)                                0.1
  By Corporation...........   124,935(j)                                0.5
F. C. Raskin...............    64,457(f)                                0.2
R. K. Spence...............     4,750(c)(d)                               *
D. B. Stone................     4,850(b)(c)(d)                            *
Trustees and Executive
 Officers as a Group (15
 persons)..................   854,190(b)(c)(d)(e)(f)(g)(h)(i)(j)        3.1

--------
*  Less than 0.1%.
(a) Except as noted, each Trustee, nominee and executive officer has sole or shared voting and investment power over the shares owned.
(b) Figure for Mr. Stone includes 400 shares awarded under Restricted Stock Plan for Non-Employee Trustees; and figure for Trustees and executive officers as a group includes such 400 shares.
(c) Figures do not include the following Share Units held under the Deferred Compensation Plan for Trustees: Mr. Barker, 2,040; Mr. Curtin, 3,750; Mr. Frankenheim, 10,981; Mr. Jaskol, 5,783; Mr. Knox, 2,700; Ms. Spence, 3,240; Mr. Stone, 3,792; and 32,287 as a group.
(d) Figures include, as of April 27, 2000, 4,450 shares which may be acquired through the exercise of stock options for each of Messrs. Barker, Jaskol and Stone and Ms. Spence, 3,900 shares which may be acquired through the exercise of stock options by Mr. Curtin, 1,500 shares which may be acquired through the exercise of stock options by Mr. Frankenheim, 2,800 shares which may be acquired through the exercise of stock options by Mr. Knox and 27,700 shares which may be acquired through the exercise of stock options by Mr. Clayton.
(e) Figures include the following shares owned by spouse or held by spouse as custodian or trustee for children: Mr. Ives, 13,000, Mr. Messer, 7,400 and Mr. Clayton 45,383.
(f) Figures include the following shares which executive officers have the right to acquire as of April 27, 2000 through the exercise of employee stock options: Mr. Ives, 154,034; Mr. Raskin, 26,800; Mr. Messer, 7,700; Mr. Flaherty, 25,800; Mr. Law, 22,700; Mr. Cook, 4,000; and Trustees and executive officers as a group, 294,734.
(g) Figure includes 3,000 shares awarded under Eastern's 1991 Restricted Stock Plan, of which 600 have vested.
(h)  Figure includes 100 shares owned jointly with spouse.
(i) Consisting of 2,241 shares owned solely; 3,482 shares owned jointly with spouse; 1,049 shares owned of record by spouse over which Mr. Putnam has or shares the power to direct disposition or voting; and 19,733 shares held in trust for Mr. Putnam under a 401(k) plan pursuant to which he has the power to direct the disposition and voting of such shares.
(j) These shares are held by F. L. Putnam Securities Company, Inc. of which Mr. Putnam is a director and owner (as trustee without beneficial interest) of approximately 16% of the voting stock. Brothers of Mr. Putnam are the other directors and stockholders of that corporation. Mr. Putnam disclaims beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth certain information concerning the compensation of Eastern's chief executive officer and its five most highly compensated other executive officers (the "Named Executive Officers") with respect to Eastern's last three completed fiscal years:

                           Summary Compensation Table

                                                      Long Term
                                                     Compensation
                                        Annual          Awards
                                     Compensation     Securities
                                  ------------------ ------------
                                                      Underlying   All Other
                                   Salary   Bonus(a) Options/SARs Compensation
Name and Principal Position  Year    ($)      ($)        (#)          ($)
---------------------------  ---- --------- -------- ------------ ------------
J. Atwood Ives.............. 1999 $ 771,018 $463,200    15,000      $ 30,753(b)
 Chairman and                1998   749,603  204,792    19,000        28,057
 Chief Executive Officer     1997   720,627   98,377    20,000        17,976

Fred C. Raskin(c)........... 1999 $ 435,054 $265,740    15,000       $ 2,179(d)
 President and               1998   356,767   42,390    32,000         2,167
 Chief Operating Officer     1997   308,309   34,796     7,500         2,055

Chester R. Messer........... 1999 $ 350,654 $169,506    10,000      $  6,302(b)
 Senior Vice President;
  President of               1998   336,750  138,957     7,000         5,839
 Boston Gas Company,         1997   323,558  160,063     7,500         5,578
 Colonial Gas Company and
 Essex Gas Company

Walter J. Flaherty(e)....... 1999 $ 297,193 $146,960    19,000      $  2,500(d)
 Executive Vice President    1998   276,263   76,865     7,000         2,500
 and Chief Financial Officer 1997   265,619   59,040     7,500         2,375

Jonathan M. Cook(f)......... 1999 $ 325,000 $ 51,025     5,000      $  2,500(d)
 Senior Vice President;      1998    40,625      --     15,000           203
  President of Midland
  Enterprises Inc.

L. William Law, Jr.......... 1999 $ 234,646 $115,321    12,000      $  2,500(d)
 Senior Vice President,      1998   227,654  109,309     5,500         2,500
 General Counsel and
  Secretary                  1997   218,883   50,307     6,000         2,375

--------
(a) Amounts shown represent awards under Eastern's Executive Incentive Compensation Plan, which in each case were paid in cash and in shares of Eastern's Common Stock. Such amounts were earned in the fiscal year shown but paid in the subsequent fiscal year.
(b) Amounts shown represent employer contributions in the amounts of $2,175 and $2,400 under Eastern's Retirement Savings 401(k) Plan and $10,162 and $3,902 under Eastern's Deferred Compensation Plan for Messrs. Ives and Messer, respectively, and $18,416 of insurance premium payments for Mr. Ives.
(c) Mr. Raskin became President and Chief Operating Officer of Eastern effective September 1, 1998. Prior to that date he served as Senior Vice President of Eastern and President of Midland Enterprises Inc.
(d) Amounts shown represent employer contributions under Eastern's Retirement Savings 401(k) Plan.
(e) Mr. Flaherty became Executive Vice President and Chief Financial Officer of Eastern effective August 9, 1999. Prior to that date, he served as Senior Vice President and Chief Financial Officer.
(f) Mr. Cook became Senior Vice President of Eastern and President of Midland Enterprises Inc. effective November 16, 1998.

   The following table sets forth certain information concerning non-qualified stock options granted to the Named Executive Officers during 1999 under Eastern's 1995 Stock Option Plan:

                       Option Grants in Last Fiscal Year

                               Individual Grants

                                                                              Potential
                                                                          Realizable Value
                                       % of                               at Assumed Annual
                                       Total                                    Rates
                                      Options                              of Stock Price
                         Number of    Granted                               Appreciation
                         Securities     to     Exercise                      for Option
                         Underlying  Employees  or Base                        Term(a)
                          Options    in Fiscal   Price   Expiration       --------------------
Name                     Granted(#)    Year    ($/share)    Date    0%($)  5%($)       10%($)
----                     ----------  --------- --------- ---------- ----- --------    --------
J. Atwood Ives..........   15,000(b)    6.5%    $38.75    2/23/09    $ 0  $365,545(d) $926,363(d)
Fred C. Raskin..........   15,000(c)    6.5     $38.75    2/23/09      0   365,545(d)  926,363(d)
Chester R. Messer.......   10,000(c)    4.3     $38.75    2/23/09      0   243,697(d)  617,575(d)
Walter J. Flaherty......    9,000(c)    3.9     $38.75    2/23/09      0   219,327(d)  555,818(d)
                           10,000(e)    4.3     $38.625    8/6/09      0   242,911(f)  615,583(f)
Jonathan M. Cook........    5,000(c)    2.2     $38.75    2/23/09      0   121,848(d)  308,788(d)
L. William Law, Jr......    7,000(c)    3.0     $38.75    2/23/09      0   170,588(d)  432,303(d)
                            5,000(e)    2.2     $38.625    8/6/09      0   121,455(f)  307,792(f)

--------
(a) The potential realizable values presented in this table use the hypothetical rates of appreciation prescribed by regulations of the SEC, and are not intended to project rates of future appreciation in the value of Eastern's Common Stock.
(b) Figure represents options granted without SARs. Consists of an option for 10,000 shares which becomes exercisable at the rate of 33 1/3% on each of February 23, 2000, February 23, 2001 and December 1, 2001 and an option for 5,000 shares which becomes exercisable at the rate of 50% on each of February 23, 2000 and February 23, 2001.
(c) Figures represent options granted without SARs. Each such option becomes exercisable at the rate of 20% per year, commencing February 23, 2000.
(d) The assumed 5% and 10% annual rates of appreciation would result in prices for Eastern's Common Stock increasing to $63.12 and $100.51 per share, respectively, by February 23, 2009.
(e) Figure represents options granted without SARs. Option becomes exercisable at the rate of 20% per year, commencing August 6, 2000.
(f) The assumed 5% and 10% annual rates of appreciation would result in prices for Eastern's Common Stock increasing to $62.92 and $100.18 per share, respectively, by August 6, 2009.

   The following table sets forth certain information regarding the options exercised during fiscal year 1999, and the number and value of outstanding options and SARs in tandem with options held as of December 31, 1999, by Named Executive Officers under Eastern's Stock Option Plans (no SARs in tandem with options have been granted since 1991):

                           Year-end Option/SAR Values

                                                        Number of
                                                  Securities Underlying     Value of Unexercised
                           Shares                      Unexercised              In-the-Money
                          Acquired     Value          Options/SARs              Options/SARs
                             on       Realized       At 12/31/99(#)           at 12/31/99($)(b)
Name                     Exercise(#)   ($)(a)   Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- ---------- ------------------------- -------------------------
J. Atwood Ives..........   170,000   $3,142,280      134,000/52,000(c)      $3,869,747/$1,001,490
Fred C. Raskin..........    18,100      243,968       17,800/49,900            379,950/928,697
Chester R. Messer.......    24,200      653,130            0/24,300                  0/468,772
Walter J. Flaherty......     8,000      109,875       18,200/33,500            472,367/640,435
Jonathan M. Cook........       --           --         3,000/17,000             49,969/292,220
L. William Law, Jr......     3,200       28,684       16,800/23,400            451,617/448,059

--------
(a) The amount "realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price).
(b)  All values are based on $57.2188, the closing price on December 31, 1999.
(c) Figures represent options without SARs. No SARs have been granted to J.A. Ives.

   The following table sets forth estimated annual benefits payable upon retirement in specified compensation and years of service categories under qualified retirement plans maintained for salaried employees of Eastern and certain subsidiaries (the "Retirement Plans") and Eastern's non-qualified SERP maintained for all executive officers and certain other officers of Eastern and its subsidiaries:

                               Pension Plan Table

                              Estimated Annual Retirement Benefit
                                  Based on Years of Service(b)
                    --------------------------------------------------------------------
Remuneration(a)        15             20             25             30             35
---------------     --------       --------       --------       --------       --------
$  100,000          $ 42,500       $ 50,000       $ 50,000       $ 50,000       $ 50,000
   200,000            85,000        100,000        100,000        100,000        100,000
   300,000           127,500        150,000        150,000        150,000        150,000
   400,000           170,000        200,000        200,000        200,000        200,000
   500,000           212,500        250,000        250,000        250,000        250,000
   600,000           255,000        300,000        300,000        300,000        300,000
   700,000           297,500        350,000        350,000        350,000        350,000
   800,000           340,000        400,000        400,000        400,000        400,000
   900,000           382,500        409,000        409,000        409,000        409,000
 1,000,000           409,000        409,000        409,000        409,000        409,000

--------
(a) The compensation covered by the Retirement Plans and the SERP is the average annual compensation (whether or not deferred under deferred compensation or savings plan) for the highest five years in the ten years preceding retirement, based on the annual salary rate plus 100% of bonuses and incentive awards earned (whether payable in cash or stock), not including any amounts with respect to options, SARs or restricted stock awards. Benefits under the SERP vest with regard to any eligible officer with a change of control severance agreement who is terminated under circumstances entitling him or her to severance in connection with a change of control, regardless of age. However, benefits would not be paid until age 55, if the officer is less than 55 years of age at vesting.
(b) The benefits set forth in these columns assume that the participant elects a straight life annuity with five years certain. Such benefits are shown before deductions for 50% of Social Security benefits and other applicable offsets. In general, Federal law limits the annual benefit payable under the Retirement Plans to a participant at age 65, calculated in the form of a life annuity (with no period certain), to a specified amount ($135,000, adjusted as of January 1, 2000). Not being subject to limitations imposed on the Retirement Plans by Federal law, the SERP provides for annual benefits equal to up to one-half of covered compensation, provided that annual benefits under the SERP, before offset for annual benefits received under the Retirement Plans, may not exceed three times the $135,000 limit, as such limit may from time to time be increased. Years of service credited under the Retirement Plans and years of service as an officer credited under the SERP through 1999 for the Named Executive Officers were as follows: J.A. Ives, 16 and 16; F.C. Raskin, 22 and 21; C.R. Messer, 36 and 23; W.J. Flaherty, 28 and 16; and L.W. Law, Jr., 24 and 24. Years of service for J.A. Ives is determined in accordance with his employment agreement described on page 56 hereof. Years of service under the SERP for F.C. Raskin, C.R. Messer, W.J. Flaherty and L.W. Law, Jr. equal years of service as an officer of Eastern or a subsidiary.

                            COMPENSATION OF TRUSTEES

   During 1999, each Trustee of Eastern who was not an officer of Eastern received cash retainer fees at an annual rate of $10,000. The Chairman of each of the Audit, Compensation and Nominating Committees received an annual retainer fee of $4,000. In addition, each such non-officer Trustee received $1,000 for each meeting session of the Board and each standing committee meeting session he or she attended in person and $500 for each meeting attended by telephone. Eastern also reimburses Trustees' travel expenses for attendance at meetings. Eastern adopted the 1996 Non-Employee Trustees' Stock Option Plan to replace the Restricted Stock Plan for Non-Employee Trustees and in order to increase the proportion of compensation to Trustees for their services in the form of Common Stock of Eastern and more closely align the interests of its Trustees with those of its shareholders.

   Eastern's 1996 Non-Employee Trustees' Stock Option Plan provides for annual grants of options to purchase 1,500 shares of Eastern's Common Stock to each Trustee who at the time of grant serves as a Trustee but is not and has not been an employee of Eastern or any of its subsidiaries for five years. Options are granted on the day following the Annual Meeting of Shareholders through the day following the 2001 Annual Meeting; provided that any eligible Trustee who joins the Board at a time between regular option grant dates will receive an option for 750 shares upon joining the Board. The exercise price of all options granted under such Plan will be the fair market value of Eastern's Common Stock on the date of grant. All options issued under the Plan become exercisable as to one-half of the shares subject to the option on each of the first and second anniversaries of the grant date. The latest date on which an option may be exercised is the tenth anniversary of its grant date. Pursuant to such Plan, options to purchase 1,500 shares of Eastern's Common Stock were granted on April 29, 1999 to each Trustee other than J.A. Ives, R.R. Clayton and F. L. Putnam, Jr. All options outstanding under this plan will become fully vested in connection with the merger. For more information on this plan see "1996 Non-Employee Trustees' Stock Option Plan" on page 23.

   Eastern maintains a Deferred Compensation Plan for Trustees under which Trustees' cash fees may be deferred at the election of participants. Participants may elect to credit amounts deferred to a Cash Account or to a Share Unit Account. Interest based on the prime rate plus 1% (determined on the first day of each calendar quarter) is credited to Cash Accounts at the end of each calendar year. Amounts credited to Share Unit Accounts are converted to Share Units based on the fair market value of Eastern's Common Stock on the deferral date. Additional Share Units are credited to reflect dividends on shares of such stock. Each Trustee receives a credit of 150 share units to his or her Share Unit Account each quarter pursuant to an amendment to this plan, which was adopted in 1998 to replace Eastern's Restricted Stock Plan for Non-Employee Trustees, which expired in 1997. Cash Accounts and Share Unit Accounts may be invested in mutual fund vehicles or Share Units based upon the value of KeySpan common stock following a change of control of Eastern pursuant to a plan amendment adopted in December, 1999. The balance in a participant's Cash Account and Share Unit Account will be paid to him or her, or to his or her beneficiary, in cash only, in a lump sum or installments when he or she ceases to be a Trustee, or if he or she experiences serious financial hardship. For more information on this plan see "Deferred Compensation Plan for Trustees" on pages 22 through 23.

   Eastern provides term life insurance to each non-employee Trustee in the amount of $50,000.

   Samuel Frankenheim, a Trustee of Eastern, is counsel to Ropes & Gray, a Boston law firm which provided legal services to Eastern and its subsidiaries during 1999, and which is expected to continue providing legal services to Eastern and its subsidiaries during 2000. Fees paid for such services during 1999 were less than 5% of such law firm's 1999 gross revenues.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   Eastern has entered into an employment agreement with Mr. Ives dated November 27, 1991, and an employment agreement with Mr. Raskin dated September 1, 1998, under which, if the employment of either officer is terminated by Eastern otherwise than for cause (as defined in such agreements, generally including malfeasance or misfeasance), or if employment of either such officer is terminated by the officer for good reason (as defined in such agreements, generally including diminishment of authority, responsibility or cash compensation opportunities), whether or not following a change of control, he will be entitled in either such event to receive income equal to the salary rate in effect at the time of such termination, together with continuation of certain medical and other benefits. Subject to certain limitations, such income and benefits would continue for thirty-six months in the case of Mr. Ives and twenty-four months in the case of Mr. Raskin. If such termination occurs after a change of control and the COC Agreement discussed above also applies, Mr. Ives may elect the salary continuation or other benefit provisions contained in his COC Agreement discussed above or the employment agreement referred to in this paragraph, but shall not be entitled to a duplication of any such benefit under both agreements. Mr. Raskin's agreement provides that he would receive salary continuation or other benefit provisions under the COC Agreement only if terminated following a change of control. Mr. Raskin's agreement (as does his COC Agreement discussed above) also entitles him to retain the use of his company car for the twenty-four month period following termination. Mr. Ives' employment agreement established his initial salary rate at $600,000 per year, subject to review and adjustment by the Compensation Committee. In addition, under such employment agreements, Mr. Ives will be credited with five years of service under Eastern's Retirement Plan and SERP for his first year of employment and one and one-half years of service for each year of employment thereafter. Mr. Raskin's benefits under the SERP will vest if he is terminated before he reaches age 55, with payments commencing once he reaches age 55. For further details, see "Officer Change of Control Agreements" on pages 20 through 21 and "Supplemental Executive Retirement Plan" on pages 21 through 22.

   Eastern entered into a letter agreement with Mr. Clayton dated May 22, 1998, pursuant to which, effective August 31, 1998, Mr. Clayton agreed to retire as President and Chief Operating Officer of Eastern, remain on the Board, and serve as a consultant to Eastern through August 31, 1999. Pursuant to this agreement, Mr. Clayton received consulting fees of $121,333, plus reimbursement of reasonable expenses, in 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Ownership of and certain transactions in Eastern's Common Stock by executive officers, Trustees and certain other persons are required to be reported to the SEC pursuant to Section 16 of the Exchange Act. Based upon a review of the information provided to Eastern, all persons subject to these reporting requirements filed the required reports on a timely basis during 1999, with the exception that a Form 4 for Mr. Raskin with respect to two transactions was filed late.

                         COMPENSATION COMMITTEE REPORT

   The duties of the Compensation Committee include approval of salary and other compensation arrangements for Eastern's officers, and administration of Eastern's incentive and stock plans, including the Executive Incentive Compensation Plan and the Stock Option Plans.

Executive Officer Compensation

   The Committee's policy with respect to approving 1999 executive officer compensation was to establish base salaries and annual incentive compensation opportunities and to grant stock options which, in the judgment of the Committee, were appropriate to provide fair compensation, to enable Eastern to attract and retain executives with abilities and experience necessary to implement Eastern's objectives, and to create incentives for high levels of individual performance, consistent with attainment of the financial goals and the overall best interests of Eastern. The Committee's judgments were based on an assessment of each executive officer's current and past performance, his or her business experience and level of responsibilities, information concerning compensation paid to executive officers at similarly-sized companies, annual compensation increases at such companies and recommendations and advice from Eastern's chief executive officer and chief operating officer concerning compensation levels for other officers. The Committee's decisions were not based on any established formulas with respect to weighting of the foregoing factors or the effect of any particular factor on any component of an executive officer's compensation, except to the extent that annual bonuses are determined in accordance with the factors described below. Information concerning compensation levels at similarly-sized companies reviewed by the Committee consisted of data as provided in previous years by Hewitt Associates, a management consulting firm, concerning total compensation and the components thereof (salary, annual bonus and long-term compensation), and year-to-year compensation increases for officers of companies having levels of total revenues approximately the same as that of Eastern and for overall industry practice. The comparator data provided by Hewitt Associates were based on a number of surveys covering companies representing a broad cross-section of U.S. utilities. For 1999, base salaries and variable incentive compensation opportunities for executive officers of Eastern as a group (including for the CEO) were targeted at levels which would cause total annual compensation (i.e., base salary and bonus) of executive officers to average at about the median for such group. Actual total compensation would fall below or exceed the comparator group median to the extent Eastern's performance either fell substantially below or substantially exceeded the performance targets established in the 1999 annual bonus program. The comparator group data previously provided by Hewitt Associates also suggested that annual long-term compensation grants would be appropriate so that levels of total compensation (including long-term compensation) of Eastern's executive officers would approximate average total compensation levels for similar positions at companies in the survey group. With this information in mind, the Committee granted incentive and non-qualified stock options in 1999 to Eastern's executive officers. Such options were granted without stock appreciation rights, and at exercise prices equal to the fair market value of Eastern's Common Stock on the dates of grant. In determining the size of option grants, the Committee considered recommendations of management and prior advice from Hewitt Associates.

   It was the Committee's judgment in establishing 1999 annual incentive opportunities for executive officers that (i) more senior executive officers should receive a larger portion of their potential total compensation in the form of variable incentive awards than less senior executive officers; (ii) appropriate maximum potential incentive awards for executive officers, expressed as a percentage of salary, are 60% (for the chief executive officer and chief operating officer), and 50% (for other executive officers), reflecting the Committee's judgment as to an appropriate mix of base and incentive compensation for executive officers at each level; (iii) a higher percentage of incentive compensation opportunities for more senior executive officers should be based on financial performance of Eastern and a lesser percentage of such incentive opportunities should be based on individual performance, than for less senior executive officers and other officers of Eastern and its subsidiaries; (iv) financial incentive awards for executive officers (other than an executive officer who is the president of a business unit, as to which such executive officer's financial incentive awards would be based entirely on the performance of such business unit) would be determined based on a weighting of the respective financial performances of the different business units of Eastern, with Gas Distribution (including Boston Gas Company and Essex Gas Company) receiving a weighting of 65%, Marine Transportation a weighting of 25% and Service Businesses a weighting of 10%; and (v) 50% of any annual incentive payment should be made in shares of Eastern's Common Stock. In accordance with such policy, the Committee approved 1999 award opportunities under Eastern's Executive Incentive Compensation Plan equal to up to 60% (in the case of the CEO and the COO positions) or 50% (in the case of other executive officer positions) of individual salaries. No portion of the bonus opportunity relating to financial performance (i.e., up to a total of 75% of the potential annual bonus amount in the case of Mr. Ives, 70% in the case of Messrs. Cook, Messer and Raskin, and 67% for Messrs. Flaherty and Law) could be earned unless minimum pre-tax income performance goals were met. The minimum pre-tax income levels in 1999 for Eastern's business units were equal to approximately 85% of the applicable target financial goal for such unit. At such minimum levels, the financial performance award would equal 20% of the potential financial performance opportunity with respect to Gas Distribution, Marine Transportation and Service Businesses, respectively. Upon achievement of the targeted pre-tax income goals, which were set at levels at which there was an estimated 50% chance of achievement, the bonus award would equal 66 2/3% of the potential financial performance bonus opportunity, with additional bonus amounts being earned to the extent that pre-tax income levels exceeded the target level up to an established maximum pre-tax income level, at which point the full financial performance bonus opportunity would be earned. The portion of the annual bonus opportunity based on achievement of individual management objectives could be earned by an executive officer independent of the achievement of the financial goals, so long as minimum financial results equal to 50% of the targeted levels were achieved. The Committee's intent in establishing these management objectives was that only outstanding performance by an executive officer would qualify such officer to earn in excess of 75% of his or her management performance bonus. Finally, the award opportunities provided that the Committee be given authority in its judgment to approve discretionary awards in the event that equity should so require. A discretionary award could not cause the total award payable to any executive officer to exceed the maximum potential award for such officer.

   Gas Distribution was successful in exceeding the minimum pre-tax income goals established for 1999. Eastern's Marine Transportation and Service Businesses units did not reach their minimum pre-tax income goals. As a result, each of Eastern's executive officers, other than Mr. Cook, President of the Marine Transportation subsidiaries, earned an annual bonus for 1999 based on achievement of financial performance goals. In addition, each of Eastern's executive officers received a bonus based on achievement of his individual management objectives for 1999.

   Finally, it was the Committee's judgment that Eastern's return to shareholders in 1999 resulting from the strategic initiatives pursued by Eastern during the year, including the pending transaction with KeySpan, justified the award to Eastern's headquarters' executive officers (and Mr. Messer, President of the Gas Distribution subsidiaries) of discretionary amounts sufficient to cause the financial portion of their individual awards to reach the full potential for such portion of their award opportunities.

   As in previous years, the bonus payments to executive officers were made 50% in shares of Eastern's Common Stock (valued as of the time that the awards are approved by the Committee based on the average of the high and low trading prices for the previous five business days) and 50% in cash. In this regard, cash is withheld by Eastern from the cash portion of the bonus to cover state and federal tax withholding requirements relating to an individual's total bonus award. As a result, after-tax bonus awards received by executive officers in the incentive plan are primarily in the form of shares of Eastern's stock.

   Section 162(m) of the Internal Revenue Code disallows tax deductions for certain compensation paid by a public company to its chief executive officer or any other executive officer named in its proxy statement compensation tables, to the extent such compensation exceeds $1 million in any year. None of such officers received taxable compensation from Eastern in excess of $1 million in 1999, and the Committee does not anticipate that such limitation will affect deductibility of any compensation paid to Eastern's executive officers for 2000. With respect to Mr. Ives, in particular, the salary component of his total compensation may be exempt from such $1 million limitation under applicable rules because it is paid pursuant to a binding written agreement executed prior to February 17, 1993. Moreover, taxable income resulting from the exercise of outstanding stock options issued under Eastern's 1982 and 1995 Stock Option Plans would also be exempt from the $1 million limitation under applicable rules. Finally, the Committee has adopted a policy under which any executive officer whose compensation subject to Section 162(m) of the Code would exceed $1 million in any year is encouraged to defer, if reasonably possible, all or a portion of his or her annual incentive compensation for such year to the extent necessary to avoid loss of Eastern's tax deduction for such executive's compensation.

CEO Compensation

   During 1999, Mr. Ives was paid a base salary, effective from February 1, 1999, at an annual rate equal to $772,000. Prior to February 1, 1999, Mr. Ives' base salary had been set at $751,200 since February 1, 1998. Mr. Ives' base salary is based on provisions in his employment agreement with Eastern, described elsewhere in this proxy statement.

   In addition to his base salary, Mr. Ives was granted an incentive bonus opportunity in 1999, as described above, under Eastern's Executive Incentive Compensation Plan. Of Mr. Ives' potential award under such plan, 75% was based on the achievement by the different business units of Eastern of their respective pre-tax income goals for 1999 and 25% of such bonus opportunity was based on the achievement by Mr. Ives of management objectives approved for him by the Compensation Committee. Mr. Ives' objectives were to re-examine market, regulatory and other important factors to identify and implement strategic options to maximize shareholder value, and to construct and implement management succession plans at Eastern and its subsidiaries that would assure consistent and skilled leadership at all levels of the organization.

   Because the pre-tax income performance of the Gas Distribution business unit for 1999 exceeded its minimum pre-tax financial performance goal, Mr. Ives was entitled to a payment under the financial performance portion of his award opportunity related to Gas Distribution. In addition, the Committee, after consultation with the other non-management members of the Board of Trustees, determined that Mr. Ives' overall achievement of his 1999 management objectives equaled 100% of the maximum potential achievement. Finally, it was the Committee's judgment that Mr. Ives' contribution to the strategic initiatives pursued by Eastern in 1999, including the pending transaction with KeySpan, justified the award to Mr. Ives of a discretionary amount sufficient to cause the financial portion of his individual award to reach the full potential for such award opportunity. Accordingly, Mr. Ives was entitled to a total bonus payment of $463,200 for 1999. Under the terms of the 1999 incentive program, 50% of Mr. Ives' total incentive award was paid in shares of Eastern's Common Stock and 50% was paid in cash.

   As described above, during 1999, Mr. Ives was granted stock options to purchase 15,000 shares of Eastern's Common Stock at a price of $38.75 per share, equal to the fair market value of such stock on the date of grant. Of these stock options, 10,000 were incentive stock options and 5,000 were non-qualified stock options.

   No member of the Compensation Committee is a current or former officer or employee of Eastern or any of its subsidiaries.

Respectfully submitted,

Compensation Committee Members

Rina K. Spence, Chairperson
James R. Barker
John D. Curtain, Jr.
Leonard R. Jaskol

IV. OTHER INFORMATION

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return on Eastern's Common Stock to the cumulative total return of the S&P 500 Index and the Edward D. Jones ("EDJ") Diversified Gas Index over a five year period ending December 31, 1999:

              Comparision of Five Year Cumulative Total Return(a)
                        [PERFORMANCE GRAPH APPEARS HERE]

                                         Fiscal Year Ending December 31,
                                   --------------------------------------------
                                   1994  1995    1996    1997    1998    1999
                                   ---- ------- ------- ------- ------- -------
Eastern Enterprises............... $100 $140.45 $146.94 $195.29 $197.23 $269.03
EDJ Diversified Gas Index (b).....  100  132.37  166.75  208.98  192.55  196.96
S&P 500 Index.....................  100  137.44  168.92  225.20  289.42  350.24

--------
(a) Based on an initial investment of $100 with dividends reinvested quarterly.
(b) The EDJ Diversified Gas Index is comprised of companies with at least 30 percent, but less than 90 percent, of their operating revenues derived from natural gas distribution.

                   CERTAIN TRANSACTIONS AND OTHER DISCLOSURES

   The following table sets forth information with respect to indebtedness of executive officers of Eastern to Eastern in excess of $60,000 since January 1, 1999.

                                            Largest
                                           Aggregate
                                           Amount of
                                          Indebtedness               Weighted
                                          Outstanding   Amount of    Average
                                             at any    Indebtedness  Rate of
                                           Time Since  Outstanding   Interest
                                           January 1,  February 28,   Being
Name and Relationship to Eastern            1999(a)        2000     Charged(b)
--------------------------------          ------------ ------------ ----------
J. Atwood Ives...........................   $771,382     $771,382      5.13%(c)
 Chairman and Chief Executive Officer

Fred C. Raskin...........................    365,497      365,497      5.32%
 President and Chief Operating Officer

Chester R. Messer........................    343,949      343,949      5.46%(c)
 Senior Vice President; President of
 Boston Gas Company and Essex Gas Company

Walter J. Flaherty.......................    312,237      312,237      5.43%(c)
 Executive Vice President and Chief
 Financial Officer

L. William Law, Jr. .....................    222,547      222,547      5.43%(c)
 Senior Vice President, General Counsel
 and Secretary

--------
(a) Indebtedness was incurred by the indicated executive officers under Eastern's executive stock purchase loan program pursuant to which officers of Eastern and its subsidiaries may borrow up to the amount of their individual base salaries solely to purchase shares of Eastern's Common Stock and/or pay for expenses and taxes related to such purchases. Each of the stock purchase loans described in the table was made on an unsecured basis and is payable seven months after demand.
(b) The interest rate as determined by the Compensation Committee of the Board, is the Applicable Federal Rate for short-term obligations under Section 1274 of the Code, as published in the Internal Revenue Bulletin at the time the loan is made. Interest is payable quarterly on such loans.
(c) The interest rate shown in the table is the weighted average interest rate for such loans outstanding on February 28, 2000.

   Spence Centers for Women's Health, which were owned by RKS Health Ventures Corporation, were acquired by Brigham and Women's Hospital in 1998. Subsequent to the tenure of Rina K. Spence (a Trustee of Eastern) as an executive officer, RKS Health Ventures Corporation made an assignment of its remaining assets for the benefit of creditors under Massachusetts law on February 11, 1998.

   Eastern acquired Colonial Gas Company on August 31, 1999. Frederic L. Putnam, Jr. (a Trustee of Eastern) was, immediately prior to the completion of the Colonial Gas acquisition, the Chairman of the Board of Directors and Senior Executive Officer of Colonial Gas. In connection with the closing of the Colonial Gas acquisition, Mr. Putnam received a lump sum payment of $692,947 pursuant to the change in control provisions of his employment agreement with Colonial Gas, and also received a lump sum payment of $92,665 under the Colonial Gas Retention Bonus Plan. Following the completion of the Colonial Gas acquisition, Eastern elected Mr. Putnam to serve as a Trustee on the Eastern Board.

                INFORMATION WITH RESPECT TO CERTAIN SHAREHOLDERS

   The following table shows, as of December 31, 1999, any person who is known by Eastern to be the beneficial owner of more than five percent of any class of voting securities of Eastern. See "Stock Ownership of Trustees and Executive Officers" for information concerning the beneficial ownership of voting securities of Eastern by Trustees and executive officers of Eastern. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Exchange Act and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                            Amount and
                                                            Nature of   Percent
Name and Address                                            Beneficial    of
of Beneficial Owner                                        Ownership(a)  Class
-------------------                                        ------------ -------
GAMCO Investors, Inc.,....................................  1,653,466    6.12%
Gabelli Funds, LLC and
others (b)
One Corporate Center
Rye, New York 10580

--------
(a)  According to Schedule 13D/A filed with the SEC on December 23, 1999.
(b) Nine entities and two individuals were included in the 13D/A filing with the SEC. In addition to the entities listed above, Gabelli Associates Fund, Gabelli Associates Limited, Gabelli Fund, LDC, Gabelli Securities, Inc., Gabelli & Company, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario J. Gabelli were included. No single entity or individual is the beneficial owner of more than five percent of the voting securities of Eastern. In the aggregate, these entities and individuals exceed the five percent threshold.

                              INDEPENDENT AUDITORS

   The firm of Arthur Andersen LLP has been selected by the Board to act as independent auditors of Eastern and its subsidiaries for the year 2000. Eastern has been advised by such firm that neither it nor any member thereof has any financial interest in or financial relationship with Eastern or its subsidiaries. Representatives of Arthur Andersen LLP are expected to be present at the 2000 Annual Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received at Eastern's principal executive offices no later than November 16, 2000.

   If a proponent fails to notify Eastern by January 30, 2001 of a proposal for consideration at the 2001 Annual Shareholders Meeting, then the proxies named by management with respect to that meeting shall have discretionary voting authority with respect to that proposal.

                            EXPENSES OF SOLICITATION

   The expenses of making this solicitation will be paid by Eastern, which may solicit proxies by mail, telephone, telegraph or personal interview. Eastern will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners.

                      WHERE YOU CAN FIND MORE INFORMATION

   Eastern files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Eastern files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Eastern public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Eastern also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   The SEC allows Eastern to "incorporate by reference" information into this document, which means that Eastern can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Eastern has previously filed with the SEC. These documents contain important business information about Eastern and its financial condition.

   Eastern may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Eastern, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Eastern without charge, excluding exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

                              Eastern Enterprises
                                9 Riverside Road
                          Weston, Massachusetts 02493
                                 (781) 647-2300
                         Attention: Corporate Relations

   Statements contained in this proxy statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance references made to such contract or other document filed as an exhibit to such other document, and each such statement shall be deemed qualified in its entirety by such reference.

   If you would like to request documents from Eastern, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of such documents prior to the Annual Meeting.

   You should rely on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Eastern has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 16, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by Eastern with the SEC are incorporated by reference in this proxy statement:

     . Eastern's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (which Annual Report accompanies this proxy statement).

   All documents filed by Eastern pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the 2000 Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   Information contained herein concerning KeySpan and ACJ Acquisition has been supplied by KeySpan and has not been independently verified by Eastern. Except as otherwise indicated, all other information contained herein has been supplied by Eastern.

                                 OTHER MATTERS

   If sufficient votes in favor of any of the proposals set forth in the attached Notice of Annual Meeting of Shareholders are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment with respect to any proposal, those proxies which they are entitled to vote in favor of such proposal. They will vote against adjournment with respect to any proposal those proxies required to be voted against such proposal. Eastern will pay the costs of any additional solicitation and of any adjourned session.

   Except as otherwise disclosed in this Proxy Statement, the Board does not know of any business to be presented for action by the shareholders in addition to those items appearing in the notice of the meeting. However, if any additional matters properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters unless instructed to the contrary.

   Reference is hereby made to the Declaration of Trust establishing Eastern dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the Trustees under said declaration as Trustees and not personally; and no Trustee, shareholder, officer or agent of Eastern shall be held to any personal liability in connection with the affairs of said Eastern, but the trust estate only is liable.

                                          EASTERN ENTERPRISES
March 16, 2000

                             INDEX OF DEFINED TERMS

                                                                           Page
Defined Term                                                               No.
------------                                                              ------
ACJ Acquisition..........................................................      3
Alternative Proposal.....................................................     28
Board....................................................................      1
COC Agreement............................................................     20
Code.....................................................................     18
Company Material Adverse Effect..........................................     35
Eastern..................................................................      3
EDJ......................................................................     61
Effective Date...........................................................     20
EnergyNorth..............................................................      3
Exchange Act.............................................................     12
Executive(s).............................................................     20
FERC.....................................................................     29
KeySpan..................................................................      4
LTM......................................................................     14
Merger Consideration.....................................................      4
MGL......................................................................     39
Named Executive Officers.................................................     52
Option Exchange Ratio....................................................     33
P/E Multiples............................................................     14
Parent Material Adverse Effect...........................................     35
Retirement Benefit.......................................................     21
Retirement Plans.........................................................     55
SEC...................................................................... Notice
Securities Act...........................................................     34
SERP.....................................................................     21
Trustee RS Plan..........................................................     23
United States Person.....................................................     19

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              EASTERN ENTERPRISES

                              KEYSPAN CORPORATION

                                      AND

                              ACJ ACQUISITION LLC

                         dated as of November 4, 1999,
                                   as amended

   AGREEMENT AND PLAN OF MERGER, dated as of November 4, 1999 (this "Agreement"), by and among Eastern Enterprises, a Massachusetts voluntary association (the "Company"), KeySpan Corporation, a New York corporation ("Parent"), and ACJ Acquisition LLC, a Massachusetts limited liability company which is directly and indirectly wholly owned by Parent ("Merger Sub").

   WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein; and

   WHEREAS, the Board of Trustees of the Company and the Board of Directors of Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of Merger Sub with and into the Company, with the Company being the surviving entity, pursuant to the terms and conditions of this Agreement, as a result of which Parent will own, directly or indirectly, all of the issued and outstanding common shares of the Company;

   NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement:

   At the Effective Time (as defined in Section 1.03), Merger Sub shall be merged with and into the Company (the "Merger") in accordance with the Declaration of Trust (the "Company Declaration of Trust") of the Company, the Certificate of Organization and Operating Agreement of Merger Sub, and Section 2 of Chapter 182 and Section 59 of Chapter 156C of the Massachusetts General Laws (the "MGL"). The Company shall be the surviving entity in the Merger and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts. The effects and the consequences of the Merger shall be as set forth in Section 1.02. Throughout this Agreement, the term "Surviving Entity" shall refer to the Company in its capacity as the surviving entity in the Merger.

   Section 1.02 Effects of the Merger. At the Effective Time, the Company Declaration of Trust, as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity until thereafter amended as provided by law and such Declaration of Trust. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of Chapter 182 of the MGL and Section 62 of the Limited Liability Company Act of Massachusetts.

   Section 1.03 Effective Time of the Merger. On the Closing Date (as defined in Section 3.01), certificates of merger complying with Section 61 of Chapter 156C and Section 2 of Chapter 182 of the MGL (the "Certificates of Merger") shall be delivered to the Secretary of The Commonwealth of Massachusetts for filing. The Merger shall become effective upon the filing of the Certificates of Merger, or at such later date and time as may be set forth in the Certificates of Merger (the "Effective Time").

   Section 1.04 Trustees. The managers of Merger Sub immediately prior to the Effective Time shall be the trustees of the Surviving Entity and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Declaration of Trust of the Surviving Entity, or as otherwise provided by the applicable law.

   Section 1.05 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of, and shall hold the same positions with, the Surviving Entity and shall hold office from the

Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Declaration of Trust of the Surviving Entity, or as otherwise provided by the applicable law.

                                   ARTICLE II

                              Treatment of Shares

   Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

   (a) Membership Interests of Merger Sub. Each one percent of the issued and outstanding membership interests in Merger Sub shall be converted into one transferable certificate of participation or share of the Surviving Entity.

   (b) Cancellation of Certain Company Common Stock. Each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

   (c) Conversion of Company Common Stock. Subject to the provisions of this
Section 2.01, each share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.01(d)) and shares canceled pursuant to Section 2.01(b), issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company) shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $64.00 in cash, payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 2.02 hereof, of the certificate formerly evidencing such share (as adjusted pursuant to the following sentence, the "Merger Consideration"). In the event that the Effective Time shall not have occurred on or prior to the later of (i) the date that is nine months after the date of this Agreement or (ii) the date that is ninety days after the date on which the State of New Hampshire statutory approvals shall have been obtained and become Final Orders (as defined herein) (the "Adjustment Date"), the Merger Consideration shall be increased for each day after the Adjustment Date, up to and including the day which is one day prior to the Closing Date, by an amount equal to $0.006 per share (such amount, the "Increased Consideration"), provided, that the aggregate amount of the Increased Consideration shall be reduced by the aggregate amount of any per share increase in dividends permitted by Section 6.01(b) attributable to any period during which any Increased Consideration is accruing that is actually paid by the Company.

   (d) Dissenting Shares. The holders of shares of Company Common Stock who dissent from the Merger within the time and in the manner provided in Sections 86 through 98 of Chapter 156B of the MGL shall have substantially the same rights as they would have if the Company were at the Effective Date a Massachusetts business corporation. Each outstanding share of Company Common Stock the holder of which has perfected his appraisal rights under Chapter 156B of the Massachusetts General Laws (the "MBCA") and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to applicable law, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

   (e) At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1982 Stock Option Plan, 1995 Stock Option Plan and 1996 Trustees' Stock Option Plan (collectively, the "Company Stock Option Plans") shall be treated by Parent in accordance with Section 7.10 hereof.

   Section 2.02 Exchange of Certificates.

   (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company an amount of cash required for the payment of the Merger Consideration upon surrender of certificates in accordance with Section 2.01(c).

   (b) Exchange and Payment Procedures. As soon as practicable after the Effective Time, Parent shall cause Parent's transfer agent and registrar, as paying agent (the "Paying Agent") to mail to each holder of record as of the Effective Time of a certificate or certificates representing shares of Company Common Stock (the "Certificates") that have been converted pursuant to Section 2.01: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to
Section 2.01. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration. In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this
Section 2.02. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II.

   (c) Closing of Transfer Books. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of Section 2.01(c) shall be deemed to have been paid at the Effective Time in full satisfaction of all rights pertaining to the Company Shares represented thereby. From and after the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers thereon of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the appropriate amount of cash as provided in Section 2.01 and in this Section 2.02.

   (d) Termination of Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

   (e) Escheat. None of Parent, Merger Sub or the Surviving Corporation shall be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                                  The Closing

   Section 3.01 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, at 10:00 a.m., Boston time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "Closing Date"); provided, however, that the Closing Date shall be not less than 30 days after the date of mailing of the Notice of Election as provided in Section 2.01(k).

                                   ARTICLE IV

                 Representations and Warranties of the Company

   The Company represents and warrants to Parent as follows:

   Section 4.01 Organization and Qualification. Except as set forth in Section
4.01 of the Company Disclosure Schedule (as defined in Section 7.06(ii)), the Company and each of its subsidiaries (as defined below) is a Massachusetts voluntary association, in the case of the Company, and a corporation, in the case of each of its subsidiaries, in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect (as defined below). The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (other than changes, events or effects that are the effect of economic factors affecting the economy as a whole or that are the effect of factors generally affecting the specific industries or markets in which the Company and its subsidiaries operate or compete); provided, however, that a Company Material Adverse Effect shall not include any adverse effect primarily arising out of or resulting primarily from actions contemplated by the parties in connection with, or that are primarily attributable to the announcement of, this Agreement and the transactions contemplated hereby. As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

   Section 4.02 Subsidiaries. Section 4.02 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. As of the date hereof, the Company is an exempt holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.02 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity.

   Section 4.03 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock. As of the close of business on November 2, 1999, there were issued and outstanding 27,020,034 shares of Company Common Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.03 of the Company Disclosure Schedule and under the Company Rights Agreement (as defined below), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment. Since November 2, 1999, the Company has not issued any shares of Company Common Stock or any common stock equivalents. True, accurate and complete copies of the Declaration of Trust and by-laws, or similar governing documents of the Company as in effect on the date hereof, have been made available to the Parent.

   Section 4.04 Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. The Company has all requisite corporate or similar power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.04(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

   (b) Non-Contravention. Except as set forth in Section 4.04(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of the Company or any of its subsidiaries or joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the Declaration of Trust or the Company Articles, as the case may be, or the by-laws of the Company or the articles of organization, by-laws or similar governing documents of any of its subsidiaries or any of its joint ventures,
(ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.04(c)) applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.04(b) of the Company Disclosure Schedule (the "Company Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such Violations as would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

   (c) Statutory Approvals. Except as described in Section 4.04(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire, if any, as are necessary to avoid a violation of law.

   (d) Compliance. Except as set forth in Section 4.04(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.05) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor (to the best of its knowledge) any of its joint ventures is in violation of or to the Company's knowledge under investigation with respect to or has been given notice of or been charged with any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law, as defined in Section
4.11 (f)(ii)) of any Governmental Authority except for violations that are not individually or in the aggregate reasonably expected to have a Company Material Adverse Effect. Except as set forth in Section 4.04(d) of the Company Disclosure Schedule or in Section 4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.04(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries and joint ventures are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the Declaration or its articles of organization (or similar governing documents), as the case may be, or its by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that are not individually or in the aggregate reasonably expected to have a Company Material Adverse Effect.

   Section 4.05 Reports and Financial Statements. The filings required to be made by the Company and its subsidiaries since December 31, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written), exhibits, supplements and amendments appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1996 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and any forms, reports or other documents filed by the Company with the SEC after the date hereof did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC, and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

   Section 4.06 Conduct of Business; Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

   (a) Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.06 of the Company Disclosure Schedule, since December 31, 1998, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

   (b) Neither the Company nor any of its subsidiaries has any liabilities or obligations (whether absolute, contingent, accrued or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations, or contingencies that are accrued or reserved against in the consolidated financial statements of the Company or are reflected in the notes thereto for the year ended December 31, 1998 or that were incurred after December 31, 1998 in the ordinary course of business and are not individually or in the aggregate reasonably likely to have a Company Material Adverse Effect.

   Section 4.07 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.07, Section 4.09 or
Section 4.11 of the Company Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or to the knowledge of the Company threatened, nor to the knowledge of the Company are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries or any Company Employee Benefit Plan (as defined in Section 4.10 herein), (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries or any Company Employee Benefit Plan except for any of the foregoing under clauses (i) and (ii) that would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

   Section 4.08 Registration Statement and Proxy Statement. The Proxy Statement relating to the Company Special Meeting (as defined below), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC (including, without limitation, under the 1935 Act) or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the 1935 Act, as applicable, and will not, on the date of their respective filings or, in the case of the Proxy Statement, at the date it is mailed to Shareholders of the Company and at the time of the Company Special Meeting (as defined in Section 7.04(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form (the "Proxy Statement"), relating to the Company Special Meeting (as defined below) shall not, at the dates mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied in writing by Parent or Merger Sub for inclusion or incorporation by reference therein.

The Proxy Statement, insofar as it relates to the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

   Section 4.09 Tax Matters.

   (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, as well as any and all, fees, levies, duties, tariffs, imposts, and governmental impositions or charges in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing or governmental authority; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, and including any schedules or attachments thereto and including any amendments thereto.

   (b) Other than as disclosed in the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries have timely filed all Tax Returns required to be filed by them (giving effect to extensions) and all such Tax Returns are true, correct and complete in all material respects, (ii) the Company and its subsidiaries have paid and discharged all Taxes due, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required. Other than as disclosed in the Company Disclosure Schedule and except as does not involve or would not result in liability to the Company or any of its subsidiaries that individually or in the aggregate constitutes a Company Material Adverse Effect: (i) there are no Tax liens on any assets of the Company or any subsidiary thereof; and (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no audit or other proceeding with respect to any Taxes due from the Company or any of its subsidiaries or any Tax Return of the Company or its subsidiaries is pending, threatened in writing or being conducted by any taxing authority; (iv) neither the Company nor any of its subsidiaries (A) has ever been a member of any consolidated, combined, unitary or aggregate group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company and its subsidiaries), including liability arising form the application of Treas. Reg. section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise; (v) all Taxes required to be withheld, collected or deposited with respect to the Company and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries; (vii) as of the Closing Date, neither the Company nor any of its subsidiaries shall be a party to, be bound by, or have any obligation under, any Tax sharing agreement or similar contract or arrangement, and (viii) there is no contract or agreement, plan or arrangement by the Company or any of its subsidiaries covering any person that, individually or collectively, could give rise to the payment of money or other property or the acceleration or provision of any rights or benefits, by reason of the transactions contemplated by this Agreement, of any amount that would not be deductible by the Company or its subsidiaries (including defined taxes) by reason of Section 280G or 162(m) of the Code. The accruals and reserves for Taxes (including deferred taxes) reflected in the balance sheet of the Company as at September 30, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 are in all material respects adequate to cover all Taxes (including deferred taxes) required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the balance sheet included in the Company Financial Statements, and the accrual and reserves for Taxes (including deferred taxes) reflected in the books and records of the Company as at the last day of the Company's most recently completed fiscal month end are in all material respects adequate to cover all Taxes (including deferred taxes) required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the balance sheet included in the Company Financial Statements.

   Section 4.10 Employee Matters; ERISA.

   (a) Schedule 4.10 of the Company Disclosure Schedule lists each material plan, program and arrangement maintained or sponsored by the Company or its subsidiaries (or to which the Company or its subsidiaries contributes or is obligated to contribute) or under which the Company or any of its subsidiaries has any present or future liability that provides retirement benefits, deferred compensation, stock-based compensation, welfare benefits, incentive compensation, severance, retention, change of control, employment or fringe benefits (each, other than multiemployer plans, a "Company Employee Benefit Plan"), including each such plan that constitutes an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, other than multiemployer plans, an "ERISA Plan"). Each Company Employee Benefit Plan has been established, administered and operated in all material respects in accordance with its terms and with applicable law. Each ERISA Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the knowledge of the Company, no event has occurred and no condition exists that could reasonably be expected to have a materially adverse effect on any such determination.

   (b) Complete and correct copies of the following documents have been made available to Parent as of the date of this Agreement: (i) copies of each Company Employee Benefit Plan that has been reduced to writing, (ii) the most recent Form 5500 and attached schedules for each Company Employee Benefit Plan subject to such reporting, (iii) the most recent determination of the IRS with respect to the qualified status of each ERISA Plan that is intended to qualify under Section 401(a) of the Code, (iv) any trust agreement related to a Company Employee Benefit Plan; (v) any summary plan description under a Company Employee Benefit Plan; (vi) the most recent audited financial statements for each Company Employee Benefit Plan, if applicable; and (vii) the most recent actuarial valuation reports for each Company Employee Benefit Plan, if applicable.

   (c) Except as set forth in Schedule 4.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, nor any other person that would be treated as a single employer with the Company and its subsidiaries under Section 4001(b) of ERISA (an "ERISA affiliate"), has, within the five-year period preceding the date of this Agreement, at any time contributed, or had an obligation to contribute, to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

   (d) No event has occurred and there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan that has subjected or could reasonably be expected to subject the Company or any subsidiary either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
(c), (m) or (o)), to any tax fine, lien or penalty imposed by ERISA or by Chapter 43 of the Code, except for instances of non-compliance which could not reasonably be expected to have a Company Material Adverse Effect.

   (e) All employer contributions required to have been made with respect to the Company Employee Benefit Plans, including, for this purpose, multiemployer plans, have been made in material compliance with the terms of such plans and applicable law.

   (f) Except as would not have a Company Material Adverse Effect, no "reportable event" (as such term is defined in ERISA section 4043) has occurred.

   Section 4.11 Environmental Protection. Except as set forth in Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

   (a) Compliance. The Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.11 (f)(ii)) except where the failure to be in such compliance would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written communication from any Governmental Authority that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws except for matters which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (b) Environmental Permits. The Company and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or to be in such compliance would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

   (c) Environmental Claims. There is no Environmental Claim (as defined in
Section 4.11(f)(i)) pending (i) against the Company or any of its subsidiaries, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

   (d) Releases. Except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(f)(iv)) of any Hazardous Material (as defined in Section 4.1 l(f)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries.

   (e) Predecessors. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

   (f) As used in this Agreement:

     (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of their respective subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

     (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, any and all products or by-products of gas manufacture, the presence of PCB's in reportable concentrations in soil, groundwater, service-water or pipes and transformers or other equipment that contain dielectric fluid containing PCB's in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or joint ventures operates or has stored, treated or disposed of Hazardous Materials.

     (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

   Section 4.12 Regulation as a Utility. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (i) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of sections 2(a)(7), 2(a)(5), 2(a)(8) or 2(a)(11), respectively, of the 1935 Act, (ii) a "public utility" under the Federal Power Act, as amended, (iii) a "natural gas company" under the Natural Gas Act, as amended, or (iv) a public utility or public service company (or similar designation) by any state in the United States other than Massachusetts or by any foreign country.

   Section 4.13 Vote Required. The approval of the Merger and the amendment to the Company Declaration of Trust to permit a Massachusetts limited liability company or any other company to merge into or consolidate with the Company by a majority of the votes entitled to be cast by all holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

   Section 4.14 Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney to the effect that, as of November 3, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

   Section 4.15 Ownership of Parent Common Stock. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Capital Stock.

   Section 4.16 Takeover Provisions; Rights Plans.

   (a) The Company has taken (and will take) all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of The Commonwealth of Massachusetts, and (ii) the analogous provisions of the Declaration.

   (b) The Company will take all action necessary so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Rights under the Rights Agreements, dated as of February 22, 1990 and July 22, 1998, between the Company and BankBoston, N.A., as Rights Agent, as amended (collectively, the "Company Rights Agreement") or enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable.

   (c) No "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Plan) has occurred.

   Section 4.17 Year 2000. Except as set forth in Section 4.17 of the Company Disclosure Schedule, (i) the Company has not been informed in writing by any customer, vendor or service provider with which the Company or any of its Subsidiaries transacts a material amount of business of an inability on the part of such third party to be year 2000 compliant and (ii) the computer software operated by the Company and its Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999 other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company reasonably believes as of the date hereof that the remaining cost of adaptions referred to in the foregoing sentence will not exceed the amounts reflected in the Form 10-Q filed by the Company for the quarter ended June 30, 1999.

                                   ARTICLE V

                    Representations and Warranties of Parent

   Parent represents and warrants to the Company as follows:

   Section 5.01 Organization and Qualification. Except as set forth in Section
5.01 of Parent Disclosure Schedule (as defined in Section 7.06(i)), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement or materially delay consummation of such transactions (any such material adverse effect being hereafter referred to as a "Parent Material Adverse Effect").

   Section 5.02 Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.04(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

   (b) Non-Contravention. Except as set forth in Section 5.04(b) of Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining Parent Required Statutory Approvals (as defined in Section 5.04(c)) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.04(b) of Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not individually or in the aggregate reasonably be expected to have a Parent Material Adverse Effect.

   (c) Statutory Approvals. Except as described in Section 5.04(c) of Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire, if any, as are necessary to avoid a violation of law.

   (d) Compliance. Except as set forth in Section 5.04(d) or Section 5.11 of Parent Disclosure Schedule, or as disclosed in Parent SEC Reports (as defined in Section 5.05) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor (to the best of its knowledge) any of its joint ventures is in violation of, or has been given notice of any purported violation of, any law, statute, or order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that are not individually or in the aggregate reasonably expected to have, a Parent Material Adverse Effect. Except as set forth in Section 5.04(d) of Parent Disclosure Schedule or in Section 5.11 of Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not individually or in the aggregate reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.04(d) of Parent Disclosure Schedule, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that are not individually or in the aggregate reasonably expected to have, a Parent Material Adverse Effect.

   Section 5.03 Merger Sub. Merger Sub is a newly formed limited liability company, and except for activities incident to the Merger and as contemplated by this Agreement, Merger Sub: (i) has not engaged in any business activities of any type or kind whatsoever; (ii) has not entered into any agreements or arrangements with any person or entity; and (iii) is not subject to or bound by any obligation or undertaking.

   Section 5.04 Proxy Statement. The information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will not, at the dates mailed to the Company shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading provided that no representation or warranty is made by Parent with respect to the statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein. The Proxy Statement, insofar as it relates to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

   Section 5.05 Regulation as a Utility. Except as set forth in Section 5.09 of Parent Disclosure Schedule, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as (i) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of sections 2(a)(7), 2(a)(5), 2(a)(8) or 2(a)(11), respectively, of the 1935 Act, (ii) a "public utility" under the Federal Power Act, (iii) a "natural-gas company" under the Natural Gas Act, or (iv) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

   Section 5.06 Financing. Parent has or will have available prior to the Effective Time sufficient cash in immediately available funds to pay or to cause Merger Sub to pay all Merger Consideration required to be paid pursuant to Article II hereof and to consummate the Merger and the other transactions contemplated hereby.

   Section 5.07 Ownership of Company Shares. Neither Parent nor any of its subsidiaries or other affiliates beneficially owns any Company Shares.

                                   ARTICLE VI

                     Conduct of Business Pending the Merger

   Section 6.01 Covenants of the Parties. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company agrees as follows, as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, or to the extent the Parent shall otherwise consent in writing:

   (a) Ordinary Course of Business. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

   (b) Dividends. The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a direct or indirect subsidiary to the Company or Parent, as the case may be or
(B) regular quarterly dividends on Company Common Stock that do not exceed the current regular dividends on Company Common Stock; provided that, the Company may from time to time after the first anniversary date of this Agreement increase the rate of such dividends in an amount not more than $0.04 per year on an annual basis and (C) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend on the Company Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of
(x) the number of days between the last payment date of a regularly quarterly dividend on the Company Common Stock and the record date of such special dividend, multiplied by (y) $.0047; (ii) split, combine, subdivide or reclassify or take similar action with respect to any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) intercompany acquisitions of capital stock.

   (c) Issuance of Securities. The Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) pursuant to outstanding stock options granted under Employee Benefit Plans, (ii) pursuant to the Company's employee stock purchase plan and dividend reinvestment plan as in effect on the date hereof, (iii) in the case of subsidiaries, for issuances of capital stock to the Company or another subsidiary, or (iv) as may be required by the Company Rights Agreement.

   (d) Charter Documents; Other Actions. The Company shall not nor shall it permit any of its subsidiaries to, amend or propose to amend its or its subsidiaries' Declaration of Trust, articles of organization, by-laws or regulations, or similar governing documents, or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger (except to the extent permitted by Section 6.02 and Article IX).

   (e) Acquisitions. The Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than
(i) in the ordinary course of business, and (ii) acquisitions having an aggregate acquisition consideration payable by the Company of not more than $5,000,000.

   (f) Capital Expenditures. Except (i) as may be required by law or (ii) as reasonably deemed necessary by the Company following a catastrophic event, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of 110% of the aggregate annual amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section
6.01 of the Company Disclosure Schedule.

   (g) No Dispositions. The Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

   (h) Indebtedness. The Company shall not, nor shall it permit any of its subsidiaries to, incur, or guarantee any indebtedness for borrowed money (including any such debt guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person other than (i) short-term and other indebtedness and "keep well" or similar assurances for the benefit of customers, in each case in the ordinary course of business consistent with past practice; (ii) arrangements between the Company and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds (calculating such cost on an aggregate after-tax basis).

   (i) Compensation, Benefits. Except as may be required by applicable law, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt, or amend any Company Employee Benefit Plan or any arrangement that would be a Company Employee Benefit Plan if it was in effect as of the date hereof to increase the amount or accelerate the payment or vesting of any benefit or amount payable thereunder, or otherwise increase the regular compensation, incentive compensation opportunities, or benefits of any trustee, director, officer or other employee of such party or any of its subsidiaries, except in accordance with existing performance-based compensation arrangements (including, without limitation, annual bonus opportunities under the Executive Incentive Compensation Plan) in the ordinary course of business consistent with past practice and except for normal increases in the ordinary course of business consistent with past practice, or (ii) enter into or amend any employment, severance or similar contract, agreement or arrangement with any trustee, director or officer or other employee other than in the ordinary course of business consistent with current industry practice.

   (j) Accounting. The Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

   (k) Cooperation, Notification. The Company shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material operational and business matters; (ii) promptly notify Parent of any significant changes in its business, properties, assets, condition (financial or other) or results of operations; (iii) advise Parent of any change or event which has had or could reasonably be expected to result in a Company Material Adverse Effect; and (iv) promptly provide Parent with copies of all filings made by the Company or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby; provided that the Company shall not be required to make any disclosure to the extent such disclosure would constitute a violation of the Confidentiality Agreement (as defined below) or any applicable law or regulation. Parent shall advise the Company of any change or event which has or could reasonably be expected to result in a Parent Material Adverse Effect.

   (l) Rate Matters. The Company shall, and shall cause its subsidiaries, to discuss with Parent any changes in its or its subsidiaries' regulated rates or charges, standards of service or accounting from those in effect on the date hereof and consult with Parent prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement, or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and the Company and its subsidiaries shall not make any filing to change its rates or charges on file with the public utility commission of any state or FERC that would have, individually or in the aggregate, a material adverse effect on the benefits associated with the Merger or a Company Material Adverse Effect.

   (m) Contracts; Agreements. Neither the Company, nor any of its subsidiaries, except in the ordinary course of business consistent with past practice, shall modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any subsidiary of the Company is a party or waive, release, or assign any material rights or claims. Neither the Company, nor any of its subsidiaries, shall agree in writing to take any action not permitted by this Article VI.

   (n) Insurance. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the gas utility and barge transportation industries.

   (o) Takeover Laws. The Company shall not take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law.

   (p) Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its subsidiaries shall terminate, amend, modify, or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.

   (q) Rights Agreement. Except as specifically contemplated by this Agreement, the Company shall not amend, modify or waive any provision of the Rights Agreement, and shall not take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the transactions to be effected pursuant to this Agreement.

   (r) EnergyNorth. The Company shall not terminate or amend the EnergyNorth Agreement or waive any of its rights thereunder.

   (s) Conduct of Business of Merger Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Merger Sub to (i) perform its obligations under this Agreement in accordance with its terms, and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

   (t) Parent shall not, and shall not permit its subsidiaries to, acquire or agree to acquire a substantial portion of the assets of or equity in any business or any corporation, partnership, association or other business organization or division thereof if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, could reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period or
(ii) materially adversely affect the ability of Parent to obtain financing necessary to consummate the Merger.

   Section 6.02 Covenant of the Company; Alternative Proposals. From and after the date hereof, the Company agrees (a) that it and its subsidiaries will not, and it will not authorize or permit it and its subsidiaries' officers, trustees, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any action to facilitate any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning an Alternative Proposal or accept any Alternate Proposal; (b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will immediately notify Parent orally and in writing of the receipt of any such inquiry, offer or proposals and the identity of the person making it within 24 hours of the receipt thereof; shall keep Parent informed as to the status and details of any such inquiry, offer or proposal; provided however, that notwithstanding any other provision hereof, the Company may at any time prior to the time the Company shareholders shall have voted with respect to the Merger (i) engage in discussions or negotiations with a third party who, without solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or its representatives after the date hereof, seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide written Alternative Proposal that, in the good faith judgment of a majority of the Company's Board of Trustees, is likely to be more favorable to the Company's shareholders than the Merger and as to which the Board of Trustees has reasonably concluded that the third party will have adequate sources of financing to consummate the Alternative Proposal, and (y) a majority of the Company's Board of Trustees shall conclude in good faith, based upon the advice of outside counsel and such other matters as the Company Board of Trustees deems relevant, that such actions are necessary for the Company Board of Trustees to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides prompt notice to Parent to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, and of the identity of the person or group making the Alternative Proposal and the material terms thereof and (y) receives from such person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate more favorable to such third party than the terms contained in the Confidentiality Agreement, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer provided, further, that the Board of Trustees shall not recommend that the shareholders of the Company tender their shares of Common Stock in connection with any such tender or exchange offer unless a majority of the Board of Trustees shall have determined in good faith based on the advice of outside counsel that such action is necessary for the Company Board of Trustees to comply with its fiduciary duties to shareholders under applicable law and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to
Section 9.01(e) or (iv) in response to an unsolicited bona fide written Alternative Proposal from a third party which is likely to be more favorable to the Company's shareholders than the Merger and as to which the Company's Board of Trustees has reasonably concluded that the third party will have adequate sources of financing to consummate the Alternative Proposal recommend such Alternative Proposal, or withdraw or modify in any adverse manner its approval or recommendation of this Agreement if a majority of the Board of Trustees shall have determined in good faith based on the advice of outside counsel that such action is necessary for the Company Board of Trustees to comply with its fiduciary duties to shareholders under applicable law. "Alternative Proposal" shall mean a proposal or offer for a merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Exchange
Act) or any proposal or offer to acquire in any manner, directly or indirectly
(x) ten percent or more of the outstanding Company Common Stock, (y) or 50% or more of the outstanding capital stock of any significant subsidiary of the Company, or (z) all or a substantial portion of the assets of the Company or of any significant subsidiary. Nothing herein shall prohibit a disposition permitted by Section 6.01 (g) hereof.

   Section 6.03 Control of Other Party's Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                  ARTICLE VII

                             Additional Agreements

   Section 7.01 Access to Information. Upon reasonable notice and during normal business hours, the Company shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, agents and accountants of the Parent (collectively, "Representatives") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records to the extent that such party or any of its subsidiaries is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney-client privilege and does not unreasonably interfere with the business and operations of the Company. During such period, the Company shall, and shall cause its subsidiaries to, furnish promptly to the Parent (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and
(ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the Parent in connection with any filings, applications or approvals required or contemplated by this Agreement. The Parent shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Evaluation Material (as defined in the Confidentiality Agreement) concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement between the Company (or its agent) and Parent, as it may be amended from time to time (the "Confidentiality Agreement").

   Section 7.02 Proxy Statement.

   (a) Preparation and Filing. The Company will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement. The Company shall promptly notify Parent of the receipt of any comments of the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide to Parent copies of all correspondence between the Company or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall consult with Parent regarding the Proxy Statement and have due regard to any comments Parent may make in relation to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their filing with, or being sent to, the SEC. The information provided by any party hereto for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information, in the circumstances under which it is provided, not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement.

   (b) Each party shall promptly notify the other party of the receipt of any comments of any of the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission (the "Regulatory Filings") or requests for additional information and shall promptly provide to the other party copies of all correspondence between such party or any of its representatives and such regulatory agency or commission with respect to the Regulatory Filings. Each party shall consult with the other party regarding the Regulatory Filings and have due regard to any comments the other party may make in relation to the Regulatory Filings. Each party shall give the other party and its counsel the opportunity to review all responses to requests for additional information by and replies to comments of any regulatory agency or communication before their filing with, or being sent to, such regulatory agency or commission.

   Section 7.03 Regulatory Matters. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.01(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and Parent Required Statutory Approvals.

   Section 7.04 Shareholder Approval.

   (a) The Company Shareholders. The Company shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Special Meeting") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Declaration, (iii) subject to Section 6.02, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

   Section 7.05 Trustees' and Officers' Indemnification.

   (a) Indemnification. From and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, trustee, director or employee of the Company or any of its subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company

(the "Indemnified Liabilities") and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent permitted by applicable law and (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in the applicable charter document or by-laws or under applicable law shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

   (b) Insurance. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage; provided that the Parent may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Parent not greater than 200 percent of the current annual premiums of the policies currently maintained by the Company for their directors' and officers' liability insurance; provided further that if such insurance cannot be so maintained or obtained at such cost, the Parent shall maintain or obtain a policy providing the best coverage available, as determined by the Board of Directors of the Parent, for a premium not exceeding 200 percent of the aggregate annual premiums currently paid by the Company for their directors' and officers' liability insurance and other indemnity agreements, or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

   (c) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.05.

   (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, trustees, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective charter document and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

   (e) Benefit. The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

   Section 7.06 Reasonable Best Efforts. Subject to the terms and conditions provided herein, each of the parties hereto agrees to cooperate and use its reasonable best efforts to take, or cause to be taken, all necessary or appropriate action, and to do, or cause to be done, all things necessary, under applicable laws, and regulations or otherwise to consummate and make effective the Merger and all other transactions contemplated by this Agreement including, without limitation, the execution of any additional instruments necessary to consummate the transactions contemplated hereby and seeking to lift, rescind or reverse any legal restraint imposed on the consummation of the transactions contemplated by this Agreement. In case at any time after the

Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

   Section 7.07 Disclosure Schedules. On the date hereof, (i) Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule"), signed by a duly authorized officer stating that the Parent Disclosure Schedule is being delivered pursuant to this clause 7.07(i), and (ii) the Company has delivered to Parent a schedule (the "Company Disclosure Schedule"), signed by a duly authorized officer stating that the Company Disclosure Schedule is being delivered pursuant to this clause 7.07(ii). The Company Disclosure Schedule and Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

   Section 7.08 Public Announcements. Subject to each party's disclosure obligations imposed by law or the rules of any applicable securities exchange or Governmental Authority, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the prior consent of the other party (which consent shall not be unreasonably withheld).

   Section 7.09 Employee Benefit Plans.

   (a) For a period of not less than twelve months immediately following the Closing Date, Parent and the Surviving Corporation shall provide or cause to be provided to those non-union individuals who continue to be employees of the Surviving Corporation, Parent or their respective subsidiaries (the "Nonunion Continuing Company Employees") and their family members, dependents and other beneficiaries coverages and benefits not less favorable and on terms that are not less favorable, in each case in the aggregate, than those provided or made available to such Nonunion Continuing Company Employees immediately prior to the Closing Date under the Company Employee Benefit Plans.

   (b) Parent and the Surviving Corporation shall give or cause to be given to each Nonunion Continuing Company Employee full credit for purposes of eligibility, vesting, benefit accrual (including without limitation benefit accrual under any defined benefit pension plans) and determination of the level of benefits, as applied to the employee benefit plans or arrangements maintained by Parent, the Surviving Corporation, or their respective subsidiaries in which such Nonunion Continuing Company Employee participates, for such Nonunion Continuing Company Employees' service with the Company or any subsidiary of the Company (or any prior employer) to the same extent recognized by the analogous Company Employee Benefit Plan immediately prior to the Closing Date and to the extent service with Parent or the Surviving Corporation is so recognized for other employees of Parent or the Surviving Corporation who participate in such plan.

   (c) Parent and the Surviving Corporation shall (i) waive or cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Nonunion Continuing Company Employees and their family members and dependents under the welfare benefit plans maintained or continued by Parent, the Surviving Corporation or their respective subsidiaries, except to the extent such limitations or waiting periods were already in effect with respect to such Nonunion Continuing Company Employees and had not been satisfied as of the Closing Date under the corresponding Company Employee Benefit Plan that is a welfare plan maintained for the Nonunion Continuing Company Employees immediately prior to the Closing Date, and (ii) provide or cause to be provided to each Nonunion Continuing Company Employee credit for any co-payments and deductibles paid during the year of but paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under the Company Employee Benefit Plans that are welfare plans in which such Nonunion Continuing Company Employees are eligible to participate after the Closing Date.

   (d) Subject to Sections 7.09 and 7.10, Parent and the Surviving Corporation agree to honor and to cause their respective subsidiaries to honor, from and after the Effective Time, in accordance with their terms, (i) all Company Employee Benefit Plans, (ii) all collective bargaining agreements and (iii) all other contracts, plans, arrangements or commitments with or for the benefit of officers, trustees, directors or employees. Any workforce reductions affecting employees of the Company carried out within the twenty-four- month period following the Effective Time by Parent or the Surviving Corporation or their respective subsidiaries shall be done in accordance with the provisions of this Agreement, all applicable collective bargaining and other agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any applicable state or local law.

   (e) The Company and Parent agree to coordinate their executive incentive plans in order to assure that the officers and employees of the Company and its subsidiaries entitled to participate in the Company's incentive pay or other bonus plans receive on an equitable basis the benefits provided under such plan for the portion of the year in which the Merger occurs during which they were officers or employees of the Company or its subsidiaries.

   Section 7.10 Company Stock Options and Employee Benefits. As soon as practicable following the date of this Agreement, the Board of Trustees of the Company (or if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect or facilitate the effectuation of the following:

   (a) In the case of each option outstanding immediately prior to the Effective Time (including without limitation, for the avoidance of doubt, options held by previously terminated employees that became exercisable in connection with the Merger) to purchase shares of the Company Common Stock under the Company Stock Option Plans (each a "Company Stock Option"), adjust the terms of such Company Stock Option to provide that, at the Effective Time, it shall (except to the extent that Parent and the holder of such Company Stock Option otherwise agree in writing prior to the Effective Time): (i) if such Company Stock Option is or becomes exercisable on or before the Merger or as a consequence of the transactions contemplated by this Agreement and the holder of such Company Stock Option shall have elected by written notice to Parent prior to the date 10 business days prior to the Effective Time to receive the payment contemplated by this clause (i), be canceled in exchange for a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash as soon as reasonably practicable following the Effective Time; or (ii) with respect to any Company Stock Option not canceled pursuant to clause (i) above, be assumed by Parent and, thereby be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option immediately prior to the Effective Time, Parent Common Stock, except that (1) each such Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock which equals (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by
(y) the Option Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of Parent Common Stock, and (2) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to (x) the exercise price per share of Company Common Stock under such Company Stock Option divided by (y) the Option Exchange Ratio, rounded up to the nearest whole cent. The parties hereto shall cooperate in giving the holders of Company Stock Options adequate notice and opportunity to exercise their rights under this Section 7.10(a). With respect to the Company Stock Options not canceled pursuant to clause (i) above, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this Section. As soon as practicable after the Effective Time,

Parent shall deliver to each holder of a Company Stock Option assumed by Parent pursuant to this Section 7.10 an appropriate notice setting forth such holder's rights pursuant thereto. For purposes of this provision, the term "Option Exchange Ratio" shall mean the ratio obtained by dividing (i) the average of the closing prices of the shares of Company Common Stock on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the twenty (20) trading days immediately preceding the second trading day prior to the Effective Time by (ii) the average of the closing prices of the shares of Parent Common Stock on the NYSE Composite Transactions Reporting System, as reported in the Wall Street Journal for the twenty (20) trading days immediately preceding the second trading day prior to the Effective Time.

   (b) It is intended that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 7.10 shall be applied consistent with such intent, including any adjustment of the conversion formula set forth in the preceding paragraph (a) as is necessary in good faith to comply with Section 422 and 424(a) of the Code.

   (c) Except as otherwise agreed to in writing by the parties hereto, the Company shall ensure that, to the extent consistent with applicable law (including, without limitation, the Code), following the Effective Time, no holder of a Company Stock Option nor any participant in any Company Stock Option Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation.

   (d) Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as reasonably practicable after the Effective Time and shall use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

   Section 7.11 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

   Section 7.12 Further Assurances. (a) Each of Parent and Company shall, and shall cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Merger and the other transactions contemplated by this Agreement, and to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary under applicable laws, and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the vote of the Company shareholders described in Sections 4.13), including fully cooperating with the other in obtaining the Parent Required Statutory Approvals, the Company Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary to consummate the transactions contemplated hereby.

   (b) Parent and Company, respectively, shall be responsible for the taking of any action necessary to obtain the Parent Required Statutory Approvals and to obtain the Company Required Statutory Approvals. Parent and Company agree to cooperate in obtaining the necessary approvals from the SEC under the 1935 Act, the Securities Act and the Exchange Act from the applicable state authorities under state "blue sky", securities or utility regulatory laws. Parent and Company shall each provide the other with copies of any filings made with any Governmental Authorities in connection with the foregoing.

   (c) It may be preferable to effectuate a business combination between Parent and Company by means of an alternative structure in light of the conditions set forth in Sections 8.01(d), 8.02(e) and 8.03(d). Accordingly, if the only conditions to the parties' obligations to consummate the Merger that are not satisfied or waived are receipt of any one or more of the Company Required Consents, Company Required Statutory Approvals, Parent

Required Consents and Parent Required Statutory Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for Company and Parent the economic benefits of the Merger and does not result in materially more burdensome regulatory requirements) would result in such conditions being satisfied or waived, then the parties shall cooperate to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

   Section 7.13 Corporate Offices. At and subsequent to the Effective Time, the corporate headquarters of the Surviving Corporation shall be located in the greater Boston, Massachusetts area.

   Section 7.14 Involvement in Community. After the Effective Time, Parent will, or will cause the Surviving Corporation to make at least $1,000,000 per year in charitable contributions to the communities served by the Surviving Corporation and otherwise maintain a substantial level of involvement in community activities in such communities that is similar to, or greater than, the level of community development and related activities carried on by the Company and is consistent with the activities and programs currently supported by the Company.

   Section 7.15 Transition Steering Team. As soon as reasonably practicable after the date hereof, Parent and the Company shall create a special transition steering team, with representation from Parent and the Company, that will develop recommendations concerning the future structure and operations of the Company after the Effective Time, subject to applicable law. The members of the transition steering team shall be appointed by the Chief Executive Officers of Parent and the Company. The functions of the transition steering team shall include (i) to direct the exchange of information and documents between the parties and their subsidiaries as contemplated by Section 7.01 and (ii) the development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate.

   Section 7.16 Representation on Parent Board. The Parent shall take such action as may be necessary to cause the number of directors comprising the Parent's Board of Directors at the Effective Time to be sufficient to permit J. Atwood Ives to serve thereon and shall elect Mr. Ives to serve as such director.

                                  ARTICLE VIII

                                   Conditions

   Section 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

   (a) Shareholder Approval. The Company Shareholders' Approval shall have been obtained.

   (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended, shall have expired or been terminated.

   (c) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

   (d) Statutory Approvals. The Company Required Statutory Approvals and Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions that, in the case of the State of New Hampshire approval, constitute a Company Material Adverse Effect and in the case of the 1935 Act approval, are materially adverse to the business, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole (a "Parent MAE"). A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied. For purposes of this Agreement, in the event that any Final Order includes terms or conditions that (i) require that Parent register as a "holding company" under the 1935 Act or (ii) require (whether on an absolute or contingent basis) that, at any time, all or any portion of Midland Enterprises Inc. or any of its subsidiaries, assets, operations or business be transferred, sold, spun off or distributed (whether in whole or in part) to shareholders, otherwise disposed of, liquidated or wound down, such terms and conditions shall be deemed not to constitute a Parent MAE or Company Material Adverse Effect.

   Section 8.02 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger shall be further subject to the satisfaction (or waiver by Parent), on or prior to the Closing Date, of each of the following conditions:

   (a) Performance of Obligations of the Company. The Company shall have performed in all material respects each of its agreements and covenants required by this Agreement to be so performed by the Company at or prior to the Closing.

   (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (other than the representations contained in Sections 4.03, 4.04(a), 4.13 and 4.16) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time) except for such failures of representations or warranties to be true and correct which would not reasonably be expected to result in a Company Material Adverse Effect and the representations contained in Sections 4.03, 4.04(a),
4.13 and 4.16 shall be true and correct in all material respects

   (c) Closing Certificates. Parent shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

   (d) No Company Material Adverse Effect. There shall exist no fact or circumstance other than facts and circumstances described in Section 8.02(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof that constitutes a Company Material Adverse Effect.

   (e) Company Required Consents. The Company Required Consents the failure of which to obtain would reasonably be expected to have a Company Material Adverse Effect shall have been obtained.

   (f) EnergyNorth Transaction. The Company's acquisition of EnergyNorth shall have been, or shall simultaneously be, consummated or the Company shall have terminated the EnergyNorth Agreement.

   Section 8.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of each of the following conditions:

   (a) Performance of Obligations of Parent. Parent shall have performed in all material respects each of its agreements and covenants required by this Agreement to be so performed by Parent at or prior to the Closing.

   (b) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time) except for such failures of representations or warranties to be true and correct which would not reasonably be expected to result in a Parent Material Adverse Effect.

   (c) Closing Certificates. The Company shall have received a certificate signed by the chief Executive Officer or Chief Financial Officer of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

   (d) Parent Required Consents. Parent Required Consents the failure of which to obtain would reasonably be expected to have a Parent Material Adverse Effect shall have been obtained.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

   Section 9.01 Termination. This Agreement may be terminated, and the Merger and other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

   (a) by mutual written consent of the Board of Trustees of the Company and the Board of Directors of Parent;

   (b) by Parent or the Company, by written notice to the other parties, if the Effective Time shall not have occurred on or before March 31, 2001 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.01(d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to September 30, 2001;

   (c) (i) by Parent, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained on or before June 30, 2000 at a duly held Company Special Meeting, including any adjournments thereof;

   (d) by Parent or the Company, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Incorporation Merger or the Merger, or if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Incorporation Merger or the Merger, and such order, judgment or decree shall have become final and nonappealable; (provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party that has not defended such lawsuit or other legal proceeding (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed);

   (e) by the Company, upon five days prior notice to Parent if as a result of a bona fide written Alternative Proposal by a party other than Parent or any of its affiliates, a majority of the Board of Trustees of the Company determines in good faith that (x) such proposal is more favorable to the shareholders of the Company than the Merger and as to which the Company's Board of Trustees has reasonably determined that the third party has adequate sources of financing to consummate the Alternative Proposal and (y) on the basis of advice of outside counsel that the termination of this Agreement is necessary to comply with its fiduciary duties under applicable law; provided, however, that
(i) the Board of Trustees of the Company shall have been advised by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by Parent in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such Alternative Proposal and (ii) prior to any such termination, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent during such five-day notice period to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein and provided further that the Company's ability to terminate this Agreement pursuant to this
Section 9.01(e) is conditioned upon the concurrent payment by the Company to Parent of any amounts owed to it pursuant to Sections 9.03(a) and 9.03(b).

   (f) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, would or would reasonably be expected to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, or
(ii) there shall have been a material breach of any agreement or covenant of Parent hereunder, and such breach shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied; or

   (g) by Parent, by written notice to the Company, if

     (i) there exist breaches of the representations and warranties of the Company (other than the representations contained in Sections 4.03, 4.04(a), 4.13 and 4.16) made herein as of the date hereof which breaches, would or would reasonably be expected to result in a Company Material Adverse Effect or there exist material breaches of the representations of the Company contained in Sections 4.03, 4.04(a), 4.13 and 4.16, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied;

     (ii) there shall have been a material breach of any agreement or covenant of the Company hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or

     (iii) the Board of Trustees of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein,
  (B) shall fail to reaffirm such approval or recommendation upon Parent's request, (C) shall approve or recommend or take no position with respect to an Alternative Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

   Section 9.02 Effect of Termination. In the event of a valid termination of this Agreement by either the Company or Parent pursuant to Section 9.01, this Agreement shall forthwith become null and void and there shall be no liability on the part of either the Company or Parent or their respective officers, trustees or directors hereunder, except that Section 7.11, Section 9.03, the agreement contained in the last sentence of Section 7.01, Section 10.08 and
Section 10.09 shall survive the termination.

   Section 9.03 Termination Fee; Expenses.

   (a) In the event that this Agreement is terminated by the Company pursuant to Section 9.01(e) or by the Parent pursuant to any of Section 9.01(c), Section 9.01(g)(i), Section 9.01(g)(ii) or Section 9.01(g)(iii), then the Company shall promptly (but no later than five business days after notice that the amount is due from the Company) pay to the Parent, as liquidated damages, an amount in cash equal to the out-of-pocket expenses and fees incurred by the Parent arising out of, in connection with or related to the Merger and the other transactions contemplated by this Agreement not in excess of $10 million ("Out-of-Pocket Expenses"); provided that if this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the Company, the Parent may pursue any remedies available to it at law or in equity and shall, in addition to the amount of Out-of-Pocket Expenses set forth above, be entitled to recover such additional amounts as the Parent may be entitled to receive at law or in equity.

   (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 9.01 (e) or by the Parent pursuant to Section 9.01(g)(iii) or (ii) any person or group shall have made an Alternative Proposal and this Agreement is terminated by (A) Parent pursuant to Section 9.01 (c) or Section
9.01 (g)(i) or 9.01(g)(ii) or (B) by the Company pursuant to Section 9.01 (b) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination, or the Company or any of its affiliates becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer or consummates an Alternative Proposal with such offeror or an affiliate thereof, then the Company, upon the signing of a definitive agreement relating to such Alternative Proposal, or if no such agreement is signed, then at the closing (and as a condition to the closing) of the Company becoming such a subsidiary or of such Alternative Proposal, shall pay to Parent, by wire transfer of same day funds, a termination fee of $65 million, plus Out-of-Pocket Expenses.

   (c) Nature of Fees. The parties agree that the agreements contained in this
Section 9.03 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to Section 9.03(a), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party, may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts thereunder. Notwithstanding anything to the contrary contained in this Section 9.03, if one party fails to promptly pay to the other any fee or expense due under this
Section 9.03, in addition to any amounts paid or payable pursuant to Section 9.03(a), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank from the date such fee was required to be paid.

   Section 9.04 Amendment. This Agreement may be amended by the Boards of Trustees or Directors, as the case may be, of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approval only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 9.05 Waiver. At any time prior to the Effective Time, the Parent or the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE X

                               General Provisions

   Section 10.01 Non-Survival; Effect of Representations and Warranties. All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.01, in Articles I and II and in Sections 7.05, 7.09, 7.10, 7.11, 7.13, 7.14, 7.15, 7.16, 10.07, 10.08, 10.09
and 10.10.

   Section 10.02 Brokers. The Company represents and warrants that, except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for J.P. Morgan Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

   Section 10.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) If to the Company, to:

     J. Atwood Ives
     Chairman and Chief Executive Officer
     Eastern Enterprises
     9 Riverside Road
     Weston, Massachusetts 02493
     Telephone: (781) 647-2300
     Telecopy: (781) 674-2350

     with a copy to:

     L W. Law, Jr.
     Senior Vice President and General Counsel
     Eastern Enterprises
     9 Riverside Drive
     Weston, Massachusetts 02493
     Telephone: (781) 647-2313
     Telecopy: (781) 674-2398

   (b) If to Parent, to:

     Frederick Lowther, Esq.
     KeySpan Corporation
     One Metrotech Center
     Brooklyn, New York 11201-3851
     Telephone: (718) 403-3313
     Telecopy: (718) 522-2647
     with a copy to:

     James M. Cotter, Esq.
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017
     Telephone: (212) 455-2000
     Telecopy: (212) 455-2502

   Section 10.04 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles.

   Section 10.05 Interpretation; Knowledge. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References in this Agreement to the "knowledge of the Company" or any similar expression shall refer to and mean the actual knowledge of an executive officer of the Company.

   Section 10.06 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Article II and for rights of Indemnified Parties as set forth in Section 7.05, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 10.08 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   Section 10.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in The Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in The Commonwealth of Massachusetts or any Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in The Commonwealth of Massachusetts.

   Section 10.10 Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

   IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          Eastern Enterprises,

                                          By: /s/ J. Atwood Ives
                                             ----------------------------------
                                            Title: Chairman and Chief
                                            Executive Officer

                                          KeySpan Corporation

                                          By: /s/ Robert B. Catell
                                             ----------------------------------
                                            Title: Chairman and Chief
                                            Executive Officer

                                          ACJ Acquisition LLC

                                          By: /s/ Steven Zelkowitz
                                             ----------------------------------
                                            Title: Manager

                                                                      APPENDIX B
[LOGO OF SALOMON SMITH BARNEY


November 3, 1999

Board of Trustees
Eastern Enterprises
9 Riverside Road
Weston, MA 02493

Ladies and Gentlemen:

   You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share ("Company Common Stock"), of Eastern Enterprises (the "Company"), a Massachusetts voluntary association, of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of ACJ Acquisition LLC ("Merger Sub"), a Massachusetts limited liability company and a wholly owned subsidiary of KeySpan Corporation ("Parent"), a New York corporation, with and into the Company, pursuant to the Agreement and Plan of Merger (the "Agreement") to be entered into by and among the Company, Parent and Merger Sub.

   As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company and each issued and outstanding share of Company Common Stock (other than shares owned by the Company, Parent, Merger Sub or any other wholly-owned subsidiary of Parent and other than Dissenting Shares (as defined and described in the Agreement)) will be converted into the right to receive $64.00 in cash (the "Per Share Amount"), subject to adjustment as set forth in the following sentence (the "Merger Consideration"). In the event that the Effective Time (as defined in the Agreement) shall not have occurred on or prior to the later of
(i) the date that is nine months after the date of the Agreement or (ii) the date that is ninety days after the date on which the State of New Hampshire statutory approvals shall have been obtained and become Final Orders (as defined in the Agreement) (the "Adjustment Date"), the Per Share Amount shall be increased for each day after the Adjustment Date, up to and including the day which is one day prior to the Closing Date (as defined in the Agreement), by an amount equal to $0.006 per share (subject to adjustment in accordance with the terms of the Agreement).

   In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following; (i) a copy of a draft dated November 3, 1999, of the Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1998; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Company Common Stock; (v) certain publicly available information with respect to certain other companies that we believe to be relevant to our inquiry and the trading markets for certain of such other companies' securities; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company to discuss the foregoing as well as other matters that we believe relevant to our inquiry.

   In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibilities for verifying any of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We have not conducted a physical inspection of any of the properties or facilities of the Company, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any valuations or appraisals. With respect to financial projections, we have been advised by the management of the Company and have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company as to the future financial performance of the Company and we express no view with respect to such projections or the assumptions on which they were based. We also have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement.

   In conducting our analysis and arriving at our opinion as expresses herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. In arriving at our opinion, we have not ascribed a specific consolidated range of values to the Company. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation of the Merger to the Company.

   We have acted as financial advisors to the Company in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. In addition, in the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent. We also acted as financial advisors to EnergyNorth, Inc. in connection with the business combination transaction entered into by EnergyNorth, Inc. and the Company pursuant to the Agreement and Plan of Reorganization dated as of July 14, 1999, by and among the Company, EE Acquisition Company, Inc. and EnergyNorth, Inc.

   This opinion is intended solely for the benefit and use of the Company (including the management and trustees of the Company) in considering the transaction to which it relates and may not be used for any other purposes or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to this opinion and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Salomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to its shareholders in connection with the Merger.

   Based upon and subject to the foregoing, it is our opinion as investment bankers that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,

                                          /s/ Salomon Smith Barney Inc.

                                          SALOMON SMITH BARNEY INC.

                                                                      APPENDIX C

                         GENERAL LAWS OF MASSACHUSETTS
                         SECTIONS 85-98 OF CHAPTER 156B

Section 85. Dissenting stockholder; right to demand payment for stock;
exception

   A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

Section 86. Sections applicable to appraisal; prerequisites

   If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

Section 87. Statement of rights of objecting stockholders in notice of meeting; form

   The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

   "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

Section 88. Notice of effectiveness of action objected to

   The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

Section 89. Demand for payment; time for payment

   If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

Section 90. Demand for determination of value; bill in equity; venue

   If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

Section 91. Parties to suit to determine value; service

   If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

Section 92. Decree determining value and ordering payment; valuation date

   After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

Section 93. Reference to special master

   The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

Section 94. Notation on stock certificates of pendency of bill

   On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

Section 95. Costs; interest

   The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

Section 96. Dividends and voting rights after demand for payment

   Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1) A bill shall not be filed within the time provided in section ninety;

     (2) A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

   Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

Section 97. Status of shares paid for

   The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

Section 98. Exclusive remedy; exception

   The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX D

                  AMENDMENT TO EASTERN'S DECLARATION OF TRUST

Existing Section 38

   Section 38. Voluntary Termination or Amendment of Trust. The Trustees may terminate this trust at any time, or may cause this trust to be merged into or consolidated with another company under or pursuant to any state or federal statute, if such termination, merger or consolidation has been authorized by vote of at least a majority of the outstanding Common Stock; provided that in the case of such statutory merger or consolidation, the agreement of merger or consolidation shall (subject to the last sentence of the next to the last paragraph of Article 40) confer on the holders of all shares of this trust who dissent from such merger within the time and in the manner provided in the Massachusetts statute applicable to business corporations, substantially those rights they would have if this trust were at the time a Massachusetts business corporation; and provided further that in other respects the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish such merger or consolidation in conformity with the provisions of the applicable statute.

   Except in instances in which this Declaration requires a higher percentage the terms of this Declaration may be amended in any particular whatsoever or added to or rescinded by vote of at least a majority of the outstanding Common Stock; provided (a) no change shall be made in Article 19 which will impair the relief from personal liability provided therein, (b) any provision requiring a higher percentage than a majority shall be amended only by such higher percentage and (c) this Declaration may be amended for the purpose of changing the name of this trust, or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in this Declaration, by the Trustees without authorization by shareholder vote.

Section 38, as amended

   Section 38. Voluntary Termination or Amendment of Trust. The Trustees may terminate this trust at any time, or may cause this trust to be merged into or consolidated with another company or may cause or permit a Massachusetts limited liability company or any other company to merge into or consolidate with this trust under or pursuant to any state or federal statute, if such termination, merger or consolidation has been authorized by vote of at least a majority of the outstanding Common Stock; provided that in the case of such statutory merger or consolidation, the agreement of merger or consolidation shall (subject to the last sentence of the next to the last paragraph of Article 40) confer on the holders of all shares of this trust who dissent from such merger within the time and in the manner provided in the Massachusetts statute applicable to business corporations, substantially those rights they would have if this trust were at the time a Massachusetts business corporation; and provided further that in other respects the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish such merger or consolidation in conformity with the provisions of the applicable statute.

   Except in instances in which this Declaration requires a higher percentage the terms of this Declaration may be amended in any particular whatsoever or added to or rescinded by vote of at least a majority of the outstanding Common Stock; provided (a) no change shall be made in Article 19 which will impair the relief from personal liability provided therein, (b) any provision requiring a higher percentage than a majority shall be amended only by such higher percentage and (c) this Declaration may be amended for the purpose of changing the name of this trust, or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in this Declaration, by the Trustees without authorization by shareholder vote.

                                                                      3690-PS-00

EEN29B                            DETACH HERE


                                     PROXY

                    [EASTERN ENTERPRISES LOGO APPEARS HERE]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                              EASTERN ENTERPRISES

           for the Annual Meeting of Shareholders on April 26, 2000

The undersigned having received the notice of the Annual Meeting of Shareholders and the proxy statement on behalf of the Board of Trustees of Eastern, hereby appoints each of J. Atwood Ives and Fred C. Raskin proxies of the undersigned (with full power of substitution) to attend the special meeting of shareholders to be held on April 26, 2000 at 10:00 a.m., local time, at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts, and all adjournments thereof and to vote all shares of Common Stock that the undersigned would be entitled to vote. The undersigned directs that his or her vote be cast as specified in this proxy.

If you wish to vote in accordance with the Board of Trustees' recommendations, just sign this proxy on the reverse side. If no specification is made, this proxy will be voted "FOR" the amendment to the Declaration of Trust, the approval and adoption of the Agreement and Plan of Merger and the re-election of the three Trustees named on the reverse side.

---------------                                                  ---------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

EEN29A                           DETACH HERE

[X] Please mark                                                            _____
    votes as in                                                                |
    this example.                                                              |


1. To amend Section 38 of the Declaration of Trust to permit the merger of certain entities with and into Eastern (as described herein).

                FOR   AGAINST   ABSTAIN
                [_]     [_]       [_]

2. To approve and adopt the Agreement and Plan of Merger, dated as of November 4, 1999, among KeySpan Corporation, ACJ
   Acquisition LLC and Eastern Enterprises, as amended.

                FOR   AGAINST   ABSTAIN
                [_]     [_]       [_]

3. To re-elect each of Messrs. (01) Clayton,
   (02) Jaskol and (03) Stone as Trustees,
   each with a term of office expiring at the 2003 Annual Meeting of Shareholders.

              FOR          WITHHOLD
              ALL          FROM ALL
           NOMINEES  [_]   NOMINEES  [_]

   [_] ______________________________________
   To withhold vote for any nominee, write
   that nominee's name above.


----------------------------------------------
  THE BOARD OF TRUSTEES RECOMMENDS A VOTE
       "FOR" PROPOSALS 1, 2 AND 3.
----------------------------------------------

MARK HERE
FOR ADDRESS
CHANGE AND
NOTE BELOW    [_]


In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals (including adjournments) as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on April 26, 2000, and the related Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the stock certificate. Joint owners should each sign. When signing as attorney, executor, Trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature: _______________ Date:________ Signature:_______________ Date:________